Exhibit 10.3

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Private & Confidential

Dated	21 June 2013

PRIDE OF AMERICA SHIP HOLDING, LLC (as Borrower)		(1)

NCL CORPORATION LTD. (as Guarantor)		(2)

NCL AMERICA HOLDINGS, LLC (as Shareholder)		(3)

NCL AMERICA LLC (as Manager)		(4)

NCL (BAHAMAS) LTD. (as Sub-Agent)		(5)

THE BANKS listed in Schedule 1 (as Lenders)		(6)

HSBC BANK PLC (as Agent)		(7)

KFW IPEX-BANK GMBH (as Hermes Agent)		(8)

HSBC BANK PLC (as Trustee)		(9)

THIRTEENTH SUPPLEMENTAL DEED TO (among

other things) SECURED LOAN AGREEMENT

dated 4 April 2003 (as previously amended and/or

restated) for the US$ equivalent of €258,000,000 pre-

and post redelivery finance for “PRIDE OF AMERICA”

Contents

Clause		Page

1	Definitions	2

2	Agreement	4

3	Amendments to Relevant Documents	4

4	Changes to interest arrangements	8

5	Representations and warranties	9

6	Conditions	10

7	Confirmations	11

8	Fee and expenses	12

9	Miscellaneous and notices	13

10	Applicable law	13

Schedule 1 The Lenders and their Contributions		14

Schedule 2 Documents and evidence required as conditions precedent (referred to in clause 6.1)		15

Schedule 3 Form of Amended and Restated Loan Agreement		18

Schedule 4 Form of Mortgage Amendment		19

Schedule 5 Form of revised Loss Payable Clause		20

THIS THIRTEENTH SUPPLEMENTAL AGREEMENT is dated 21 June 2013 and made BETWEEN:

(1)	PRIDE OF AMERICA SHIP HOLDING, LLC, a limited liability company organised under the laws of the State of Delaware with its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America as borrower (the Borrower);

(2)	NCL CORPORATION LTD., a company incorporated under the laws of Bermuda and having its registered office at Cumberland House, 9th Floor, 1 Victoria Street, Hamilton HM 11, Bermuda as guarantor (the Guarantor);

(3)	NCL AMERICA HOLDINGS, LLC, a limited liability company organised under the laws of the State of Delaware with its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 198011, United States of America as shareholder (the Shareholder);

(4)	NCL AMERICA LLC, a limited liability company organised under the laws of the State of Delaware with its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America as borrower (the Manager);

(5)	NCL (BAHAMAS) LTD., a company incorporated under the laws of Bermuda and having its registered office at Cumberland House, 9th Floor, 1 Victoria Street, Hamilton HM 11, Bermuda as manager (the Sub-Agent);

(6)	THE SEVERAL BANKS particulars of which are set out in Schedule 1 as lenders (collectively the Lenders and each individually a Lender);

(7)	HSBC BANK PLC of 8 Canada Square, London E14 5HQ as agent (the Agent);

(8)	KFW IPEX-BANK GMBH of Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany as agent (the Hermes Agent); and

(9)	HSBC BANK PLC of 8 Canada Square, London E14 5HQ as trustee for itself and the Lenders (as hereinafter defined) (the Trustee).

WHEREAS:

(A)

By a loan agreement dated 4 April 2003 as amended and/or restated by a first supplemental agreement thereto dated 20 April 2004, a second supplemental agreement thereto dated 1 July 2004, a third supplemental agreement thereto dated 1 June 2005, a fourth supplemental agreement thereto dated 3 August 2005, a fifth supplemental agreement thereto dated as of 30 September 2005, a sixth supplemental agreement thereto dated 22 December 2005, a seventh supplemental agreement thereto dated 13 November 2006, an eighth supplemental agreement thereto dated 21 December 2007, a ninth supplemental agreement thereto dated 2 April 2009, a tenth supplemental agreement thereto dated 22 July 2010, an eleventh supplemental agreement thereto dated 18 November 2010 and a twelfth supplemental deed thereto dated 1 June 2012 entered into between the Borrower or its predecessor Ship Holding LLC as borrower, the banks named therein as lenders (the Existing Lenders), the Agent as agent for (among others) the Existing Lenders, Commerzbank Aktiengesellschaft (the Previous Hermes Agent) as agent for (among others) the Existing Lenders and the Trustee as trustee for

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(among others) the Existing Lenders (together the Original Loan Agreement), the Existing Lenders granted to the Borrower a secured loan in the maximum amount of the equivalent in Dollars and/or Euro of two hundred and fifty eight million euro (€258,000,000) (the Loan) to part-finance the completion of the Vessel (as such term is defined in the Original Loan Agreement) on the terms and conditions therein contained. The repayment of the Loan by the Borrower has been secured by (among other things) a guarantee and indemnity dated 23 April 2004 granted by the Guarantor as amended, supplemented and/or restated from time to time (the Original Guarantee) and a first preferred mortgage dated 1 June 2005 and effective 7 June 2005 as amended and/or supplemented from time to time (the Mortgage).

(B)	On or about the date of this Deed (but prior to the Fifth Restatement Date):

(i)	certain of the Existing Lenders will enter into transfer certificates to transfer all or part of their Contribution to certain of the Lenders so that on or immediately prior to the Fifth Restatement Date the Contributions of the Lenders shall be as set out in Schedule 1;

(ii)	the Previous Hermes Agent will resign as agent and be replaced with the Hermes Agent; and

(iii)	the Commercial Loan will be prepaid in full, the Commercial Loan Trustee will release its interest in the Security Documents which are shared with the Commercial Loan Lenders and the co-ordination deeds in respect of the Commercial Loan and the second and third priority security over the Vessel will each be released by the parties to them.

(C)	In connection with the consolidation and harmonisation of a number of the existing facilities to the NCLC Group, the parties to this Deed have agreed to certain changes being made to the Original Loan Agreement and the security granted pursuant to it including the Original Guarantee upon the terms and conditions set out in this Deed.

NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Original Loan Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Deed.

1.2	Definitions

In this Deed, unless the context otherwise requires:

Fifth Restatement Date means the date, no later than 30 June 2013, on which the Agent notifies the Borrower and the Lenders in writing that the Agent has received the documents and evidence specified in clause 6 and Schedule 2 in a form and substance satisfactory to it;

Finance Party means the Agent, the Hermes Agent, the Trustee or a Lender;

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Guarantee means the guarantee of the Parent contained in Section 15 (Parent Guaranty) of the Loan Agreement;

Loan Agreement means the Original Loan Agreement as amended and restated by this Deed;

MII Cover means the mortgagee interest insurance and mortgagee additional perils insurance in respect of the Vessel;

Mortgage Amendment means the twelfth amendment to the Mortgage to be signed by the Borrower (as owner) and the Trustee (as mortgagee) in the form set out in Schedule 4;

Obligor means the Borrower, the Guarantor, the Shareholder, the Manager or the Sub-Agent; and

Relevant Documents means the Security Documents (including the Original Loan Agreement, the Original Guarantee and the Hermes Cover) and the Agency and Trust Deed.

1.3	References

References in:

(a)	this Deed to Sections of the Loan Agreement are to the Sections of the amended and restated loan agreement set out in Schedule 3;

(b)	the Relevant Documents to “this Agreement” or “this Deed” or to any other Relevant Document shall, with effect from the Fifth Restatement Date and unless the context otherwise requires, be references to such document as amended by this Deed and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in such documents, shall be construed accordingly; and

(c)	this Deed to any defined terms shall have meanings to be equally applicable to both the singular and plural forms of the terms defined and references to this Deed or any other document (or to any specified provision of this Deed or any other document) shall be construed as references to this Deed, that provision or that document as from time to time amended, restated, supplemented and/or novated.

1.4	Clause headings

The headings of the several clauses and subclauses of this Deed are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Deed.

1.5	Contracts (Rights of Third Parties) Act 1999

Other than the Existing Lenders and HSBC Bank plc as swap provider with respect to clause 4.2 and DNB Bank ASA (as Restructuring Trustee) with respect to clause 8.3, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed unless expressly provided to the contrary in this Deed. Notwithstanding any term of this Deed, the consent of any person who is not a party to this Deed is not required to rescind or vary this Deed at any time.

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2	Agreement

2.1	Agreement of Finance Parties

The Finance Parties, relying upon the representations and warranties on the part of the Obligors contained in clause 5, agree with the Borrower, subject to the terms and conditions of this Deed and in particular, but without prejudice to the generality of the foregoing, fulfilment of the conditions contained in clause 6 and Schedule 2, to the amendment of the Relevant Documents on the terms set out in clause 3.

2.2	Agreement of Obligors

Each of the Obligors agrees to the amendment of the Relevant Documents on the terms set out in clause 3.

3	Amendments to Relevant Documents

3.1	Amendments to the Original Loan Agreement

The Original Loan Agreement shall, with effect on and from the Fifth Restatement Date, be (and it is hereby) amended and restated so as to read in accordance with the form of the amended and restated Loan Agreement set out in Schedule 3 and (as so amended) will continue to be binding upon the parties to it in accordance with its terms as so amended and restated.

3.2	Amendments to the Original Guarantee

The Guarantor shall continue to guarantee the Loan Agreement but the terms of the Original Guarantee will with effect on and from the Fifth Restatement Date be replaced by the provisions of the Guarantee and any other applicable provisions of the Loan Agreement and accordingly from such time the Original Guarantee shall no longer be relevant for the purposes of determining the guarantee obligations of the Guarantor.

3.3	Amendments to other Relevant Documents

Each of the Relevant Documents (other than the Original Loan Agreement, the Original Guarantee and the Mortgage) shall, with effect from the Fifth Restatement Date, be (and are hereby) amended as follows:

(a)	all references to the Original Loan Agreement shall be construed as references to the Loan Agreement;

(b)	all references to the Existing Lenders or the Previous Hermes Agent shall be construed as references to the Lenders and the Hermes Agent respectively;

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(c)	all references in the Relevant Documents to the Original Guarantee shall be construed as references to the Guarantee;

(d)	all references to the Mortgage shall be construed as references to the Mortgage as amended by the Mortgage Amendment;

(e)	all references to the Trustee holding any Security Documents on trust for the Commercial Loan Lenders or to any Security Documents being shared with the Commercial Loan Lenders shall be ignored as such security shall with effect on and from the Fifth Restatement Date be held by the Trustee solely for the benefit of the Finance Parties and any other references to any defined term commencing with “Commercial Loan” shall also be ignored;

(f)	all references to applying any proceeds of security in accordance with the Co-ordination Deed or any particular provision of it shall be construed as references to applying such proceeds in accordance with Section 4.05 of the Loan Agreement and any other references to the Co-ordination Deed shall be ignored;

(g)	by deleting all references to the Second Assignments, the Second Mortgages, the Second Priority Security Co-ordination Deeds, the Third Assignments, the Third Mortgages and the Third Priority Security Co-ordination Deeds;

(h)	cross-references in the Relevant Documents to any specific clauses of the Original Loan Agreement shall be construed as cross-references to the equivalent Section of the Loan Agreement and, in particular (but without limiting the foregoing), the following equivalent Sections:

Clause in Original Loan Agreement	Equivalent Section in Loan Agreement
1.2 (Construction)	The equivalent rules of construction in 1.01 (Defined Terms) and 14.10 (Headings Descriptive) and the definition of “Person”.
3 (Repayment)	4.02(a)
4.1, 4.2 and 4.4 (Prepayment)	4.01
4.3 (Illegality)	2.09(a)(ii)
4.6 (Prepayment on sale of Vessel)	4.02(b)
5 (Interest)	2.06 and 2.08
5.12 (Default interest)	2.06(b)
6.1 (Market disruption)	2.09(d)
7.3 (Production of receipts for taxes)	4.04(a) and (c)
10 (Undertakings)	9 and 10

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Clause in Original Loan Agreement	Equivalent Section in Loan Agreement
10.7 (Change of business)	10.10
10.8 (Mergers)	10.02
10.18 (Valuation of the Vessel)	9.01(c)
10.21 (Insurance covenants)	Schedule 9.03B
10.21.3 (MII cover)	Paragraph 3 of Schedule 9.03B
10.22 (Operation and maintenance of the Vessel)	Schedule 9.03A
10.22.1 (Repair and Vessel class maintenance)	Paragraph 3(a) of Schedule 9.03A
10.22.3 (Surveys)	Paragraph 3(c) of Schedule 9.03A
10.22.9 (Discharge of debts)	Paragraph 3(l) of Schedule 9.03A
11.1 (Payment default)	11.01
11.2 (Acceleration)	Final paragraph of Section 11
12 (Application of funds)	4.05
13 (Fees)	3.03
14.1 (Expenses)	14.01
17 (Assignments and transfers)	13
17.5 (Transfer of rights and obligations)	13.06
17.7 (Disclosure of information)	14.14
18 (Notices)	14.03
Schedule 2 (Lender details)	Schedule 1.01A and the address details in Schedule 14.03(B)
Schedule 6 (Form of transfer certificate)	Exhibit E or L (as applicable)

[Note: the description in italics is simply to aid understanding of the context and does not necessarily reflect the old clause heading]

(i)	references to defined terms in the Original Loan Agreement (or any other Security Document) which are used in the Relevant Documents shall be construed as references to the equivalent corresponding defined term in the Loan Agreement and, in particular (but without limiting the foregoing), the following equivalent defined term:

Defined term in Original Loan Agreement/ Security Documents	Equivalent defined term in Loan Agreement
Agency and Trust Deed	Security Trust Deed

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Defined term in Original Loan Agreement/ Security Documents	Equivalent defined term in Loan Agreement
Agent	Facility Agent
Charge	Share Charge
Contribution	outstanding Loans
Earnings Assignment	Assignment of Earnings
Encumbrance	Lien
Facility Period/Security Period	Security Period (as defined in Schedule 9.03A to the Loan Agreement)
Financial Indebtedness	Indebtedness
Group	NCLC Group
Guarantor	Parent
Insurance Assignment	Assignment of Insurances
LIBOR	Eurodollar Rate
Majority Lenders	Required Lenders
Management Agreement Assignment	Assignment of Management Agreements
Margin	Applicable Margin
Mortgage and Post Redelivery Mortgage	Vessel Mortgage
Obligor	Credit Party
Office	Facility Office
Outstanding Indebtedness	Secured Obligations
Possible Event of Default	Default
Process Agent	The process agent mentioned in Section 14.07(c) of the Loan Agreement
Shareholder	Pledgor
Shares	Share Charge Collateral
Sub-Agency Assignment Agreement	Assignment of Sub-Agency Agreement
Total Loss	Event of Loss
Transaction Documents	Credit Documents, the Sub-Agency Agreement and any Management Agreements
Transfer Certificate	Transfer Certificate or an Assignment Agreement (as applicable)

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Defined term in Original Loan Agreement/ Security Documents	Equivalent defined term in Loan Agreement
Transferee	New Lender
Trustee	Collateral Agent

and, where there is no corresponding defined term in the Loan Agreement, shall have the meaning given to that defined term in the Original Loan Agreement immediately before the Fifth Restatement Date,

and such documents (as so amended) will continue to be binding on the parties thereto in accordance with their terms as so amended.

3.4	Agency and trust provisions and MII Cover

To the extent that there is an inconsistency between the terms of the Agency and Trust Deed and the provisions of Section 12 of the Loan Agreement, the provisions of the Loan Agreement shall prevail. It is also acknowledged that the MII Cover shall, with effect on and from the Fifth Restatement Date, be in the name of the Collateral Agent (and not the Previous Hermes Agent) and any references to the MII Cover (and whose name it is in) in the Relevant Documents shall be construed accordingly.

3.5	Amendment to Mortgage

The Mortgage shall be amended on the Fifth Restatement Date in accordance with the terms of the Mortgage Amendment.

3.6	Continued force and effect

Save as amended by this Deed, the provisions of the Relevant Documents shall continue in full force and effect and such documents and this Deed shall be read and construed as one instrument.

4	Changes to interest arrangements

4.1	Conversion from fixed to floating interest

The parties acknowledge and agree that:

(a)	with effect on and from the Fifth Restatement Date, the interest payable on the Loan will be calculated on a floating rate basis (rather than the current fixed interest rate basis); and

(b)	the current Fixed Rate of 6.465% shall apply to the Loan until the Fifth Restatement Date and thereafter (as set out in Section 2.08 of the Loan Agreement) a floating rate will apply for the period from the Fifth Restatement Date until the end of the current Interest Period, namely until 6 December 2013.

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4.2	Swap and other breakage costs

The Borrower agrees to indemnify:

(a)	each Existing Lender and HSBC Bank plc (as swap provider) on demand (in writing which request shall set forth in reasonable detail the calculation of such amount and which in the absence of manifest error shall be conclusive evidence as to the amount due), for all losses, expenses and liabilities (including, without limitation, any such loss, expense or liability incurred by reason of the unwinding of any related hedging arrangements) which such Existing Lender or HSBC Bank plc may sustain in respect of the conversion of the interest rate on the Loan from a fixed to a floating basis; and

(b)	each Existing Lender on demand (in writing which request shall set forth in reasonable detail the calculation of such amount and which in the absence of manifest error shall be conclusive evidence as to the amount due), for all losses, expenses and liabilities (including, without limitation, any such loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Existing Lender to fund the Loan but excluding any loss of anticipated profits) which such Existing Lender may sustain in respect of the transfer of its participation in the Loan in the manner contemplated in Recital (B) on a date which is not the last day of an Interest Period with respect thereto.

5	Representations and warranties

5.1	Primary representations and warranties

Each of the Obligors represents and warrants to the Finance Parties that:

(a)	Power and authority

it has the power to enter into and perform this Deed and the transactions contemplated hereby and has taken all necessary action to authorise the entry into and performance of this Deed and such transactions. This Deed constitutes its legal, valid and binding obligations enforceable in accordance with its terms and in entering into this Deed, it is acting on its own account;

(b)	No violation

the entry into and performance of this Deed and the transactions contemplated hereby do not and will not conflict with:

(i)	any law or regulation or any official or judicial order; or

(ii)	its constitutional documents; or

(iii)

any agreement or document to which any member of the NCLC Group is a party or which is binding upon it or any of its assets, nor result in the creation or imposition of any Encumbrance on it or its assets pursuant to the provisions of

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any such agreement or document and in particular but without prejudice to the foregoing the entry into and performance of this Deed and the transactions and documents contemplated hereby and thereby will not render invalid, void or voidable any security granted by it to the Trustee;

(c)	Governmental approvals

except for the registration of the Mortgage Amendment with the United States Coast Guard National Vessel Documentation Center, all authorisations, approvals, consents, licenses, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Deed and the transactions contemplated hereby have been obtained or effected and are in full force and effect;

(d)	Fees, governing law and enforcement

no fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid to ensure the legality, validity, or enforceability of this Deed. The choice of the laws of England as set forth in this Deed is a valid choice of law, and the irrevocable submission by each Obligor to jurisdiction and consent to service of process and, where necessary, appointment by such Obligor of an agent for service of process, as set forth in this Deed, is legal, valid, binding and effective; and

(e)	True and complete disclosure

each Obligor has fully disclosed in writing to the Agent all facts relating to such Obligor which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into this Deed.

5.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 5.1 of this Deed shall be deemed to be repeated by the Obligors on the Fifth Restatement Date as if made with reference to the facts and circumstances existing on such day.

6	Conditions

6.1	Documents and evidence

The agreement of the Finance Parties referred to in clause 2.1 shall be subject to the receipt by the Agent or its duly authorised representative of the documents and evidence specified in Schedule 2 in each case, in form and substance satisfactory to the Agent and its lawyers.

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6.2	General conditions precedent

The agreement of the Finance Parties referred to in clause 2.1 shall be further subject to:

(a)	the representations and warranties in clause 5 being true and correct on the Fifth Restatement Date as if each was made with respect to the facts and circumstances existing at such time; and

(b)	no Event of Default or Possible Event of Default having occurred and continuing at the time of the Fifth Restatement Date.

6.3	Conditions subsequent

The Borrower undertakes as soon as possible (but in any event within 10 days of the Fifth Restatement Date) to deliver to the Agent:

(a)	copies of the financing statements (Form UCC-1 or the equivalent) and the search results (Form UCC-11) prepared, filed and/or obtained by the Borrower’s counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP, in connection with the restatement of the Original Loan Agreement pursuant to this Deed; and

(b)	copies of the revised insurance documentation for the Vessel (as described in paragraph 12 of Schedule 2).

6.4	Waiver of conditions precedent

The conditions specified in this clause 6 are inserted solely for the benefit of the Finance Parties and may be waived by the Finance Parties in whole or in part with or without conditions.

7	Confirmations

7.1	Guarantee

The Guarantor hereby confirms its consent to the amendments to the Original Loan Agreement and the other Relevant Documents contained in this Deed and agrees that the Guarantee, and the obligations of the Guarantor thereunder, shall be and continue in full force and effect as a direct continuation of the Original Guarantee notwithstanding the said amendments to the Original Loan Agreement and the other Relevant Documents contained in this Deed.

7.2	Relevant Documents

Each Obligor further acknowledges and agrees, for the avoidance of doubt, that:

(a)	each of the Relevant Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Original Loan Agreement and the other Relevant Documents by this Deed;

(b)	each of the Security Documents to which it is a party shall remain in full force and effect as security for the obligations of the Borrower under the Loan Agreement and the other Security Documents as amended by this Deed; and

(c)	with effect from the Fifth Restatement Date, references in the Relevant Documents to which it is a party to any of the Relevant Documents shall henceforth be reference to such documents as amended by this Deed and as from time to time hereafter amended.

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8	Fee and expenses

8.1	Management Fee

The Borrower agrees to pay to the Agent (on behalf of the Lenders and for distribution to them rateably in accordance with their Contributions), on the Fifth Restatement Date a fee of $[*].

8.2	Expenses

The Borrower agrees to pay to the Agent on demand:

(a)	all reasonable and documented expenses (including external legal and out-of-pocket expenses and disbursements) incurred by the Agent or the Hermes Agent in connection with the negotiation, preparation, execution and, where relevant, registration of this Deed and of any amendment or extension of or the granting of any waiver or consent under this Deed; and

(b)	all expenses (including legal and out-of-pocket expenses) incurred by the Finance Parties in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Deed or otherwise in respect of the monies owing and obligations incurred under this Deed, together with interest at the rate referred to in Section 2.06 of the Loan Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

8.3	Restructuring Trustee expenses

The Borrower agrees to pay to the Restructuring Trustee on demand all reasonable and documented expenses (including external legal and out-of-pocket expenses and disbursements) incurred by the Restructuring Trustee in connection with the negotiation, preparation, execution and, where relevant, registration of the discharges of the second priority security over the Vessel.

8.4	Value Added Tax

All expenses payable pursuant to this clause 8 shall be paid together with VAT or any similar tax (if any) properly chargeable thereon.

8.5	Stamp and other duties

The Borrower agrees to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Agent) imposed on or in connection with this Deed and the other Relevant Documents and shall indemnify the Agent against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

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9	Miscellaneous and notices

9.1	Notices

The provisions of Section 14.03 of the Loan Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein with all necessary changes.

9.2	Counterparts

This Deed may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9.3	Further assurance

The provisions of Section 9.10(a) of the Loan Agreement shall extend and apply to this Deed as if the same were expressly stated herein with all necessary changes.

10	Applicable law

10.1	Law

This Deed and any non-contractual obligations connected with it are governed by and shall be construed in accordance with English law.

10.2	Exclusive jurisdiction and service of process

The provisions of Section 14.07(b) and (c) of the Loan Agreement shall apply to this Deed as if the same were expressly stated herein with all necessary changes.

IN WITNESS whereof the parties to this Deed have caused this Deed to be duly executed and delivered as a deed on the date first above written.

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Schedule 1

The Lenders and their Contributions

Lender	Contribution ($)
KfW	[*]
HSBC Bank plc	[*]
Nordea Bank Finland Plc, New York Branch	[*]

Total:	101,641,198.82

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Schedule 2

Documents and evidence required as conditions precedent

(referred to in clause 6.1)

1	Corporate authorisation

In relation to each Obligor:

(a)	Constitutional documents

copies certified by an officer of that Obligor, as true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or an officer’s certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Agent pursuant to the Original Loan Agreement or any previous supplement to it;

(b)	Resolutions

a copy, certified by an officer of that Obligor to be a true copy, and as being in full force and effect and not amended or rescinded, of resolutions of its board of directors or equivalent:

(i)	approving the transactions contemplated by this Deed; and

(ii)	authorising a person or persons to sign and deliver on behalf of that Obligor or, as the case may be, authorising the sealing by that Obligor of this Deed and any notices or other documents to be given pursuant hereto;

together with originals or certified copies of any powers of attorney issued by any Obligor pursuant to such resolutions; and

(c)	certificate of incumbency

a certificate signed by an officer of each Obligor certified to be true, complete and up to date of (i) the directors and officers of that Obligor specifying the names and positions of such persons, (ii) its issued share capital and shareholders, (iii) specimen signatures of those persons authorised to sign this Deed on its behalf and (iv) a declaration of solvency.

2	Consents

A certificate signed by an officer of each Obligor confirming that all governmental and other licences, approvals, consents, registrations and filings necessary for any matter or thing contemplated by this Deed on behalf of that Obligor and for the legality, validity, enforceability, admissibility in evidence and effectiveness thereof have been obtained or effected on an unconditional basis and remain in full force and effect (or, in the case of the effecting of any registrations and filings, that arrangements satisfactory to the Agent have been made for the effecting of the same within any applicable time limit).

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3	Process agent

An original or certified true copy of a letter from each Obligor’s agent for receipt of service of proceedings accepting its appointment under this Deed as each Obligor’s process agent.

4	Hermes consent

Confirmation from Hermes of the continuation of the Hermes Cover.

5	Receipt of fee and swap breakage costs

Evidence that the fee payable under clause 8.1 and any swap breakage costs due under clause 4.2 have each been paid in full.

6	Legal opinions

Such legal opinions in relation to the laws of England, Bermuda and the United States of America (including Delaware) as the Agent shall in its reasonable discretion deem appropriate.

7	Transfer certificates

Confirmation from the Agent that the transfers of the Existing Lenders’ Contributions referred to in Recital (B)(i) are effective.

8	Filing of Mortgage Amendment

Evidence that the Mortgage Amendment has been or will on the Fifth Restatement Date be filed with the United States Coast Guard National Vessel Documentation Center.

9	Replacement of Hermes Agent

Confirmation from the Agent that the Existing Hermes Agent has been replaced by the Hermes Agent as referred to in Recital (B)(ii).

10	Discharge of Second Mortgages and Third Mortgages

Evidence that the Second Mortgages and the Third Mortgages over the Vessel, “NORWEGIAN JADE” and “NORWEGIAN JEWEL” have been discharged, together with evidence that the lenders of the €624,000,000 facility made to the Guarantor pursuant to the facility agreement dated 7 October 2005 (as amended and/or restated) have been repaid in full.

11	Other repayments/payments

Evidence that:

(a)	the Total Breakaway 4 Prepayment Amount (being the outstanding deferrals under the Original Loan Agreement and the loan agreements for “NORWEGIAN JADE” and “NORWEGIAN JEWEL”);

16

(b)	the €40,000,000 facility made available to the Borrower under the facility agreement dated 4 April 2003 (as amended and/or restated); and

(c)	the outstanding [*]% instalment of back-end fee under clause 13.2 of the Original Loan Agreement have each been repaid or, as the case may be, paid in full (it being agreed by the parties to this Deed that any requirement for notice of the prepayment of the Total Breakaway 4 Prepayment Amount is hereby waived and shortened to two Business Days prior notice before 11:00 a.m. London time).

12	Insurances

Evidence that:

(a)	the insurers (i) have been advised of the release of the second and third priority insurance assignments, (ii) agree to the revised form of loss payable clause (as set out in Schedule 5) and (iii) will (promptly following the Fifth Restatement Date) issue updated insurance documentation reflecting only the Collateral Agent (as sole mortgagee) and the new loss payable clause; and

(b)	the MII Cover has been transferred from the name of the Previous Hermes Agent into the name (and for the benefit of) the Collateral Agent.

13	Effectiveness of restatements of other NCLC Group facilities

Evidence that all of the conditions precedent to the amendment and restatement of the facility agreements for the other Hermes Vessels and the New Term Loans have been satisfied.

17

Schedule 3

Form of Amended and Restated Loan Agreement

18

EXECUTION COPY

€258,000,000

CREDIT AGREEMENT

among

NCL CORPORATION LTD.,

as Parent,

PRIDE OF AMERICA SHIP HOLDING, LLC,

as Borrower,

VARIOUS LENDERS,

HSBC BANK PLC,

as Facility Agent and Collateral Agent,

and

KFW IPEX-BANK GMBH,

as Hermes Agent

Dated April 4, 2003

(as amended and restated

pursuant to a supplemental deed

dated June 21, 2013)

KFW IPEX-BANK GMBH

and

HSBC BANK PLC

as Lead Arrangers

(i)

SECTION 5.	Conditions Precedent to Borrowing	37

SECTION 6.	[Intentionally omitted]	37

SECTION 7.	[Intentionally omitted]	37

SECTION 8.	Representations and Warranties	38

	8.01 Entity Status	38
	8.02 Power and Authority	38
	8.03 No Violation	38
	8.04 Governmental Approvals	38
	8.05 Financial Statements; Financial Condition	39
	8.06 Litigation	39
	8.07 True and Complete Disclosure	39
	8.08 [Intentionally omitted]	39
	8.09 Tax Returns and Payments	39
	8.10 No Material Misstatements	39
	8.11 The Security Documents	40
	8.12 Capitalization	40
	8.13 Subsidiaries	41
	8.14 Compliance with Statutes, etc.	41
	8.15 Winding-up, etc.	41
	8.16 No Default	41
	8.17 Pollution and Other Regulations	41
	8.18 Ownership of Assets	42
	8.19 Concerning the Vessel	42
	8.20 Citizenship	42
	8.21 Vessel Classification	43
	8.22 No Immunity	43
	8.23 Fees, Governing Law and Enforcement	43
	8.24 Form of Documentation	43
	8.25 Pari Passu or Priority Status	43
	8.26 Solvency	44
	8.27 No Undisclosed Commissions	44
	8.28 Completeness of Documentation	44
	8.29 Money Laundering	44

SECTION 9.	Affirmative Covenants	44

	9.01 Information Covenants	44
	9.02 Books and Records; Inspection	47
	9.03 Maintenance of Property; Insurance	47
	9.04 Corporate Franchises	47
	9.05 Compliance with Statutes, etc.	48
	9.06 Hermes Cover	48
	9.07 End of Fiscal Years	48

(ii)

	9.08 Performance of Credit Document Obligations	48
	9.09 Payment of Taxes	48
	9.10 Further Assurances	48
	9.11 Ownership of Subsidiaries	49
	9.12 Consents and Registrations	49
	9.13 Flag of Vessel	49
	9.14 “Know Your Customer” and Other Similar Information	50

SECTION 10.	Negative Covenants	50

	10.01 Liens	50
	10.02 Consolidation, Merger, Amalgamation, Sale of Assets, Acquisitions, etc.	51
	10.03 Dividends	53
	10.04 Advances, Investments and Loans	53
	10.05 Transactions with Affiliates	53
	10.06 Free Liquidity	56
	10.07 Total Net Funded Debt to Total Capitalization	56
	10.08 Collateral Maintenance	56
	10.09 Consolidated EBITDA to Consolidated Debt Service	56
	10.10 Business; Change of Name	56
	10.11 Subordination of Indebtedness	57
	10.12 Activities of Borrower, etc.	57
	10.13 [Intentionally omitted]	57
	10.14 No Place of Business	57

SECTION 11.	Events of Default	58

	11.01 Payments	58
	11.02 Representations, etc.	58
	11.03 Covenants	58
	11.04 Default Under Other Agreements	58
	11.05 Bankruptcy, etc.	59
	11.06 Total Loss	60
	11.07 Security Documents	60
	11.08 Guaranties	60
	11.09 Judgments	60
	11.10 Cessation of Business	60
	11.11 Revocation of Consents	60
	11.12 Unlawfulness	61
	11.13 Insurances	61
	11.14 Disposals	61
	11.15 Government Intervention	61
	11.16 Change of Control	62
	11.17 Material Adverse Change	62
	11.18 Repudiation of Material Documents	62

SECTION 12.	Agency and Security Trustee Provisions	62

	12.01 Appointment and Declaration of Trust	62

(iii)

	12.02 Nature of Duties	63
	12.03 Lack of Reliance on the Agents	63
	12.04 Certain Rights of the Agents	64
	12.05 Reliance	64
	12.06 Indemnification	64
	12.07 The Agents in their Individual Capacities	64
	12.08 Resignation by an Agent	65
	12.09 The Lead Arrangers	65
	12.10 Impaired Agent	65
	12.11 Replacement of an Agent	66
	12.12 Resignation by the Hermes Agent	66

SECTION 13.	Benefit of Agreement	67

	13.01 Assignments and Transfers by the Lenders	67
	13.02 Assignment or Transfer Fee	68
	13.03 Assignments and Transfers to Hermes	69
	13.04 Limitation of Responsibility to Existing Lenders	69
	13.05 [Intentionally Omitted]	69
	13.06 Procedure and Conditions for Transfer	69
	13.07 Procedure and Conditions for Assignment	70
	13.08 Copy of Transfer Certificate or Assignment Agreement to Parent	71
	13.09 Security over Lenders’ Rights	71
	13.10 Assignment by a Credit Party	72
	13.11 Lender Participations	72
	13.12 Increased Costs	72

SECTION 14.	Miscellaneous	72

	14.01 Payment of Expenses, etc.	72
	14.02 Right of Set-off	74
	14.03 Notices	74
	14.04 No Waiver; Remedies Cumulative	75
	14.05 Payments Pro Rata	75
	14.06 Calculations; Computations	76
	14.07 Governing Law; Exclusive Jurisdiction of English Courts; Service of Process	76
	14.08 Counterparts	77
	14.09 Effectiveness	77
	14.10 Headings Descriptive	77
	14.11 Amendment or Waiver; etc.	77
	14.12 Survival	78
	14.13 Domicile of Loans	78
	14.14 Confidentiality	78
	14.15 Register	79
	14.16 Third Party Rights	79
	14.17 Judgment Currency	79
	14.18 Language	80
	14.19 Waiver of Immunity	80

(iv)

	14.20 “Know Your Customer” Notice	80
	14.21 Release of Liens and the Parent Guaranty; Flag Jurisdiction Transfer	80
	14.22 Partial Invalidity	81

SECTION 15.	Parent Guaranty	82

	15.01 Guaranty and Indemnity	82
	15.02 Continuing Guaranty	82
	15.03 Reinstatement	82
	15.04 Waiver of Defenses	82
	15.05 Guarantor Intent	83
	15.06 Immediate Recourse	83
	15.07 Appropriations	83
	15.08 Deferral of Guarantor’s Rights	84
	15.09 Additional Security	84

SCHEDULE 1.01(a)	-	Commitments
SCHEDULE 1.01(b)	-	Mandatory Costs
SCHEDULE 4.02	-	Scheduled Repayments
SCHEDULE 8.03	-	Existing Agreements
SCHEDULE 8.12	-	Capitalization
SCHEDULE 8.13	-	Subsidiaries
SCHEDULE 8.19	-	Vessel
SCHEDULE 8.21	-	Approved Classification Societies
SCHEDULE 9.03A	-	Vessel Operational Covenants
SCHEDULE 9.03B	-	Required Insurances
SCHEDULE 10.01	-	Existing Liens
SCHEDULE 14.03A	-	Credit Party Addresses
SCHEDULE 14.03B	-	Lender Addresses

EXHIBIT A	-	[Intentionally omitted]
EXHIBIT B-1	-	[Intentionally omitted]
EXHIBIT B-2	-	[Intentionally omitted]
EXHIBIT C	-	[Intentionally omitted]
EXHIBIT D	-	[Intentionally omitted]
EXHIBIT E	-	Form of Transfer Certificate
EXHIBIT F	-	[Intentionally omitted]
EXHIBIT G	-	[Intentionally omitted]
EXHIBIT H	-	Form of Assignment of Charters
EXHIBIT I	-	[Intentionally omitted]
EXHIBIT J	-	[Intentionally omitted]
EXHIBIT K	-	[Intentionally omitted]
EXHIBIT L	-	Form of Assignment Agreement
EXHIBIT M	-	Form of Compliance Certificate
EXHIBIT N	-	[Intentionally omitted]

(v)

EXHIBIT O	-	[Intentionally omitted]
EXHIBIT P	-	[Intentionally omitted]

(vi)

THIS CREDIT AGREEMENT, is made by way of deed April 4, 2003 (as amended and restated pursuant to a supplemental deed dated June 21, 2013), among NCL CORPORATION LTD., a Bermuda company with its registered office as of the Effective Date at Cumberland House, 9th Floor, 1 Victoria Street, Hamilton HM11, Bermuda (the “Parent”), PRIDE OF AMERICA SHIP HOLDING, LLC, a Delaware limited liability company with its registered office as of the Effective Date at Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America (the “Borrower”), the Lenders party hereto from time to time, HSBC BANK PLC, as Facility Agent (in such capacity, the “Facility Agent”) and as Collateral Agent under the Security Documents (in such capacity, the “Collateral Agent”) and KFW IPEX-BANK GMBH, as Hermes Agent (in such capacity, the “Hermes Agent”). All capitalized terms used herein and defined in Section 1 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a multi-draw term loan credit facility in an aggregate principal amount as at the Effective Date of $101,641,198.82 and which Loans have been incurred to finance, among other things, part of the completion costs of the Vessel and the related Hermes Premium; and

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the term loan facility provided for herein.

NOW, THEREFORE, IT IS AGREED:

SECTION 1. Definitions and Accounting Terms.

1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) and references to this Agreement or any other document (or to any specified provision of this Agreement or any other document) shall be construed as references to this Agreement, that provision or that document as from time to time amended, restated, supplemented and/or novated:

“Acceptable Bank” means (a) a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by S&P or A2 or higher by Moody’s or a comparable rating from an internationally recognized credit rating agency; or (b) any other bank or financial institution approved by each Agent.

“Acceptable Flag Jurisdiction” shall mean the Bahamas, Bermuda, Panama, the Marshall Islands, the United States or such other flag jurisdiction as may be acceptable to the Required Lenders in their reasonable discretion.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Capital Stock of any Person or otherwise causing any Person to become a Subsidiary of a Borrower, or (c) a merger, amalgamation or consolidation or any other combination with another Person.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 10.05, an Affiliate of the Parent or any of its Subsidiaries, as applicable, shall include any Person that directly or indirectly owns more than 10% of any class of the Capital Stock of the Parent or such Subsidiary, as applicable, and any officer or director of the Parent or such Subsidiary. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary contained above, for purposes of Section 10.05, neither the Facility Agent, nor the Collateral Agent, nor the Lead Arrangers nor any Lender (or any of their respective affiliates) shall be deemed to constitute an Affiliate of the Parent or its Subsidiaries in connection with the Credit Documents or its dealings or arrangements relating thereto.

“Affiliate Transaction” shall have the meaning provided in Section 10.05.

“Agent” or “Agents” shall mean, individually and collectively, the Facility Agent, the Collateral Agent and the Hermes Agent.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated or novated from time to time.

“Apollo” shall mean Apollo Management, L.P., and its Affiliates.

“Applicable Margin” shall mean a percentage per annum equal to 0.95%.

“Appraised Value” of the Vessel at any time shall mean the fair market value or, as the case may be, the average of the fair market value of the Vessel on an individual charter free basis as set forth on the appraisal or, as the case may be, the appraisals most recently delivered to, or obtained by, the Facility Agent prior to such time pursuant to Section 9.01(c).

“Approved Appraisers” shall mean Brax Shipping AS; Barry Rogliano Salles S.A., Paris; Clarksons, London; R.S. Platou Shipbrokers, A.S., Oslo; and Fearnsale, a division of Astrup Fearnley AS, Oslo.

“Approved Stock Exchange” shall mean the New York Stock Exchange, NASDAQ or such other stock exchange in the United States of America, the United Kingdom or Hong Kong as is approved in writing by the Facility Agent or, in each case, any successor thereto.

“Assignment Agreement” shall mean an Assignment Agreement substantially in the form of Exhibit L (appropriately completed) or any other form agreed between the relevant assignor and assignee (and if required to be executed by the Borrower, the Borrower).

“Assignment of Charters” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Assignment of Earnings” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Assignment of Insurances” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Assignment of Management Agreements” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Assignment of Sub-Agency Agreement” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Bankruptcy Code” shall have the meaning provided in Section 11.05(b).

“Basel II” shall mean the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement.

“Basel III” shall mean, together, “Basel III: A global regulatory framework for more resilient banks and banking systems” and “Basel III: International framework for liquidity risk measurement, standards and monitoring” both published by the Basel Committee on Banking Supervision on December 16, 2010.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of Loans from all the Lenders (other than any Lender which has not funded its share of a Borrowing in accordance with this Agreement) having Commitments on a given date.

“Borrowing Date” shall mean each date (including the Initial Borrowing Date) on which a Borrowing occurred.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York, London or Frankfurt am Main a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Balance” shall mean, at any date of determination, the unencumbered and otherwise unrestricted cash and Cash Equivalents of the NCLC Group.

“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by any Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least B-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by any other Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change of Control” shall mean:

(i) any Third Party:

(A)	owns legally and/or beneficially and either directly or indirectly at least thirty three per cent (33%) of the ordinary share capital of the Parent; or

(B)	has the right or the ability to control either directly or indirectly the affairs of or the composition of the majority of the board of directors (or equivalent) of the Parent; and

at the same time as any of the events described in paragraphs (A) or (B) of this definition have occurred and are continuing, the Permitted Holders in the aggregate do not, directly or indirectly, beneficially own at least 51% of the issued Capital Stock of, and Equity Interest in, the Parent; or

(ii) the Parent (or the parent company of the Parent, being on the Effective Date Norwegian Cruise Line Holdings Ltd.) ceases to be a listed company on an Approved Stock Exchange without the prior written consent of the Required Lenders,

(and, for the purpose of Section 11.16 “control” of any company, limited partnership or other legal entity (a “body corporate”) controlled by a Permitted Holder means that one or more members of a Permitted Holder in the aggregate has, directly or indirectly, the power to direct the management and policies of such a body corporate, whether through the ownership of more than 50% of the issued voting capital of that body corporate or by contract, trust or other arrangement).

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Share Charge Collateral, all Earnings and Insurance Collateral, the Vessel and all cash and Cash Equivalents at any time delivered as collateral thereunder or as collateral required hereunder.

“Collateral Agent” shall have the meaning provided in the first paragraph of this agreement, and shall include any successor thereto, acting as mortgagee, security trustee or collateral agent for the Secured Creditors pursuant to the Security Documents.

“Collateral and Guaranty Requirements” shall mean with respect to the Vessel, the requirement that:

(i) (A) the Borrower shall have duly authorized, executed and delivered an Assignment of Earnings (which it has on April 22, 2003) (as modified, supplemented or amended from time to time, the “Assignment of Earnings”) with appropriate notices, acknowledgements and consents relating thereto and (B) the Borrower shall have duly authorized, executed and delivered an Assignment of Insurances (which it has on June 7, 2005) (as modified, supplemented or amended from time to time, the “Assignment of Insurances”) with appropriate notices, acknowledgements and consents relating thereto and (C) the Borrower shall (x) use its commercially reasonable efforts to obtain an Assignment of Charters substantially in the form of Exhibit H (as modified, supplemented or amended from time to time, the “Assignment of Charters”) with (to the extent incorporated into or required by such Exhibit or otherwise agreed by the Borrower and the Lead Arrangers) appropriate notices, acknowledgements and consents relating thereto for any charter or similar contract that has as of the execution date of such charter or similar contract a remaining term of 13 months or greater (including any renewal option) and (y) have obtained a subordination agreement from the charterer for any Permitted Chartering Arrangement that the Borrower has entered into with respect to the Vessel, and shall use commercially reasonable efforts to provide appropriate notices and consents related thereto, together covering all of the Borrower’s present and future Earnings and Insurance Collateral, in each case together with:

(a) proper financing statements (Form UCC-1 or the equivalent) fully prepared for filing in accordance with the UCC or in other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect or give notice to third parties of, as the case may be, the security interests purported to be created by the Assignment of Earnings and the Assignment of Insurances; and

(b) certified copies of lien search results (Form UCC-11) listing all effective financing statements that name each Credit Party as debtor and that are filed in the District of Columbia and Florida, together with Form UCC-3 Termination Statements (or such other termination statements as shall be required by local law) fully prepared for filing if required by applicable law to terminate any financing statement which covers the Collateral except to the extent evidencing Permitted Liens.

(ii) the Borrower shall have duly authorized, executed and delivered an Assignment of Management Agreements in respect of the Management Agreements for the Vessel (which it has on December 21, 2007) (as modified, supplemented or amended from time to time, the “Assignment of Management Agreements”) and shall have obtained (or in the case of any Manager that is not a Subsidiary of the Parent, used commercially reasonable efforts to obtain) a Manager’s Undertakings for the Vessel;

(iii) the Borrower shall have duly authorized, executed and delivered, and caused to be registered in the appropriate vessel registry a first priority mortgage (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, and together with the Vessel Mortgage delivered pursuant to the definition of Flag Jurisdiction Transfer, the “Vessel Mortgage”), (which it has on June 1, 2005, effective June 7, 2005) with respect to the Vessel, and the Vessel Mortgage shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable first priority security interest, in and Lien upon the Vessel, subject only to Permitted Liens;

(iv) the Manager shall have duly authorized, executed and delivered an Assignment of Sub-Agency Agreement in respect of the Sub-Agency Agreement for the Vessel (which it has on December 21, 2007) (as modified, supplemented or amended from time to time, the “Assignment of Sub-Agency Agreement”) with appropriate notices, acknowledgements and consents relating thereto;

(v) all filings, deliveries of notices and other instruments and other actions by the Credit Parties and/or the Collateral Agent necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve the security interests described in clauses (i) through and including (iv) above shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent; and

(vi) [Intentionally omitted]

“Collateral Disposition” shall mean (i) the sale, lease, transfer or other disposition of the Vessel by the Borrower to any Person (it being understood that a Permitted Chartering Arrangement is not a Collateral Disposition) or the sale of 100% of the Capital Stock of the Borrower or (ii) any Event of Loss of the Vessel.

“Commitment” shall mean, for each Lender, the amount denominated in Dollars set forth opposite such Lender’s name in Schedule 1.01(a) hereto as the same may be (x) reduced from time to time pursuant to Sections 4.02 and/or 11 or (y) adjusted from time to time as a result of assignments and/or transfers to or from such Lender pursuant to Section 2.12 or Section 13.

“Consolidated Debt Service” shall mean, for any relevant period, the sum (without double counting), determined in accordance with GAAP, of:

(i)	the aggregate principal payable or paid during such period on any Indebtedness for Borrowed Money of any member of the NCLC Group, other than:

(a)	principal of any such Indebtedness for Borrowed Money prepaid at the option of the relevant member of the NCLC Group or by virtue of “cash sweep” or “special liquidity” cash sweep provisions (or analogous provisions) in any debt facility of the NCLC Group;

(b)	principal of any such Indebtedness for Borrowed Money prepaid upon a sale or an Event of Loss of any vessel (as if references in that definition were to all vessels and not just the Vessel) owned or leased under a capital lease by any member of the NCLC Group; and

(c)	balloon payments of any such Indebtedness for Borrowed Money payable during such period (and for the purpose of this paragraph (c) a “balloon payment” shall not include any scheduled repayment installment of such Indebtedness for Borrowed Money which forms part of the balloon);

(ii)	Consolidated Interest Expense for such period;

(iii)	the aggregate amount of any dividend or distribution of present or future assets, undertakings, rights or revenues to any shareholder of any member of the NCLC Group (other than the Parent, or one of its wholly owned Subsidiaries) or any Dividends other than the tax distributions described in Section 10.03(ii) in each case paid during such period; and

(iv)	all rent under any capital lease obligations by which the Parent, or any consolidated Subsidiary is bound which are payable or paid during such period and the portion of any debt discount that must be amortized in such period, as calculated in accordance with GAAP and derived from the then latest consolidated unaudited financial statements of the NCLC Group delivered to the Facility Agent in the case of any period ending at the end of any of the first three fiscal quarters of each fiscal year of the Parent and the then latest audited consolidated financial statements (including all additional information and notes thereto) of the Parent and its consolidated Subsidiaries together with the auditors’ report delivered to the Facility Agent in the case of the final quarter of each such fiscal year.

“Consolidated EBITDA” shall mean, for any relevant period, the aggregate of:

(i) Consolidated Net Income from the Parent’s operations for such period; and

(ii) the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of gains and losses from the sale of assets or reserves relating thereto, Consolidated Interest Expense, depreciation and amortization, impairment charges and any other non-cash charges and deferred income tax expense for such period.

“Consolidated Interest Expense” shall mean, for any relevant period, the consolidated interest expense (excluding capitalized interest) of the NCLC Group for such period.

“Consolidated Net Income” shall mean, for any relevant period, the consolidated net income (or loss) of the NCLC Group for such period as determined in accordance with GAAP.

“Credit Documents” shall mean this Agreement, any Fee Letters, each Security Document, the Security Trust Deed, any Transfer Certificate, any Assignment Agreement and, after the execution and delivery thereof, each additional guaranty or additional security document executed pursuant to Section 9.10.

“Credit Document Obligations” shall mean, except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of each Credit Party to the Lender Creditors (provided, in respect of the Lender Creditors which are Lenders, such aforementioned obligations, liabilities and indebtedness shall arise only for such Lenders (in such capacity) in respect of Loans and/or Commitments), whether now existing or hereafter incurred under, arising out of, or in connection with this Agreement and the other Credit Documents to which such Credit Party is a party (including, in the case of each Credit Party that is a Guarantor, all such obligations, liabilities and indebtedness of such Credit Party under the Parent Guaranty) and the due performance and compliance by such Credit Party with all of the terms, conditions and agreements contained in this Agreement and in such other Credit Documents.

“Credit Party” shall mean the Borrower, the Parent and each Subsidiary of the Parent that owns a direct interest in the Borrower.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Delivery Date” shall mean the date of redelivery of the Vessel to the Borrower, which was June 7, 2005.

“Discharged Rights and Obligations” shall have the meaning provided in Section 13.06(c).

“Dispute” shall have the meaning provided in Section 14.07(b).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale), in each case prior to 91 days after the Maturity Date; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Disruption Event” means either or both of:

(a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with this Agreement (or otherwise in order for the transactions contemplated by the Credit Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the parties to this Agreement; or

(b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a party to this Agreement preventing such party, or any other party to this Agreement:

(i) from performing its payment obligations under the Credit Documents; or

(ii) from communicating with other parties to this Agreement in accordance with the terms of the Credit Documents,

and which (in either such case) is not caused by, and is beyond the control of, the party to this Agreement whose operations are disrupted.

“Dividend” shall mean, with respect to any Person, that such Person or any Subsidiary of such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or the holders of options or warrants issued by such Person with respect to its Capital Stock or membership interests or authorized or made any other distribution, payment or delivery of property (other than common stock or the right to purchase any of such stock of such Person) or cash to its stockholders, partners or members or the holders of options or warrants issued by such Person with respect to its Capital Stock or membership interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its Capital Stock or any other Capital Stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its Capital Stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the Capital Stock or any other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its Capital Stock or other Equity Interests). Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

“Dollars” and the sign “$” shall each mean lawful money of the United States.

“Dormant Subsidiary” means a Subsidiary that owns assets in an amount equal to no more than $5,000,000 or is dormant or otherwise inactive.

“Earnings and Insurance Collateral” shall mean all “Earnings” and “Insurances”, as the case may be, as defined in Schedule 9.03A.

“Effective Date” shall mean the “Fifth Restatement Date” as defined in the Thirteenth Supplemental Deed.

“Eligible Transferee” shall mean and include a commercial bank, insurance company, financial institution, fund or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement.

“Environmental Approvals” shall have the meaning provided in Section 8.17(b).

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Parent or any of its Subsidiaries, relating to the environment, and/or Hazardous Materials, including, without limitation, CERCLA; OPA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Environmental Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euro” and the sign “€” shall each mean single currency in the member states of the European Communities that adopt or have adopted the Euro as its lawful currency under the legislation of the European Union for European Monetary Union.

“Eurodollar Rate” shall mean with respect to each Interest Period for a Loan, the offered rate for deposits of Dollars for a period equivalent to such period at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period as is displayed on Reuters LIBOR 01 Page (or such other service as may be nominated by the British Bankers’ Association as the information vendor for displaying the London Interbank Offered Rates of major banks in the London Interbank Market) (the “Screen Rate”), provided that if on such date no such rate is so displayed, the Eurodollar Rate for such period shall be the arithmetic average (rounded up to five decimal places) of the rate quoted to the Facility Agent by the Reference Banks for deposits of Dollars in an amount approximately equal to the amount in relation to which the Eurodollar Rate is to be determined for a period equivalent to such applicable Interest

Period by the prime banks in the London interbank Eurodollar market at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period (rounded up to five decimal places).

“Event of Default” shall have the meaning provided in Section 11.

“Event of Loss” shall mean any of the following events: (x) the actual or constructive total loss of the Vessel or the agreed or compromised total loss of the Vessel; or (y) the capture, condemnation, confiscation, requisition (but excluding any requisition for hire by or on behalf of any government or governmental authority or agency or by any persons acting or purporting to act on behalf of any such government or governmental authority or agency), purchase, seizure or forfeiture of, or any taking of title to, the Vessel. An Event of Loss shall be deemed to have occurred: (i) in the event of an actual loss of the Vessel, at the time and on the date of such loss or if such time and date are not known at noon Greenwich Mean Time on the date which the Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of the Vessel, at the time and on the date on which notice claiming the loss of the Vessel is given to the insurers; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person making the same. Notwithstanding the foregoing, if the Vessel shall have been returned to the Borrower or any Subsidiary of the Borrower following any event referred to in clause (y) above prior to the date upon which payment is required to be made under Section 4.02(b) hereof, no Event of Loss shall be deemed to have occurred by reason of such event so long as the requirements set forth in Section 9.10 have been satisfied.

“Excluded Taxes” shall have the meaning provided in Section 4.04(a).

“Existing Lender” shall have the meaning provided in Section 13.01.

“Facility Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

“Facility Office” means (a) in respect of a Lender, the office or offices notified by that Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or (b) in respect of any other Lender Creditor, the office in the jurisdiction in which it is resident for tax purposes.

“Fee Letter” means any letter or letters entered into by reference to this Agreement between any or all of the Facility Agent and/or the Lenders and (in any case) the Borrower setting out the amount of certain fees referred to in, or payable in connection with, this Agreement.

“Flag Jurisdiction Transfer” shall mean the transfer of the registration and flag of the Vessel from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction, provided that the following conditions are satisfied with respect to such transfer:

(i) On each Flag Jurisdiction Transfer Date, the Borrower shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Vessel Mortgage that is reasonably satisfactory in form and substance to the Facility Agent with respect to the Vessel and such Vessel Mortgage shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon the Vessel, subject only to Permitted Liens. All filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve such security interests shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent.

(ii) On each Flag Jurisdiction Transfer Date, to the extent that any Security Documents are released or discharged pursuant to Section 14.21(b), the Borrower shall have duly authorized, executed and delivered corresponding Security Documents in favor of the Collateral Agent for the new Acceptable Flag Jurisdiction.

(iii) On each Flag Jurisdiction Transfer Date, the Facility Agent shall have received from counsel, an opinion addressed to the Facility Agent and each of the Lenders and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Facility Agent and (y) cover the recordation of the security interests granted pursuant to the Vessel Mortgage to be delivered on such date and such other matters incident thereto as the Facility Agent may reasonably request.

(iv) On each Flag Jurisdiction Transfer Date:

(A) The Facility Agent shall have received (x) certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of the Vessel transferred on such date by the Borrower and (y) the results of maritime registry searches with respect to the Vessel transferred on such date, indicating no recorded liens other than Liens in favor of the Collateral Agent and/or the Lenders and, if applicable and to the extent recordable, Permitted Liens.

(B) The Facility Agent shall have received a report, in form and scope reasonably satisfactory to the Facility Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Facility Agent with respect to the insurance maintained by the Credit Party in respect of the Vessel transferred on such date, together with a certificate from another broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Facility Agent and/or the Lenders as mortgagee and (ii) conform with the Required Insurance applicable to the Vessel.

(v) On or prior to each Flag Jurisdiction Transfer Date, the Facility Agent shall have received a certificate, dated the Flag Jurisdiction Transfer Date, signed by any one of the chairman of the board, the president, any vice president, the treasurer or an authorized manager, member, general partner, officer or attorney-in-fact of the Borrower, certifying that (A) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect or that no such approvals and/or consents are required, (B) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer or the other related transactions contemplated by this Agreement and (C) copies of resolutions approving the Flag Jurisdiction Transfer of the Borrower and any other related matters the Facility Agent may reasonably request.

(vi) On each Flag Jurisdiction Transfer Date, the Collateral and Guaranty Requirements for the Vessel shall have been satisfied or waived by the Facility Agent for a specific period of time.

“Flag Jurisdiction Transfer Date” shall mean the date on which a Flag Jurisdiction Transfer occurs.

“Floating Rate” shall mean the percentage rate per annum equal to the aggregate of (a) the Applicable Margin plus (b) the Eurodollar Rate plus (c) any Mandatory Costs.

“Free Liquidity” shall mean, at any date of determination, the aggregate of the Cash Balance and any Commitments under this Agreement or any other amounts available for drawing under other revolving or other credit facilities of the NCLC Group, which remain undrawn, could be drawn for general working capital purposes or other general corporate purposes and would not, if drawn, be repayable within six months.

“GAAP” shall have the meaning provided in Section 14.06(a).

“Grace Period” shall have the meaning provided in Section 11.05(c).

“Guarantor” shall mean Parent.

“Hazardous Materials” shall mean: (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

“Hermes” shall mean the Federal Republic of Germany represented by the Federal Ministry of Economics and Technology (Bundesministerium für Wirtschaft und Technologie) represented by Euler Hermes Kreditversicherungs-AG and PriceWaterhouseCoopers Wirtschaftsprüfungsgesellschaft AG.

“Hermes Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto, acting as attorney-in-fact for the Lenders with respect to the Hermes Cover to the extent described in this Agreement.

“Hermes Cover” shall mean the export credit guarantee (Exportkreditgarantie) on the terms of Hermes’ Declaration of Guarantee (Gewährleistungs-Erklärung) for [*]% of the principal amount of the Loans and any interests and secondary financing costs of the Federal Republic of Germany acting through Euler Hermes Kreditversicherungs-AG for the period of the Loans on the terms and conditions applied for by the Lenders, and shall include any successor thereto (it being understood that the Hermes Cover shall be issued on the basis of Hermes’ applicable Hermes guidelines (Richtlinien) and general terms and conditions (Allgemeine Bedingungen)).

“Hermes Premium” shall mean the amount payable in Euro by the Borrower to Hermes through the Hermes Agent in respect of the Hermes Cover.

“Impaired Agent” shall mean an Agent at any time when:

(i)	it has failed to make (or has notified a party to this Agreement that it will not make) a payment required to be made by it under the Credit Documents by the due date for payment;

(ii)	such Agent otherwise rescinds or repudiates a Credit Document;

(iii)	(if such Agent is also a Lender) it is a Defaulting Lender; or

(iv)	an Insolvency Event has occurred and is continuing with respect to such Agent unless, in the case of paragraph (i) above: (a) its failure to pay is caused by administrative or technical error or a Disruption Event, and payment is made within five Business Days of its due date; or (b) such Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Indebtedness” shall mean any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent including, without limitation, pursuant to an Interest Rate Protection Agreement or Other Hedging Agreement.

“Indebtedness for Borrowed Money” shall mean Indebtedness (whether present or future, actual or contingent, long-term or short-term, secured or unsecured) in respect of:

(i)	moneys borrowed or raised;

(ii)	the advance or extension of credit (including interest and other charges on or in respect of any of the foregoing);

(iii)	the amount of any liability in respect of leases which, in accordance with GAAP, are capital leases;

(iv)	the amount of any liability in respect of the purchase price for assets or services payment of which is deferred for a period in excess of 180 days;

(v)	all reimbursement obligations whether contingent or not in respect of amounts paid under a letter of credit or similar instrument; and

(vi)	(without double counting) any guarantee of Indebtedness falling within paragraphs (i) to (v) above;

provided that the following shall not constitute Indebtedness for Borrowed Money:

(a)	loans and advances made by other members of the NCLC Group which are subordinated to the rights of the Lenders;

(b)	loans and advances made by any shareholder of the Parent which are subordinated to the rights of the Lenders on terms reasonably satisfactory to the Facility Agent; and

(c)	any liabilities of the Parent or any other member of the NCLC Group under any Interest Rate Protection Agreement or any Other Hedging Agreement or other derivative transactions of a non-speculative nature.

“Information” shall have the meaning provided in Section 8.10(a).

“Initial Borrowing Date” shall mean August 12, 2003, being the date on which the initial Borrowing of Loans hereunder occurred.

“Insolvency Event” in relation to any of the parties to this Agreement shall mean that such party:

(i)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(ii)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(iii)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(iv)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(v)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (iv) above and (a) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (b) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(vi)	has exercised in respect of it one or more of the stabilization powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(vii)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(viii)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(ix)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(x)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (i) to (ix) above; or

(xi)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Interest Determination Date” shall mean, with respect to any Loan, the second Business Day prior to the commencement of any Interest Period relating to such Loan.

“Interest Period” shall have the meaning provided in Section 2.08.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement entered into between a Lender or its Affiliate, or a Lead Arranger or its Affiliate, and the Parent and/or the Borrower in relation to the Credit Document Obligations of the Borrower under this Agreement.

“Investments” shall have the meaning provided in Section 10.04.

“Lead Arrangers” shall mean KfW IPEX-Bank GmbH and HSBC Bank plc together with and any other bank or financial institution appointed as an arranger by the above arrangers and the Borrower for the purpose of this Agreement.

“Lender” shall mean each financial institution listed on Schedule 1.01(a), as well as any Person which becomes a “Lender” hereunder pursuant to Section 13.

“Lender Creditors” shall mean the Lenders holding from time to time outstanding Loans and/or Commitments and the Agents, each in their respective capacities.

“Lender Default” shall mean, as to any Lender, (i) the wrongful refusal (which has not been retracted) of such Lender or the failure of such Lender to make available its portion of any Borrowing, unless such failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three Business Days of its due date; (ii) such Lender having been deemed insolvent or having become the subject of a takeover by a regulatory authority or with respect to which an Insolvency Event has occurred and is continuing; or (iii) such Lender having notified the Facility Agent and/or any Credit Party (x) that it does not intend to comply with its obligations under Section 2.01 in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under such Section or (y) of the events described in preceding clause (ii).

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lim Family” shall mean:

(i)	the late Tan Sri Lim Goh Tong;

(ii)	his spouse;

(iii)	his direct lineal descendants;

(iv)	the personal estate of any of the above persons; and

(v)	any trust created for the benefit of one or more of the above persons and their estates.

“Loan” and “Loans” shall have the meaning provided in Section 2.01.

“Management Agreements” shall mean any agreements entered into by the Borrower with the Manager or such other commercial manager and/or a technical manager with respect to the management of the Vessel, in each case which agreements and manager shall be reasonably acceptable to the Facility Agent (it being understood that NCL America LLC is acceptable and the form of management agreement in place as at the Effective Date is acceptable).

“Manager” shall mean the company providing commercial and technical management and crewing services for the Vessel pursuant to the Management Agreements, which is, as of the Effective Date, NCL America LLC, a company organized and existing under the laws of Delaware.

“Manager’s Undertakings” shall mean the undertakings, provided by the Manager respecting the Vessel, including, inter alia, a statement satisfactory to the Facility Agent that any lien in favor of the Manager respecting the Vessel is subject and subordinate to the Vessel Mortgage in substantially the form attached to the Assignment of Management Agreements or otherwise reasonably satisfactory to the Facility Agent.

“Mandatory Costs” means the percentage rate per annum calculated in accordance with Schedule 1.01(b).

“Market Disruption Event” shall mean:

(i)	at or about noon on the Interest Determination Date for the relevant Interest Period the Screen Rate is not available and none or (unless at such time there is only one Lender) only one of the Lenders supplies a rate to the Facility Agent to determine the Eurodollar Rate for the relevant Interest Period; or

(ii)	before 5:00 P.M. London time on the Interest Determination Date for the relevant Interest Period, the Facility Agent receives notifications from Lenders the sum of whose Commitments and/or outstanding Loans at such time equal at least 50% of the sum of the Total Commitments and/or aggregate outstanding Loans of the Lenders at such time that (x) the cost to such Lenders of obtaining matching deposits in the London interbank Eurodollar market for the relevant Interest Period would be in excess of the Eurodollar Rate for such Interest Period or (y) such Lenders are unable to obtain funding in the London interbank Eurodollar market.

“Material Adverse Effect” shall mean the occurrence of anything since December 31, 2012 which has had or would reasonably be expected to have a material adverse effect on (x) the property, assets, business, operations, liabilities, or condition (financial or otherwise) of the Parent and its subsidiaries taken as a whole, (y) the consummation of the transactions hereunder, or (z) the rights or remedies of the Lenders, or the ability of the Parent and its relevant Subsidiaries to perform their obligations owed to the Lenders and the Agents under this Agreement.

“Materials of Environmental Concern” shall have the meaning provided in Section 8.17(a).

“Maturity Date” shall mean June 6, 2017.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“NCLC Fleet” shall mean the vessels owned by the companies in the NCLC Group.

“NCLC Group” shall mean the Parent and its Subsidiaries.

“New Lender” shall mean a Person who has been assigned the rights or transferred the rights and obligations of an Existing Lender, as the case may be, pursuant to the provisions of Section 13.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Notice Office” shall mean:

(i)	in the case of the Facility Agent, the office of the Facility Agent located at Project and Export Finance, 8 Canada Square, London E14 5HQ, England, Attention: Mr Colin J Cuffie/Ms Isabel Olembo, fax: +44 (0)20 7992 4428, email: colin.j.cuffie@hsbcib.com / isabel.olembo@hsbc.com; and

(ii)	in the case of the Hermes Agent, the office of the Hermes Agent located at Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany, Attention: X2a4 – Maritime Industries, Claudia Wenzel, fax: +49 69 7431 3768, email: claudia.wenzel@kfw.de, or such other office as the Facility Agent or the Hermes Agent may hereafter designate in writing as such to the other parties hereto.

“OPA” shall mean the Oil Pollution Act of 1990, as amended, 33 U.S.C. § 2701 et seq.

“Original Execution Date” shall mean April 4, 2003 being the date of execution of this Agreement.

“Other Creditors” shall mean any Lender or any Affiliate thereof and their successors, transferees and assigns if any (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason), together with such Lender’s or Affiliate’s successors, transferees and assigns, with which the Parent and/or the Borrower enters into any Interest Rate Protection Agreements or Other Hedging Agreements from time to time.

“Other Hedging Agreement” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements entered into between a Lender or its Affiliate, or a Lead Arranger or its Affiliates, and the Parent and/or the Borrower in relation to the Credit Document Obligations of the Borrower under this Agreement and designed to protect against the fluctuations in currency or commodity values.

“Other Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by any Credit Party to the Other Creditors under, or with respect to, any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Credit Party with all of the terms, conditions and agreements contained therein.

“Parent” shall have the meaning provided in the first paragraph of this Agreement.

“Parent Guaranty” shall mean the guaranty of the Parent pursuant to Section 15.

“PATRIOT Act” shall mean the USA PATRIOT Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)).

“Payment Office” shall mean the office of the Facility Agent located at 8 Canada Square, London E14 5HQ, England, or such other office as the Facility Agent may hereafter designate in writing as such to the other parties hereto.

“Permitted Chartering Arrangements” shall mean:

(i)	any charter or other form of deployment (other than a demise or bareboat charter) of the Vessel made between members of the NCLC Group;

(ii)	any demise or bareboat charter of the Vessel made between members of the NCLC Group provided that (a) each of the Borrower and the charterer assigns the benefit of any such charter or sub-charter to the Collateral Agent, (b) each of the Borrower and the charterer assigns its interest in the insurances and earnings in respect of the Vessel to the Collateral Agent, and (c) the charterer agrees to subordinate its interests in the Vessel to the interests of the Collateral Agent as mortgagee of the Vessel, all on terms and conditions reasonably acceptable to the Collateral Agent;

(iii)	any charter or other form of deployment of the Vessel to a charterer that is not a member of the NCLC Group provided that no such charter or deployment shall be made (a) on a demise or bareboat basis, or (b) for a period which, including the exercise of any options for extension, could be for longer than 13 months, or (c) other than at or about market rate at the time when the charter or deployment is fixed; and

(iv)	any charter or other form of deployment in respect of the Vessel which is permissible under the provisions of any financing documents relating to the Vessel.

“Permitted Holders” shall mean (i) the Lim Family (together or individually) and (ii) Apollo and any Person directly controlled by Apollo.

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision, department or instrumentality thereof.

“Pledgor” shall mean NCL America Holdings, LLC or any direct or indirect Subsidiary of the Parent which directly owns any of the Capital Stock of the Borrower.

“Pro Rata Share” shall have the definition provided in Section 4.05.

“Projections” shall mean any projections and any forward-looking statements (including statements with respect to booked business) of the NCLC Group furnished to the Lenders or the Facility Agent by or on behalf of any member of the NCLC Group prior to the Effective Date.

“Reference Banks” shall mean the Facility Agent, Nordea Bank Norge ASA and DNB Bank ASA and any additional Reference Bank and/or replacement Reference Bank appointed by the Facility Agent pursuant to Section 2.09(f).

“Register” shall have the meaning provided in Section 14.15.

“Relevant Obligations” shall have the meaning provided in Section 13.07(c)(ii).

“Repayment Date” shall mean each semi-annual date on which a Scheduled Repayment is required to be made pursuant to Section 4.02(a).

“Replaced Lender” shall have the meaning provided in Section 2.12.

“Replacement Lender” shall have the meaning provided in Section 2.12.

“Representative” shall have the meaning provided in Section 4.05(d).

“Required Insurance” shall have the meaning provided in Section 9.03.

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders, the sum of whose outstanding Commitments and/or principal amount of Loans at such time represent an amount greater than 66- 2/3% of the sum of the Total Commitment (less the aggregate Commitments of all Defaulting Lenders at such time) and the aggregate principal amount of outstanding Loans (less the amount of outstanding Loans of all Defaulting Lenders at such time).

“S&P” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Scheduled Repayment” shall have the meaning provided in Section 4.02(a).

“Screen Rate” shall have the meaning specified in the definition of Eurodollar Rate.

“Secured Creditors” shall mean the Lender Creditors and the Other Creditors.

“Secured Obligations” shall mean (i) the Credit Document Obligations, (ii) the Other Obligations, (iii) any and all sums advanced by any Agent in order to preserve the Collateral or preserve the Collateral Agent’s security interest in the Collateral on behalf of the Lenders, (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Credit Parties referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the expenses in connection with retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder on behalf of the Lenders, together with reasonable attorneys’ fees and court costs, and (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under the Security Documents.

“Security Documents” shall mean, as applicable, the Assignment of Earnings, the Assignment of Insurances, the Assignment of Charters, the Assignment of Management Agreements, the Share Charge, the Vessel Mortgage, the Assignment of Sub-Agency Agreement and, after the execution thereof, each additional security document executed pursuant to Section 9.10 and/or Section 12.01(b).

“Security Trust Deed” shall mean the agency and trust deed dated April 4, 2003 executed by, inter alia, the Collateral Agent, the Facility Agent and the Hermes Agent.

“Share Charge” shall mean the charge over the Share Charge Collateral granted by the Pledgor in favor of the Collateral Agent but held undated in accordance with the terms of an option letter dated December 15, 2009.

“Share Charge Collateral” shall mean all “Charged Property” as defined in the Share Charge.

“Sky Vessel” shall mean “NORWEGIAN SKY” (IMO no. 9128532, 77,104 gross tonnes, 45,407 net tonnes and 8,800 DWT) previously owned by the Sky Vessel Seller, and registered in Norwegian Sky, Ltd.’s name under the laws and flag of the Commonwealth of the Bahamas.

“Sky Vessel Indebtedness” shall mean the financing arrangements in relation to the acquisition of the Sky Vessel in an amount of up to [*] Dollars (USD[*]) on the terms set forth in the fully executed memorandum of agreement related to the sale of the Sky Vessel, dated on or around May 30, 2012 (as amended from time to time with the consent of the Lenders as required pursuant to Section 10.11).

“Sky Vessel Seller” shall mean Ample Avenue Ltd. of the British Virgin Islands, or any affiliate of Star Cruises Limited.

“Sub-Agency Agreement” shall mean the sub-agency and services agreement dated April 5, 2007 and effective June 3, 2005 and any replacement agreement entered into by the Manager with the Sub-Agent with respect to the operations, chartering, cruise sales, marketing services and other business activities in respect of the Vessel, in each case which agreements and sub-agent shall be reasonably acceptable to the Facility Agent (it being understood that NCL (Bahamas) Ltd. is acceptable and the form of sub-agency agreement in place as at the Effective Date is acceptable).

“Sub-Agent” shall mean the company providing operations, chartering, cruise sales, marketing services and other business activities in respect of the Vessel pursuant to the Sub-Agency Agreement, which is, as of the Effective Date, NCL (Bahamas) Ltd., a company organized and existing under the laws of Bermuda.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time.

“Tax Benefit” shall have the meaning provided in Section 4.04(c).

“Taxes” and “Taxation” shall have the meaning provided in Section 4.04(a).

“Third Party” shall mean any Person or group of Persons acting in concert who or which does not include a member of the Lim Family or Apollo.

“Thirteenth Supplemental Deed” shall mean the thirteenth supplemental deed dated June 21, 2013 to this Agreement.

“Total Capitalization” shall mean, at any date of determination, the Total Net Funded Debt plus the consolidated stockholders’ equity of the NCLC Group at such date determined in accordance with GAAP and derived from the then latest unaudited and consolidated financial statements of the NCLC Group delivered to the Facility Agent in the case of the first three quarters of each fiscal year and the then latest audited consolidated financial statements of the NCLC Group delivered to the Facility Agent in the case of each fiscal year; provided it is understood that the effect of any impairment of intangible assets shall be added back to stockholders’ equity.

“Total Commitment” shall mean, at any time, the sum of the Commitments of the Lenders at such time. On the Effective Date, the Total Commitments are $nil as the Loans have been fully drawn.

“Total Net Funded Debt” shall mean, as at any relevant date:

(i)	Indebtedness for Borrowed Money of the NCLC Group on a consolidated basis; and

(ii)	the amount of any Indebtedness for Borrowed Money of any person which is not a member of the NCLC Group but which is guaranteed by a member of the NCLC Group as at such date;

less an amount equal to any Cash Balance as at such date; provided that any Commitments and other amounts available for drawing under other revolving or other credit facilities of the NCLC Group which remain undrawn shall not be counted as cash or indebtedness for the purposes of this Agreement.

“Transaction” shall mean collectively (i) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, the incurrence of Loans on each Borrowing Date and the use of proceeds thereof and (ii) the payment of all fees and expenses in connection with the foregoing.

“Transfer Certificate” means a certificate substantially in the form set out in Exhibit E or any other form agreed between the Facility Agent and the Parent.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“United States” and “U.S.” shall each mean the United States of America.

“Vessel” shall mean the luxury cruise vessel known on the Effective Date as “PRIDE OF AMERICA” registered in the name of the Borrower under the laws and flag of the United States with IMO Number 9209221.

“Vessel Mortgage” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Vessel Value” shall have the meaning set forth in Section 10.08.

SECTION 2. Amount and Terms of Credit Facility.

2.01 The Commitments. Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make and has made since the Initial Borrowing Date term loans to the Borrower (each, a “Loan” and, collectively, the “Loans”), which Loans

(i) shall bear interest in accordance with Section 2.06, (ii) shall be denominated and repayable in Dollars, and (iii) have been disbursed on Borrowing Dates and (iv) have an aggregate principal amount outstanding equal to $101,641,198.82 on the Effective Date.

2.02 [Intentionally omitted]

2.03 [Intentionally omitted]

2.04 [Intentionally omitted]

2.05 Pro Rata Borrowings. All Borrowings of Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder. The obligations of the Lenders under this Agreement are several and not joint and no Lender shall be responsible for the failure of any other Lender to satisfy its obligations hereunder.

2.06 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date the proceeds thereof are made available to the Borrower until the maturity (whether by acceleration or otherwise) of such Loan at the Floating Rate.

(b) If the Borrower fails to pay any amount payable by it under a Credit Document on its due date, interest shall accrue on the overdue amount (in the case of overdue interest to the extent permitted by law) from the due date up to the date of actual payment (both before and after judgment) at a rate which is subject to paragraph (c) below, 2% plus the rate (including, for the avoidance of doubt, the margin) which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Section 2.06(b) shall be immediately payable by the Borrower on demand by the Facility Agent.

(c) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii) the rate of interest applying to the overdue amount during that first Interest Period shall be 2% plus the rate which would have applied if the overdue amount had not become due.

(d) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

(e) Accrued and unpaid interest shall be payable in respect of each Loan on the last day of each Interest Period applicable thereto, on any repayment or prepayment date (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(f) Upon each Interest Determination Date, the Facility Agent shall determine the Eurodollar Rate for each Interest Period applicable to the Loans and shall promptly notify the Borrower and the respective Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.07 [Intentionally omitted].

2.08 Interest Periods. On the third Business Day prior to the expiration of an Interest Period applicable to such Loans, it shall have the right to elect, by giving the Facility Agent notice thereof, the interest period (each an “Interest Period”) applicable to such Loans, which Interest Period shall, at the option of the Borrower, be a three or six month period; provided that:

(a) all Loans comprising a Borrowing shall at all times have the same Interest Period;

(b) the initial Interest Period for any Loan outstanding on the Effective Date shall commence on the Effective Date and end on the next Repayment Date (being December 6, 2013) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the immediately preceding Interest Period applicable thereto expires;

(c) if any Interest Period relating to a Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(d) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the first succeeding Business Day; provided, however, that if any Interest Period for a Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(e) no Interest Period longer than three months may be selected at any time when an Event of Default (or, if the Facility Agent or the Required Lenders have determined that such an election at such time would be disadvantageous to the Lenders, a Default) has occurred and is continuing;

(f) no Interest Period in respect of any Borrowing of any Loans shall be selected which extends beyond the Maturity Date; and

(g) at no time shall there be more than ten Borrowings of Loans subject to different Interest Periods.

If upon the expiration of any Interest Period applicable to a Borrowing, the Borrower has failed to elect a new Interest Period to be applicable to such Loans as provided above, the Borrower shall be deemed to have elected a three month Interest Period to be applicable to such Loans effective as of the expiration date of such current Interest Period.

2.09 Increased Costs, Illegality, Market Disruption, etc. (a) In the event that any Lender shall have reasonably determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i) at any time, that such Lender shall incur increased costs (including, without limitation, pursuant to Basel II and/or Basel III to the extent Basel II and/or Basel III, as the case may be, is applicable), Mandatory Costs (as set forth on Schedule 1.01(b)) or reductions in the amounts received or receivable hereunder with respect to any Loan because of, without duplication, any change since the Original Execution Date in any applicable law or governmental rule, governmental regulation, governmental order, governmental guideline or governmental request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, governmental regulation, governmental order, governmental guideline or governmental request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender, or any franchise tax based on net income or net profits, of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which such Lender’s principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04, or (B) a change in official reserve requirements; or

(ii) at any time, that the making or continuance of any Loan has been made unlawful by any law or governmental rule, governmental regulation or governmental order;

then, and in any such event, such Lender shall promptly give notice (by telephone confirmed in writing) to the Borrower and to the Facility Agent of such determination (which notice the Facility Agent shall promptly transmit to each of the Lenders). Thereafter (x) in the case of clause (i) above, the Borrower agrees (to the extent applicable), to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased costs or reductions to such Lender or such other corporation and (y) in the case of clause (ii) above, the Borrower shall take one of the actions specified in Section 2.09(b) as promptly as possible and, in any event, within the time period required by law. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.09(a) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.09(a), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for the calculation of such additional amounts; provided that the failure to give such notice shall not relieve the Borrower from its Credit Document Obligations hereunder.

(b) At any time that any Loan is affected by the circumstances described in Section 2.09(a)(i) or (ii), the Borrower may (and in the case of a Loan affected by the circumstances described in Section 2.09(a)(ii) shall) either (x) if the affected Loan is then being made initially, cancel the respective Borrowing by giving the Facility Agent notice in writing on the same date or the next Business Day that the Borrower was notified by the affected Lender or the Facility Agent pursuant to Section 2.09(a)(i) or (ii) or (y) if the affected Loan is then outstanding, upon at least three Business Days’ written notice to the Facility Agent, in the case of any Loan, repay all outstanding Borrowings (within the time period required by the applicable law or governmental rule, governmental regulation or governmental order) which include such affected Loans in full in accordance with the applicable requirements of Section 4.02; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.09(b).

(c) If any Lender determines that after the Original Execution Date (i) the introduction of or effectiveness of or any change in any applicable law or governmental rule, governmental regulation, governmental order, governmental guideline, governmental directive or governmental request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency will have the effect of increasing the amount of capital required or expected to be maintained by such Lender, or any corporation controlling such Lender, based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, (ii) compliance with any law or regulation or any request from or requirement of any central bank or other fiscal, monetary or other authority made after the Original Execution Date (including any which relates to capital adequacy or liquidity controls or which affects the manner in which a Lender allocates capital resources to obligations under this Agreement, any Interest Rate Protection Agreement and/or any Other Hedging Agreement) or (iii) to the extent that such change is not discretionary and is pursuant to law, a governmental mandate or request, or a central bank or other fiscal or monetary authority mandate or request, any change in the risk weight allocated by such Lender to the Borrower after the Original Execution Date, then the Borrower agrees (to the extent applicable) to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.09(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.09(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts; provided that, subject to the provisions of Section 2.11(b), the failure to give such notice shall not relieve the Borrower from its Credit Document Obligations hereunder.

(d) If a Market Disruption Event occurs in relation to any Lender’s share of a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i) the Applicable Margin;

(ii) the rate determined by such Lender and notified to the Facility Agent by 5:00 P.M. (London time) on the Interest Determination Date for such Interest Period to be that which expresses as a percentage rate per annum the cost to each such Lender of funding its participation in that Loan for a period equivalent to such Interest Period from whatever source it may reasonably select; provided that the rate provided by a Lender pursuant to this clause (ii) shall not be disclosed to any other Lender and shall be held as confidential by the Facility Agent and the Borrower; and

(iii) the Mandatory Costs, if any, applicable to such Lender of funding its participation in that Loan.

(e) If a Market Disruption Event occurs and the Facility Agent or the Borrower so require, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest. Any alternative basis agreed pursuant to the immediately preceding sentence shall, with the prior consent of all the Lenders and the Borrower, be binding on all parties. If no agreement is reached pursuant to this clause (e), the rate provided for in clause (d) above shall apply for the entire applicable Interest Period.

(f) If any Reference Bank ceases to be a Lender under this Agreement, (x) it shall cease to be a Reference Bank and (y) the Facility Agent shall, with the approval (which shall not be unreasonably withheld) of the Borrower, nominate as soon as reasonably practicable another Lender to be a Reference Bank in place of such Reference Bank.

2.10 Indemnification; Breakage Costs. (a) The Borrower agrees to indemnify each Lender, within two Business Days of demand (in writing which request shall set forth in reasonable detail the basis for requesting and the calculation of such amount and which in the absence of manifest error shall be conclusive evidence as to the amount due), for all losses, expenses and liabilities (including, without limitation, any such loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Loans but excluding any loss of anticipated profits) which such Lender may sustain in respect of Loans made to the Borrower: (i) [Intentionally omitted] (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 2.09(a), Section 4.01 or Section 4.02 (in each case other than on the expiry of an Interest Period) or as a result of an acceleration of the Loans pursuant to Section 11) of any of its Loans, or assignment and/or transfer of its Loans pursuant to Section 2.12, occurs on a date which is not the last day of an Interest Period with respect thereto; or (iii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrower.

(b) [Intentionally omitted]

(c) [Intentionally omitted]

2.11 Change of Lending Office; Limitation on Additional Amounts. (a) Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.09 (a), Section 2.09(b), or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable good faith efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event or otherwise take steps to mitigate the effect of such event, provided that such designation shall be made and/or such steps shall be taken at the Borrower’s cost and on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage in excess of de minimus amounts, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.11 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Section 2.09 and Section 4.04.

(b) Notwithstanding anything to the contrary contained in Sections 2.09, 2.10 or 4.04 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within 180 days of the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be indemnified for such amount by the Borrower pursuant to said Section 2.09, 2.10, or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 2.09, 2.10 or 4.04, as the case may be. This Section 2.11(b) shall have no applicability to any Section of this Agreement other than said Sections 2.09, 2.10 and 4.04.

2.12 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of any event giving rise to the operation of Section 2.09(a) or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower material increased costs in excess of the average costs being charged by the other Lenders, or (z) as provided in Section 14.11(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall (for its own cost) have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Lender (the “Replaced Lender”) (subject to the consent of the Hermes Agent) with one or more other Eligible Transferee or Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) reasonably acceptable to the Facility Agent (it being understood that all then-existing Lenders are reasonably acceptable); provided that:

(a) at the time of any replacement pursuant to this Section 2.12, the Replacement Lender shall enter into one or more Transfer Certificates pursuant to

Section 13.01(a) (and with all fees payable pursuant to said Section 13.02 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal (without duplication) to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender;

(b) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (a) above) in respect of which the assignment purchase price has been, or is concurrently being, paid shall be paid in full to such Replaced Lender concurrently with such replacement; and

(c) if the Borrower elects to replace any Lender pursuant to clause (x), (y) or (z) of this Section 2.12, the Borrower shall also replace each other Lender that qualifies for replacement under such clause (x), (y) or (z).

Upon the execution of the respective Transfer Certificate and the payment of amounts referred to in clauses (a) and (b) above, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.09, 2.10, 4.04, 14.01 and 14.05), which shall survive as to such Replaced Lender.

2.13 Disruption to Payment Systems, Etc. If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Parent or the Borrower that a Disruption Event has occurred:

(i) the Facility Agent may, and shall if requested to do so by the Borrower or the Parent, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of this Agreement as the Facility Agent may deem necessary in the circumstances;

(ii) the Facility Agent shall not be obliged to consult with the Borrower or the Parent in relation to any changes mentioned in clause (i) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(iii) the Facility Agent may consult with the other Agents, the Lead Arrangers and the Lenders in relation to any changes mentioned in clause (i) above but shall not be obliged to do so if, in its opinion, it is not practicable or necessary to do so in the circumstances;

(iv) any such changes agreed upon by the Facility Agent and the Borrower or the Parent pursuant to clause (i) above shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the parties to this Agreement as an amendment to (or, as the case may be, waiver of) the terms of the Credit Documents, notwithstanding the provisions of Section 14.11, until such time as the Facility Agent is satisfied that the Disruption Event has ceased to apply;

(v) the Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence or any other category of liability whatsoever but not including any claim based on the gross negligence, fraud or willful misconduct of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Section 2.13; and

(vi) the Facility Agent shall notify the other Agents, the Lead Arrangers and the Lenders of all changes agreed pursuant to clause (iv) above as soon as practicable.

SECTION 3. Fees; Reductions of Commitment.

3.01 [Intentionally omitted]

3.02 [Intentionally omitted]

3.03 Other Fees. The Borrower agrees to pay to the Facility Agent the agreed fees set forth in any Fee Letter on the dates and in the amounts set forth therein.

3.04 [Intentionally omitted]

3.05 [Intentionally omitted]

SECTION 4. Prepayments; Repayments; Taxes.

4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty except as provided by law, in whole or in part at any time and from time to time on the following terms and conditions:

(a) the Borrower shall give the Facility Agent prior to 12:00 Noon (London time) at its Notice Office at least 30 Business Days’ prior written notice of its intent to prepay such Loans, the amount of such prepayment and the specific Borrowing or Borrowings pursuant to which made, which notice the Facility Agent shall promptly transmit to each of the Lenders;

(b) each prepayment shall be in an aggregate principal amount of at least $1,000,000 or such lesser amount of a Borrowing which is outstanding, provided that no partial prepayment of Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000;

(c) at the time of any prepayment of Loans pursuant to this Section 4.01 on any date other than the last day of any Interest Period applicable thereto or otherwise as set out in Section 2.10, the Borrower shall pay the amounts required pursuant to Section 2.10;

(d) in the event of certain refusals by a Lender as provided in Section 14.11(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, upon five Business Days’ written notice to the Facility Agent at its Notice Office

(which notice the Facility Agent shall promptly transmit to each of the Lenders), prepay all Loans, together with accrued and unpaid interest, and other amounts owing to such Lender (or owing to such Lender with respect to each Loan which gave rise to the need to obtain such Lender’s individual consent) in accordance with said Section 14.11(b) so long as (A) the Commitment of such Lender (if any) is terminated concurrently with such prepayment (at which time Schedule 1.01(a) shall be deemed modified to reflect the changed Commitments) and (B) the consents required by Section 14.11(b) in connection with the prepayment pursuant to this clause (d) have been obtained; and

(e) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied (x) in inverse order of maturity and (y) except as expressly provided in the preceding clause (d), pro rata among the Loans comprising such Borrowing, provided that in connection with any prepayment of Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Loan of a Defaulting Lender until all other Loans of Non-Defaulting Lenders have been repaid in full.

4.02 Mandatory Repayments and Commitment Reductions. (a) In addition to any other mandatory repayments pursuant to this Section 4.02 or any other Section of this Agreement, the outstanding Loans shall be repaid on each Repayment Date (or such other date as may be agreed between the Facility Agent and the Borrower) in equal semi-annual installments in the amounts and on the dates set out in Schedule 4.02, and ending on the Maturity Date (each such repayment, a “Scheduled Repayment”).

(b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02 or any other Section of this Agreement, but without duplication, on (i) the Business Day following the date of a Collateral Disposition (other than a Collateral Disposition constituting an Event of Loss) and (ii) the earlier of (A) the date which is 150 days following any Collateral Disposition constituting an Event of Loss involving the Vessel (or, in the case of an Event of Loss which is a constructive or compromised or arranged total loss of the Vessel, if earlier, 180 days after the date of the event giving rise to such damage) and (B) the date of receipt by the Borrower, any of its Subsidiaries or the Facility Agent of the insurance proceeds relating to such Event of Loss, the Borrower shall repay the outstanding Loans in full and the Total Commitment shall be automatically terminated (without further action of the Borrower being required).

(c) [Intentionally omitted]

(d) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the specific Borrowing or Borrowings pursuant to which such Loans were made, provided that (i) all Loans with Interest Periods ending on such date of required repayment shall be paid in full prior to the payment of any other Loans and (ii) each repayment of any Loans comprising a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Facility Agent shall, subject to the preceding provisions of this clause (d), make such designation in its sole reasonable discretion with a view, but no obligation, to minimize breakage costs owing pursuant to Section 2.10.

(e) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all outstanding Loans shall be repaid in full on the Maturity Date.

4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Facility Agent for the account of the Lender or Lenders entitled thereto not later than 10:00 A.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Facility Agent. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (unless the next succeeding Business Day shall fall in the next calendar month, in which case the due date thereof shall be the previous Business Day) and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

4.04 Net Payments; Taxes. (a) All payments made by any Credit Party hereunder will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income, net profits or any franchise tax based on net income or net profits, and any branch profits tax of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein or due to failure to provide documents under Section 4.04(b), all such taxes “Excluded Taxes”) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges to the extent imposed on taxes other than Excluded Taxes (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes” and “Taxation” shall be applied accordingly). The Borrower will furnish to the Facility Agent within 45 days after the date of payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Each Lender agrees (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish to the Borrower any information as reasonably requested by the Borrower that may be necessary to establish any available exemption from, or reduction in the amount of, any Taxes; provided, however, that nothing in this Section 4.04(b) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations). The Borrower shall not be required to indemnify any Lender for Taxes attributed to such Lender’s failure to provide the required documents under this Section 4.04(b).

(c) If the Borrower pays any additional amount under this Section 4.04 to a Lender and such Lender determines in its sole discretion exercised in good faith that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that such Lender shall, in its sole discretion exercised in good faith, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion exercised in good faith consistent with the policies of such Lender, whether to seek a Tax Benefit, (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses and (iii) nothing in this Section 4.04(c) shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

4.05 Application of Proceeds. (a) All proceeds collected by the Collateral Agent upon any sale or other disposition of such Collateral of each Credit Party, together with all other proceeds received by the Collateral Agent under and in accordance with this Agreement and the other Credit Documents (except to the extent released in accordance with the applicable provisions of this Agreement or any other Credit Document), shall be applied by the Facility Agent to the payment of the Secured Obligations as follows:

(i) first, to the payment of all amounts owing to the Collateral Agent or any other Agent of the type described in clauses (iii) and (iv) of the definition of “Secured Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Credit Document Obligations shall be paid to the Lender Creditors as provided in Section 4.05(d) hereof, with each Lender Creditor receiving an amount equal to such outstanding Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Credit Document Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Other Obligations shall be paid to the Other Creditors as provided in Section 4.05(d) hereof, with each Other Creditor receiving an amount equal to such outstanding Other Obligations or, if the proceeds are insufficient to pay in full all such Other Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement, the Credit Documents, the Interest Rate Protection Agreements and the Other Hedging Agreements in accordance with their terms, to the relevant Credit Party or to whomever may be lawfully entitled to receive such surplus.

(b) For purposes of this Agreement, “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such

Secured Creditor’s Credit Document Obligations or Other Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Credit Document Obligations or Other Obligations, as the case may be.

(c) If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Credit Document Obligations or Other Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Credit Document Obligations or Other Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Credit Document Obligations or Other Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Credit Document Obligations or Other Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d) All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Facility Agent under this Agreement for the account of the Lender Creditors, and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each, a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

(e) For purposes of applying payments received in accordance with this Section 4.05, the Collateral Agent shall be entitled to rely upon (i) the Facility Agent under this Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Facility Agent, each Representative for any Other Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Credit Document Obligations and Other Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Agent, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.

(f) It is understood and agreed that each Credit Party shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it under and pursuant to the Security Documents and the aggregate amount of the Secured Obligations of such Credit Party.

SECTION 5. Conditions Precedent to Borrowing. [Note: Conditions precedent fulfilled when loans originally drawn]

SECTION 6. [Intentionally omitted]

SECTION 7. [Intentionally omitted]

SECTION 8. Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower or each Credit Party, as applicable, makes the following representations and warranties, in each case on a daily basis, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

8.01 Entity Status. The Parent and each of the other Credit Parties (i) is a Person duly organized, constituted and validly existing (or the functional equivalent) under the laws of the jurisdiction of its formation, has the capacity to sue and be sued in its own name and the power to own and charge its assets and carry on its business as it is now being conducted and (ii) is duly qualified and is authorized to do business and is in good standing (or the functional equivalent) in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified or authorized or in good standing which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.02 Power and Authority. Each of the Credit Parties has the power to enter into and perform this Agreement and those of the other Credit Documents to which it is a party and the transactions contemplated hereby and thereby and has taken all necessary action to authorize the entry into and performance of this Agreement and such other Credit Documents and such transactions. This Agreement constitutes legal, valid and binding obligations of the Parent and the Borrower enforceable in accordance with its terms and in entering into this Agreement and borrowing the Loans (in the case of the Borrower), the Parent and the Borrower are each acting on their own account. Each other Credit Document constitutes (or will constitute when executed) legal, valid and binding obligations of each Credit Party expressed to be a party thereto enforceable in accordance with their respective terms.

8.03 No Violation. The entry into and performance of this Agreement, the other Credit Documents and the transactions contemplated hereby and thereby do not and will not conflict with:

(a)	any law or regulation or any official or judicial order; or

(b)	the constitutional documents of any Credit Party; or

(c)	except as set forth on Schedule 8.03, any agreement or document to which any member of the NCLC Group is a party or which is binding upon such Credit Party or any of its assets, nor result in the creation or imposition of any Lien on a Credit Party or its assets pursuant to the provisions of any such agreement or document.

8.04 Governmental Approvals. Except for the filing of those Security Documents which require registration in any state of the United States of America and/or with the Registrar of Companies in Bermuda and for the registration of the Vessel Mortgage through the United States Coast Guard National Vessel Documentation Center (if the Vessel is flagged in the United States) or such other relevant authority (if the Vessel is flagged in another Acceptable Flag Jurisdiction), all authorizations, approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Agreement and each of the other Credit Documents and the transactions contemplated thereby have been obtained or effected and are in full force and effect.

8.05 Financial Statements; Financial Condition. (a)(i) The audited consolidated balance sheets of the Parent and its Subsidiaries as at December 31, 2012 and the related consolidated statements of operations and of cash flows for the fiscal years or quarters, as the case may be, ended on such dates, reported on by and accompanied by, in the case of the annual financial statements, an unqualified report from PricewaterhouseCoopers LLP, present fairly in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years or quarters, as the case may be, then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

(ii) [Intentionally omitted]

(b) Since December 31, 2012, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

8.06 Litigation. No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including but not limited to investigative proceedings) are current or pending or, to the Parent or the Borrower’s knowledge, threatened, which might, if adversely determined, have a Material Adverse Effect.

8.07 True and Complete Disclosure. Each Credit Party has fully disclosed in writing to the Facility Agent all facts relating to such Credit Party which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into this Agreement.

8.08 [Intentionally omitted]

8.09 Tax Returns and Payments. The NCLC Group have complied with all taxation laws in all jurisdictions in which it is subject to Taxation and has paid all material Taxes due and payable by it; no material claims are being asserted against it with respect to Taxes, which might, if such claims were successful, have a material adverse effect on the ability of any Credit Party to perform its obligations under the Credit Documents or could otherwise be reasonably expected to have a Material Adverse Effect. As at the Effective Date all amounts payable by the Parent and the Borrower hereunder may be made free and clear of and without deduction for or on account of any Taxation in the Parent and the Borrower’s jurisdiction.

8.10 No Material Misstatements. (a) All written information (other than the Projections, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning the Parent and its Subsidiaries, and the transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or any Agent in connection with the transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders or any Agent and as of the Effective Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b) The Projections and estimates and information of a general economic nature prepared by or on behalf of the Parent, the Borrower or any of their respective representatives and that have been made available to any Lenders or any Agent in connection with the transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Parent, the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Projections), as of the date such Projections and estimates were furnished to the Lenders and as of the Effective Date, and (ii) as of the Effective Date, have not been modified in any material respect by the Parent or the Borrower.

8.11 The Security Documents. (a) None of the Collateral is subject to any Liens except Permitted Liens.

(b) The security interests created under the Share Charge in favor of the Collateral Agent, as pledgee, for the benefit of the Secured Creditors, constitute perfected security interests in the Share Charge Collateral described in the Share Charge, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Share Charge Collateral under the Share Charge other than with respect to that portion of the Share Charge Collateral constituting a “general intangible” under the UCC. The filings on Form UCC-1 made pursuant to the Share Charge will perfect a security interest in the Collateral covered by the Share Charge to the extent a security interest in such Collateral may be perfected by such filings.

(c) The Vessel Mortgage creates (and, in respect of any Vessel Mortgage delivered pursuant to the definition of Flag Jurisdiction Transfer will, after execution and registration thereof, create), as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the Vessel in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on the Vessel may be subject to the Permitted Liens related thereto) and subject to no other Liens (other than Permitted Liens related thereto).

(d) After the execution and delivery thereof and upon the taking of the actions mentioned in the immediately succeeding sentence, each of the Security Documents will create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Credit Parties party thereto in the Collateral described therein, subject only to Permitted Liens. Subject to Sections 8.04 and this Section 8.11 and the definition of “Collateral and Guaranty Requirements,” no filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings which shall have been made on or prior to the execution of such Security Document.

8.12 Capitalization. All the Capital Stock, as set forth on Schedule 8.12, in the Borrower and each other Credit Party (other than the Parent) is legally and beneficially owned directly or indirectly by the Parent and, except as permitted by Section 10.02, such structure shall remain so until the Maturity Date.

8.13 Subsidiaries. On and as of the Effective Date, other than in respect of Dormant Subsidiaries (i) the Parent has no Subsidiaries other than those Subsidiaries listed on Schedule 8.13 which Schedule identifies the correct legal name, direct owner, percentage ownership and jurisdiction of organization of the Borrower and each such other Subsidiary on the date hereof, (ii) all outstanding shares of the Borrower and each other Subsidiary of the Parent have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights, and (iii) neither the Borrower nor any Subsidiary of the Parent has outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Capital Stock or any stock appreciation or similar rights.

8.14 Compliance with Statutes, etc. The Parent and each of its Subsidiaries is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.15 Winding-up, etc. None of the events contemplated in clauses (a), (b), (c) or (d) of Section 11.05 has occurred with respect to any Credit Party.

8.16 No Default. No event has occurred which constitutes a Default or Event of Default under or in respect of any Credit Document to which any Credit Party is a party or by which the Parent or any of its Subsidiaries may be bound (including (inter alia) this Agreement) and no event has occurred which constitutes a default under or in respect of any agreement or document to which any Credit Party is a party or by which any Credit Party may be bound, except to an extent as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.17 Pollution and Other Regulations. Each of the Credit Parties:

(a) is in compliance with all applicable federal, state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, water of the contiguous zone, ocean waters and international waters), including without limitation, laws, regulations, conventions and agreements relating to (i) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazard substances, petroleum and petroleum products and by-products (“Materials of Environmental Concern”) or (ii) Environmental Law;

(b) has all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Law (“Environmental Approvals”) and is in compliance with all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted;

(c) has not received any notice, claim, action, cause of action, investigation or demand by any other person, alleging potential liability for, or a requirement to incur, investigatory costs, clean-up costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys’ fees and expenses or fines or penalties, in each case arising out of, based on or resulting from (i) the presence or release or threat of release into the environment of any Materials of Environmental Concern at any location, whether or not owned by such person or (ii) Environmental Claim, which is, or are, in each case, material; and

there are no circumstances that may prevent or interfere with such full compliance in the future.

There are no Environmental Claims pending or threatened against any of the Credit Parties which the Parent or the Borrower, in its reasonable opinion, believes to be material.

There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that the Parent or the Borrower reasonably believes could form the basis of any bona fide material Environmental Claim against any of the Credit Parties.

8.18 Ownership of Assets. Except as permitted by Section 10.02, each member of the NCLC Group has good and marketable title to all its assets which is reflected in the audited accounts referred to in Section 8.05(a).

8.19 Concerning the Vessel. (a) The name, registered owner, official number, and jurisdiction of registration and flag of the Vessel is set forth on Schedule 8.19 (as updated from time to time by the Borrower pursuant to Section 9.13 with respect to flag jurisdiction, and otherwise (with respect to name, registered owner, official number and jurisdiction of registration) upon advance notice and in a manner that does not interfere with the Lenders’ Liens on the Collateral, provided that each applicable Credit Party shall take all steps requested by the Collateral Agent to preserve and protect the Liens created by the Security Documents on the Vessel) and (b) the Vessel is and will be operated in material compliance with all applicable law, rules and regulations.

8.20 Citizenship. None of the Credit Parties has an establishment in the United Kingdom within the meaning of the Overseas Companies Regulation 2009 or a place of business in the United States (in each case, except as already disclosed) or any other jurisdiction which requires any of the Security Documents to be filed or registered in that jurisdiction to ensure the validity of the Security Documents to which it is a party unless (x) all such filings and registrations have been made or will be made as provided in Sections 8.04 and 8.11 and the definition of “Collateral and Guaranty Requirements” and (y) prompt notice of the establishment of such a place of business is given to the Facility Agent and the requirements set forth in Section 9.10 have been satisfied. The Borrower and each other Credit Party which owns or operates, or will own or operate, the Vessel at any time is, or will be, qualified to own and operate the Vessel under the laws of the United States or such other jurisdiction in which the Vessel is permitted, or will be permitted, to be flagged in accordance with the terms of Section 9.13.

8.21 Vessel Classification. The Vessel is classified in the highest class available for vessels of its age and type with a classification society listed on Schedule 8.21 hereto or another internationally recognized classification society reasonably acceptable to the Collateral Agent, free of any overdue conditions or recommendations.

8.22 No Immunity. None of the Credit Parties nor any of their respective assets enjoys any right of immunity (sovereign or otherwise) from set-off, suit or execution in respect of their obligations under this Agreement or any of the other Credit Documents or by any relevant or applicable law.

8.23 Fees, Governing Law and Enforcement. No fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid to ensure the legality, validity, or enforceability of this Agreement or any of the other Credit Documents other than recording taxes which have been, or will be, paid as and to the extent due. Under the laws of the United States or any other jurisdiction where the Vessel is flagged, the choice of the laws of England as set forth in the Credit Documents which are stated to be governed by the laws of England is a valid choice of law, and the irrevocable submission by each Credit Party to jurisdiction and consent to service of process and, where necessary, appointment by such Credit Party of an agent for service of process, in each case as set forth in such Credit Documents, is legal, valid, binding and effective.

8.24 Form of Documentation. Each of the Credit Documents is in proper legal form (under the laws of England, the United States (including Delaware), Bermuda and each other jurisdiction where the Vessel is flagged or where the Credit Parties are domiciled) for the enforcement thereof under such laws. To ensure the legality, validity, enforceability or admissibility in evidence of each such Credit Document in England, the United States (including Delaware) and/or Bermuda it is not necessary that any Credit Document or any other document be filed or recorded with any court or other authority in England, the United States (including Delaware) and Bermuda, except as have been made, or will be made, in accordance with the original conditions precedent requirements of this Agreement and Section 8, as applicable.

8.25 Pari Passu or Priority Status. The claims of the Agents and the Lenders against the Parent or the Borrower under this Agreement will rank at least pari passu with the claims of all unsecured creditors of the Parent or the Borrower (other than claims of such creditors to the extent that they are statutorily preferred) and in priority to the claims of any creditor of the Parent or the Borrower who is also a Credit Party.

8.26 Solvency. The Credit Parties, taken as a whole, are and shall remain, after the advance to them of the Loans or any of such Loans, solvent in accordance with the laws of Bermuda, the United States (including Delaware) and England and in particular with the provisions of the Bankruptcy Code and the requirements thereof.

8.27 No Undisclosed Commissions. There are and will be no commissions, rebates, premiums or other payments by or to or on account of any Credit Party, their shareholders or directors in connection with the Transaction as a whole other than as disclosed to the Facility Agent or any other Agent in writing.

8.28 Completeness of Documentation. The copies of the Management Agreements delivered to the Facility Agent are true and complete copies of each such document constituting valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and no amendments thereto or variations thereof have been agreed nor has any action been taken by the parties thereto which would in any way render such document inoperative or unenforceable, unless replaced by a management agreement or management agreements, refund guarantees or, to the extent applicable, a supervision agreement, as the case may be, reasonably satisfactory to the Facility Agent.

8.29 Money Laundering. Any borrowing by the Borrower hereunder, and the performance of its obligations hereunder and under the other Security Documents, will be for its own account and will not, to the best of its knowledge, involve any breach by it of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive (2005/EC/60) of the European Parliament and of the Council of the European Communities.

SECTION 9. Affirmative Covenants. The Parent and the Borrower hereby covenant and agree that on and after the Initial Borrowing Date and until the Total Commitments have terminated and the Loans, together with interest and all other obligations incurred hereunder and thereunder, are paid in full (other than contingent indemnification and expense reimbursement claims for which no claim has been made):

9.01 Information Covenants. The Parent will provide to the Facility Agent (or will procure the provision of):

(a) Quarterly Financial Statements. Within 60 days after the close of the first three fiscal quarters in each fiscal year of the Parent, the consolidated balance sheets of the Parent and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of operations and cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by a financial officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnotes;

(b) Annual Financial Statements. Within 120 days after the close of each fiscal year of the Parent, the consolidated balance sheets of the Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and changes in shareholders’ equity and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and audited by independent certified public accountants of recognized international standing, together with an opinion of such accounting firm (which opinion shall not be qualified as to scope of audit or as to the status of the Parent as a going concern) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP;

(c) Valuations. Together with delivery of the financial statements described in Section 9.01(b) for each fiscal year, and at any other time within 15 days of a written request from the Facility Agent, an appraisal report of recent date (but in no event earlier than 90 days before the delivery of such reports) from an Approved Appraiser or such other independent firm of shipbrokers or shipvaluers nominated by the Borrower and approved by the Facility Agent (acting on the instructions of the Required Lenders) or failing such nomination and approval, appointed by the Facility Agent (acting on such instructions) in its sole discretion (each such valuation and any other valuation obtained pursuant to this Section 9.01(c) shall be made without, unless reasonably required by the Facility Agent, physical inspection and on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other engagement concerning the Vessel), stating the then current fair market value of the Vessel. The appraisal obtained pursuant to the above provisions shall be treated as the fair market value of the Vessel for that period unless the Facility Agent (acting on the instructions of the Required Lenders) notifies the Borrower within 15 days of the receipt of this appraisal that it is not satisfied that such appraisal appropriately reflects the fair market value of the Vessel, in which case the Facility Agent shall be entitled to request that the Borrower obtains a second valuation from an Approved Appraiser, such second valuation to be obtained within 15 days of the receipt of the request for the same. Where any such second valuation is so requested, the fair market value of the Vessel shall be determined on the basis of the average of the two appraisals so obtained. All such appraisals shall be conducted by, and made at the expense of, the Borrower (it being understood that the Facility Agent may and, at the request of the Lenders, shall, upon prior written notice to the Borrower (which notice shall identify the names of the relevant appraisal firms), obtain such appraisals and that the cost of all such appraisals will be for the account of the Borrower); provided that, unless an Event of Default shall then be continuing, in no event shall the Borrower be required to pay for appraisal reports from one or, if applicable, two appraisers on more than one occasion in any fiscal year of the Borrower, with the cost of any such reports in excess thereof to be paid by the Lenders on a pro rata basis;

(d) Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Parent or any of its Subsidiaries shall file with the Securities and Exchange Commission (or any successor thereto);

(e) Projections. (i) As soon as practicable (and in any event within 120 days after the close of each fiscal year), annual cash flow projections on a consolidated basis of the NCLC Group showing on a monthly basis advance ticket sales (for at least 12 months following the date of such statement) for the NCLC Group;

(ii) As soon as practicable (and in any event not later than January 31 of each fiscal year):

(x)	a budget for the NCLC Group for such new fiscal year including a 12 month liquidity budget for such new fiscal year;

(y)	updated financial projections of the NCLC Group for at least the next five years (including an income statement and quarterly break downs for the first of those five years); and

(z)	an outline of the assumptions supporting such budget and financial projections including but without limitation any scheduled drydockings;

(f) Officer’s Compliance Certificates. As soon as practicable (and in any event within 60 days after the close of each of the first three quarters of its fiscal year and within 120 days after the close of each fiscal year), a statement signed by one of the Parent’s financial officers substantially in the form of Exhibit M and such other information as the Facility Agent may reasonably request;

(g) Litigation. On a quarterly basis, details of any material litigation, arbitration or administrative proceedings affecting any Credit Party which are instituted and served, or, to the knowledge of the Parent or the Borrower, threatened (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding $25,000,000 or the equivalent in another currency);

(h) Notice of Event of Default. Promptly upon (i) any Credit Party becoming aware thereof (and in any event within three Business Days), notification of the occurrence of any Event of Default and (ii) the Facility Agent’s request from time to time, a certificate stating whether any Credit Party is aware of the occurrence of any Event of Default;

(i) Status of Foreign Exchange Arrangements. Promptly upon reasonable request from the Lead Arrangers through the Facility Agent, an update on the status of the Parent and the Borrower’s foreign exchange arrangements with respect to the Vessel and this Agreement; and

(j) Other Information. Promptly, such further information in its possession or control regarding its financial condition and operations and those of any company in the NCLC Group as the Facility Agent may reasonably request.

In the event that (x) any parent of Parent is not engaged in any business or activity, and does not own any assets or have other liabilities, other than those incidental to its ownership directly or indirectly of the capital stock of Parent and the incurrence of Indebtedness for Borrowed Money (and, without limitation on the foregoing, does not have any subsidiaries other than Parent and Parent’s Subsidiaries and any direct or indirect parent companies of Parent that are not engaged in any other business or activity and do not hold any other assets or have any liabilities except as indicated above) or (y) to the extent that the applicable rules and regulations of the US Securities and Exchange Commission permit Parent to report at a parent of

Parent’s level on a consolidated basis then, such consolidated reporting at such parent of Parent’s level in a manner consistent with that described in paragraphs (a) and (b) of this Section 9.01 for Parent (together with a reconciliation showing the adjustments necessary to determine compliance by Parent and its Subsidiaries with the covenants set forth in Sections 10.06, 10.07, and 10.09 and consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and its Subsidiaries, on the one hand, and the information relating to Parent and its Subsidiaries, on the other hand) will satisfy the requirements of such paragraphs.

All accounts required under this Section 9.01 shall be prepared in accordance with GAAP and shall fairly represent in all material respects the financial condition of the relevant company.

9.02 Books and Records; Inspection. The Parent will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in all material respects, in which materially proper and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Parent and its Subsidiaries in accordance with GAAP. The Parent will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Facility Agent at the reasonable request of any Lead Arranger to visit and inspect, under guidance of officers of the Parent or such Subsidiary, any of the properties of the Parent or such Subsidiary, and to examine the books of account of the Parent or such Subsidiary and discuss the affairs, finances and accounts of the Parent or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Facility Agent at the reasonable request of any such Lead Arranger may reasonably request.

9.03 Maintenance of Property; Insurance. The Parent will (x) keep, and will procure that each of its Subsidiaries keeps, all of its real property and assets properly maintained and in existence (including, without limitation, by compliance with the operational covenants in respect of the Vessel as set forth on Schedule 9.03A) and will comprehensively insure, and will procure that each of its Subsidiaries comprehensively insures, for such amounts and of such types as would be effected by prudent companies carrying on business similar to the Parent or its Subsidiaries (as the case may be) and (y) maintain (or cause the Borrower to maintain) insurance (including, without limitation, hull and machinery, war risks, loss of hire (if applicable), protection and indemnity insurance as set forth on Schedule 9.03B (the “Required Insurance”) with respect to the Vessel at all times.

9.04 Corporate Franchises. The Parent will, and will cause each of its Subsidiaries to, do all such things as are necessary to maintain its corporate existence (except as permitted by Section 10.02) in good standing and will ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business, except, in the case of Subsidiaries that are not Credit Parties, to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.05 Compliance with Statutes, etc. The Parent will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions (including all laws and regulations relating to money laundering) imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.06 Hermes Cover. (a) The terms and conditions of the Hermes Cover are incorporated herein and in so far as they impose terms, conditions and/or obligations on the Collateral Agent and/or the Facility Agent and/or the Hermes Agent and/or the Lenders in relation to the Borrower or any other Credit Party then such terms, conditions and obligations are binding on the parties hereto and further in the event of any conflict between the terms of the Hermes Cover and the terms hereof the terms of the Hermes Cover shall be paramount and prevail. For the avoidance of doubt, neither the Parent nor the Borrower has any interest or entitlement in the proceeds of the Hermes Cover. In particular, but without limitation, the Borrower shall pay any difference between the amount of the Loans drawn to pay the Hermes Premium, and the Hermes Premium.

(b) The Borrower shall at all times promptly pay all due and owing Hermes Premium.

9.07 End of Fiscal Years. The Parent and the Borrower will maintain their fiscal year ends as in effect on the Effective Date.

9.08 Performance of Credit Document Obligations. The Parent will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument (including, without limitation, the Credit Documents) by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.09 Payment of Taxes. The Parent will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien not otherwise permitted under Section 10.01, provided that neither the Parent nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

9.10 Further Assurances. (a) The Borrower will, from time to time on being required to do so by the Facility Agent or the Hermes Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the Facility Agent or the Hermes Agent (as the case may be) as the Facility Agent or the Hermes Agent may reasonably consider necessary for giving full effect to any of the Credit Documents or securing to the Agents and/or the Lenders or any of them the full benefit of the rights, powers and remedies conferred upon the Agents and/or the Lenders or any of them in any such Credit Document.

(b) The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower, where permitted by law. The Collateral Agent will promptly send the Borrower a copy of any financing or continuation statements which it may file without the signature of the Borrower and the filing or recordation information with respect thereto.

(c) The Parent will cause each Subsidiary of the Parent which owns any direct interest in the Borrower promptly following such Subsidiary’s acquisition of such interest, to execute and deliver a counterpart to the Share Charge and, in connection therewith, promptly execute and deliver all further instruments, and take all further action, that the Facility Agent may reasonably require (including, without limitation, the provision of officers’ certificates, resolutions, good standing certificates and opinions of counsel, in each case to the reasonable satisfaction of the Facility Agent).

(d) [Intentionally omitted]

9.11 Ownership of Subsidiaries. Other than “director qualifying shares” and similar requirements, the Parent shall at all times directly or indirectly own 100% of the Capital Stock or other Equity Interests of the Borrower (except as permitted by Section 10.02).

9.12 Consents and Registrations. The Parent and the Borrower shall obtain (and shall, at the request of the Facility Agent, promptly furnish certified copies to the Facility Agent of) all such authorizations, approvals, consents, licenses and exemptions as may be required under any applicable law or regulation to enable it or any Credit Party to perform its obligations under, and ensure the validity or enforceability of, each of the Credit Documents are obtained and promptly renewed from time to time and will procure that the terms of the same are complied with at all times. Insofar as such filings or registrations have not been completed on or before the Effective Date, the Borrower will procure the filing or registration within applicable time limits of each Security Document which requires filing or registration together with all ancillary documents required to preserve the priority and enforceability of the Security Documents.

9.13 Flag of Vessel. (a) The Borrower shall cause the Vessel to be registered under the laws and flag of the United States or, provided that the requirements of a Flag Jurisdiction Transfer are satisfied, another Acceptable Flag Jurisdiction. Notwithstanding the foregoing, the relevant Credit Party may transfer the Vessel to an Acceptable Flag Jurisdiction pursuant to the requirements set forth in the definition of “Flag Jurisdiction Transfer”.

(b) Except as permitted by Section 10.02, the Borrower will own the Vessel and will procure that the Vessel is traded within the NCLC Fleet from the Delivery Date until the Maturity Date.

(c) The Borrower will at all times engage the Manager (or a replacement manager reasonably acceptable to the Facility Agent) to provide the commercial and technical management and crewing of the Vessel.

9.14 “Know Your Customer” and Other Similar Information. The Parent will, and will cause the Credit Parties, to provide (i) the “Know Your Customer” information required pursuant to the PATRIOT Act and applicable money laundering provisions and (ii) such other documentation and evidence necessary in order for the Lenders to carry out and be reasonably satisfied with other similar checks under all applicable laws and regulations pursuant to the Transaction and the Hermes Cover, in each case as requested by the Facility Agent, the Hermes Agent or any Lender in connection with each of the Facility Agent’s, the Hermes Agent’s and each Lender’s internal compliance regulations.

SECTION 10. Negative Covenants. The Parent and the Borrower hereby covenant and agree that on and after the Initial Borrowing Date and until all Commitments have terminated and the Loans, together with interest and all other Credit Document Obligations incurred hereunder and thereunder, are paid in full (other than contingent indemnification and expense reimbursement claims for which no claim has been made):

10.01 Liens. The Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral, whether now owned or hereafter acquired, or sell any such Collateral subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral (including sales of accounts receivable with recourse to the Parent or any of its Subsidiaries); provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

(ii) Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for Borrowed Money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Collateral and do not materially impair the use thereof in the operation of the business of the Parent or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Collateral subject to any such Lien;

(iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule 10.01, and any renewals or extensions of such Liens, provided that the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding on the Effective Date, less any repayments of principal thereof;

(iv) Liens created pursuant to the Security Documents including, without limitation, Liens created in relation to any Interest Rate Protection Agreement or Other Hedging Agreement;

(v) Liens arising out of judgments, awards, decrees or attachments with respect to which the Parent or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review, provided that the aggregate amount of all such judgments, awards, decrees or attachments shall not constitute an Event of Default under Section 11.09;

(vi) Liens in respect of seamen’s wages which are not past due and other maritime Liens arising in the ordinary course of business up to an aggregate amount of $10,000,000;

(vii) [Intentionally omitted]

(vii) Liens which rank after the Liens created by the Security Documents to secure the performance of bids, tenders, bonds or contracts; provided that (a) such bids, tenders, bonds or contracts directly relate to the Vessel, are incurred in the ordinary course of business and do not relate to the incurrence of Indebtedness for Borrowed Money, and (b) at any time outstanding, the aggregate amount of Liens under this clause (vii) shall not secure greater than $25,000,000 of obligations.

In connection with the granting of Liens described above in this Section 10.01 by the Parent or any of its Subsidiaries, the Facility Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien subordination agreements in favor of the holder or holders of such Liens, in respect of the item or items of equipment or other assets subject to such Liens).

10.02 Consolidation, Merger, Amalgamation, Sale of Assets, Acquisitions, etc. (a) The Parent will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger, amalgamation or consolidation, or convey, sell, lease or otherwise dispose of all or substantially all of its property or assets, or make any Acquisitions, except that:

(i) any Subsidiary of the Parent (other than the Borrower) may merge, amalgamate or consolidate with and into, or be dissolved or liquidated into, the Parent or other Subsidiary of the Parent (other than the Borrower), so long as (x) in the case of any such merger, amalgamation, consolidation, dissolution or liquidation involving the Parent, the Parent is the surviving or continuing entity of any such merger, amalgamation, consolidation, dissolution or liquidation and (y) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, amalgamation, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been taken;

(ii) the Parent and any Subsidiary of the Parent may make dispositions of assets so long as such disposition is permitted pursuant to Section 10.02(b);

(iii) the Parent and any Subsidiary of the Parent (other than the Borrower) may make Acquisitions; provided that (x) the Parent provides evidence reasonably satisfactory to the Required Lenders that the Parent will be in compliance with the financial undertakings contained in Sections 10.06 to 10.09 after giving effect to such Acquisition on a pro forma basis and (y) no Default or Event of Default will exist after giving effect to such Acquisition; and

(iv) the Parent and any Subsidiary of the Parent (other than the Borrower) may establish new Subsidiaries.

(b) The Parent will not, and will not permit any other company in the NCLC Group to, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or a substantial part of its assets except that the following disposals shall not be taken into account:

(i) dispositions made in the ordinary course of trading of the disposing entity (excluding a disposition of the Vessel or other Collateral) including without limitation, the payment of cash as consideration for the purchase or acquisition of any asset or service or in the discharge of any obligation incurred for value in the ordinary course of trading;

(ii) dispositions of cash raised or borrowed for the purposes for which such cash was raised or borrowed;

(iii) dispositions of assets (other than the Vessel or other Collateral) owned by any member of the NCLC Group in exchange for other assets comparable or superior as to type and value;

(iv) a vessel (other than the Vessel or other Collateral) or any other asset owned by any member of the NCLC Group (other than the Borrower) may be sold, provided such sale is on a willing seller willing buyer basis at or about market rate and at arm’s length subject always to the provisions of any loan documentation for the financing of such vessel or other asset;

(v) the Credit Parties may sell, lease or otherwise dispose of the Vessel or sell 100% of the Capital Stock of the Borrower, provided that such sale is made at fair market value, the Total Commitment is permanently reduced to $0, and the Loans are repaid in full; and

(vi) Permitted Chartering Arrangements.

10.03 Dividends. The Parent will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Parent or any of its Subsidiaries, except that:

(i) Subsidiaries of the Parent may pay Dividends to another member of the NCLC Group; provided that the Borrower shall procure that any Dividends or other distributions and interest paid or payable in connection with such Dividends or other distributions to NCL International, Ltd., NCL America Holdings, LLC or Arrasas Limited shall be received promptly by the Parent directly or indirectly by way of Dividend;

(ii) the Parent may pay Dividends in respect of the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated tax returns for each relevant jurisdiction of the NCLC Group or holder of the Parent’s Capital Stock with respect to income taxable as a result of any member of the NCLC Group being taxed as a pass-through entity for U.S. Federal, state and local income tax purposes or attributable to any member of the NCLC Group; and

(iii) the Parent may pay Dividends in an amount not to exceed 50% of Consolidated Net Income of the Parent and its Subsidiaries for the period (taken as one period) commencing on January 1, 2010 and ending on the date prior to such Dividend for which financial statements are available so long as (x) no Default or Event or Default exists or would result from such Dividend and (y) at the time of such Dividend and after giving effect thereto the ratio of Total Net Funded Debt to Consolidated EBITDA for the four consecutive fiscal quarters last ended for which financial statements have been provided to the Facility Agent pursuant to Section 9.01 is less than 5.50:1.00.

10.04 Advances, Investments and Loans. The Parent will not, and will not permit any other member of the NCLC Group to, purchase or acquire any margin stock (or other Equity Interests) or any other asset, or make any capital contribution to or other investment in any other Person (each of the foregoing an “Investment” and, collectively, “Investments”), in each case either in a single transaction or in a series of transactions (whether related or not), except that the following shall be permitted:

(i) Investments on arm’s length terms;

(ii) Investments for its use in its ordinary course of business;

(iii) Investments the cost of which is less than or equal to its fair market value at the date of acquisition; and

(iv) Investments permitted by Section 10.02.

10.05 Transactions with Affiliates. (a) The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of such Person (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10,000,000, unless such Affiliate Transaction is on terms that are not materially less favorable to the Parent or any Subsidiary of the Parent than those that could have been obtained in a comparable transaction by such Person with an unrelated Person.

(b) The provisions of Section 10.05(a) shall not apply to the following:

(i) transactions between or among the Parent and/or any Subsidiary of the Parent (or an entity that becomes a Subsidiary of the Parent as a result of such transaction) and any merger, consolidation or amalgamation of the Parent or any Subsidiary of the Parent and any direct parent of the Parent, any Subsidiary of the Parent or, in the case of a Subsidiary of the Parent, the Parent; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Parent or such Subsidiary of the Parent, as the case may be, and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;

(ii) Dividends permitted by Section 10.03 and Investments permitted by Section 10.04;

(iii) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Parent or any Subsidiary of the Parent, any direct or indirect parent of the Parent;

(iv) payments by the Parent or any Subsidiary of the Parent to a Permitted Holder made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Parent in good faith;

(v) any agreement to pay, and the payment of, monitoring, management, transaction, advisory or similar fees (A) in an aggregate amount in any fiscal year not to exceed the sum of (1) the greater of (i) 1% of Consolidated EBITDA of the Parent and (ii) $9,000,000, plus reasonable out of pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods; plus (2) any deferred fees (to the extent such fees were within such amount in clause (A)(1) above originally), plus (B) 2.0% of the value of transactions with respect to which an Affiliate provides any transaction, advisory or other services, plus (C) so long as no Event of Default has occurred and is continuing, in the event of an initial public offering, the present value of all future amounts payable pursuant to any agreement referred to in clause (A)(1) above in connection with the termination of such agreement with a Permitted Holder; provided that if any such payment pursuant to clause (C) is not permitted to be paid as a result of an Event of Default, such payment shall accrue and may be payable when no Event of Default is continuing to the extent that no further Event of Default would result therefrom;

(vi) transactions in which the Parent or any Subsidiary of the Parent, as the case may be, delivers to the Facility Agent a letter from an independent financial advisor stating that such transaction is fair to the Parent or any Subsidiary of the Parent, as the case may be, from a financial point of view or meets the requirements of Section 10.05(a);

(vii) payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the board of directors of the Parent in good faith;

(viii) any agreement as in effect as of the Effective Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Effective Date) or any transaction contemplated thereby as determined in good faith by the Parent;

(ix) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Parent and its Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Parent, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Subsidiaries of the Parent entered into in the ordinary course of business and consistent with past practice or industry norm;

(x) the issuance of Equity Interests (other than Disqualified Stock) of the Parent to any Person;

(xi) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Parent or any direct or indirect parent of the Issuer or of a Subsidiary of the Parent, as appropriate, in good faith;

(xii) any contribution to the capital of the Parent;

(xiii) transactions between the Parent or any Subsidiary of the Parent and any Person, a director of which is also a director of the Parent or a Subsidiary of the Parent or any direct or indirect parent of the Parent; provided, however, that such director abstains from voting as a director of the Parent or a Subsidiary of the Parent or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xiv) pledges of Equity Interests of Subsidiaries of the Parent (other than the Borrower);

(xv) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xvi) any employment agreements entered into by the Parent or any Subsidiary of the Parent in the ordinary course of business; and

(xvii) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Parent in an officer’s certificate) for the purpose of improving the consolidated tax efficiency of the Parent and its Subsidiaries and not for the purpose of circumventing any provision set forth in this Agreement.

10.06 Free Liquidity. The Parent will not permit the Free Liquidity to be less than $50,000,000 at any time.

10.07 Total Net Funded Debt to Total Capitalization. The Parent will not permit the ratio of Total Net Funded Debt to Total Capitalization to be greater than 0.70:1.00 at any time.

10.08 Collateral Maintenance. The Borrower will not permit the Appraised Value of the Vessel (such value, the “Vessel Value”) to be less than 125% of the aggregate outstanding principal amount of Loans at such time; provided that, so long as any non-compliance in respect of this Section 10.08 is not caused by a voluntary Collateral Disposition, such non-compliance shall not constitute a Default or an Event of Default so long as within 10 Business Days of the occurrence of such default, the Borrower shall either (i) post additional collateral reasonably satisfactory to the Required Lenders in favor of the Collateral Agent (it being understood that cash collateral comprised of Dollars is satisfactory and that it shall be valued at par), pursuant to security documentation reasonably satisfactory in form and substance to the Collateral Agent and the Lead Arrangers, in an aggregate amount sufficient to cure such non-compliance (and shall at all times during such period and prior to satisfactory completion thereof, be diligently carrying out such actions) or (ii) repay Loans in an amount sufficient to cure such non-compliance; provided, further, that, subject to the last sentence in Section 9.01(c), the covenant in this Section 10.08 shall be tested no more than once per calendar year in the absence of the occurrence of an Event of Default which is continuing.

10.09 Consolidated EBITDA to Consolidated Debt Service. The Parent will not permit the ratio of Consolidated EBITDA to Consolidated Debt Service for the NCLC Group at the end of any fiscal quarter, computed for the period of the four consecutive fiscal quarters ending as at the end of the relevant fiscal quarter, to be less than 1.25:1.00 unless the Free Liquidity of the NCLC Group at all times during such period of four consecutive fiscal quarters ending as at the end of such fiscal quarter was equal to or greater than $100,000,000.

10.10 Business; Change of Name. The Parent will not, and will not permit any of its Subsidiaries to, change its name, change its address as indicated on Schedule 14.03A to an address outside the State of Florida, or make or threaten to make any substantial change in its business as presently conducted or cease to perform its current business activities or carry on any other business which is substantial in relation to its business as presently conducted if doing so would imperil the security created by any of the Security Documents or affect the ability of the Parent or its Subsidiaries to duly perform its obligations under any Credit Document to which it is or may be a party from time to time (it being understood that name changes and changes of address to an address outside the State of Florida shall be permitted so long as new, relevant Security Documents are executed and delivered (and if necessary, recorded) in a form reasonably satisfactory to the Collateral Agent), in each case in the reasonable opinion of the Facility Agent; provided that any new leisure or hospitality venture embarked upon by any member of the NCLC Group (other than the Parent) shall not constitute a substantial change in its business.

10.11 Subordination of Indebtedness. Other than the Sky Vessel Indebtedness, (i) the Parent shall procure that any and all of its Indebtedness with any other Credit Party and/or any shareholder of the Parent is at all times fully subordinated to the Credit Document Obligations and (ii) the Parent shall not make or permit to be made any repayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing Indebtedness with any shareholder of the Parent. Upon the occurrence of an Event of Default, the Parent shall not make any repayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing Indebtedness with any other Credit Party (including, for the avoidance of doubt, the Sky Vessel Indebtedness); provided that, notwithstanding anything set forth in this Agreement to the contrary, the consent of the Lenders will be required for any (I) prepayment of the Sky Vessel Indebtedness in advance of the scheduled repayments set forth in the memorandum of agreement referred to in the definition of Sky Vessel Indebtedness and (II) amendment to the memorandum of agreement referred to in the definition of Sky Vessel Indebtedness to the extent that such amendment involves a material change to terms of the financing arrangements set forth therein that is adverse to the interests of either the Parent or the Lenders (including, without limitation, any change that is adverse to the interests of either the Parent or the Lenders (i) in the timing and/or schedule of repayment applicable to such financing arrangements by more than five Business Days or (ii) in the interest rate applicable to such financing arrangements).

10.12 Activities of Borrower, etc. The Parent will not permit the Borrower to, and the Borrower will not:

(i) issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other Person, other than in the ordinary course of its business as owner of the Vessel;

(ii) incur any Indebtedness other than under the Credit Documents or other than in the ordinary course of its business as owner of the Vessel; and

(iii) engage in any business or own any significant assets or have any material liabilities other than (i) its ownership of the Vessel and (ii) those liabilities which it is responsible for under this Agreement and the other Credit Documents to which it is a party, provided that the Borrower may also engage in those activities that are incidental to (x) the maintenance of its existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

10.13 [Intentionally omitted]

10.14 No Place of Business. None of the Credit Parties shall establish a place of business in the United Kingdom or the United States of America, with the exception of those places of business already in existence on the Effective Date, unless prompt notice thereof is given to the Facility Agent and the requirements set forth in Section 9.10 have been satisfied.

SECTION 11. Events of Default. Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.01 Payments. The Borrower or any other Credit Party does not pay on the due date any amount of principal or interest on any Loan (provided, however, that if any such amount is not paid when due solely by reason of some error or omission on the part of the bank or banks through whom the relevant funds are being transmitted no Event of Default shall occur for the purposes of this Section 11.01 until the expiry of three Business Days following the date on which such payment is due) or, within three days of the due date any other amount, payable by it under any Credit Document to which it may at any time be a party, at the place and in the currency in which it is expressed to be payable; or

11.02 Representations, etc. Any representation, warranty or statement made or repeated in, or in connection with, any Credit Document or in any accounts, certificate, statement or opinion delivered by or on behalf of any Credit Party thereunder or in connection therewith is materially incorrect when made or would, if repeated at any time hereafter by reference to the facts subsisting at such time, no longer be materially correct; or

11.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(h), Section 9.06, Section 9.11 or Section 10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document and, in the case of this clause (ii), such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Facility Agent or any of the Lenders; or

11.04 Default Under Other Agreements. (a) Any event of default occurs under any financial contract or financial document relating to any Indebtedness of any member of the NCLC Group;

(b) Any such Indebtedness or any sum payable in respect thereof is not paid when due (after the expiry of any applicable grace period(s)) whether by acceleration or otherwise;

(c) Any Lien over any assets of any member of the NCLC Group becomes enforceable; or

(d) Any other Indebtedness of any member of the NCLC Group is not paid when due or is or becomes capable of being declared due prematurely by reason of default or any security for the same becomes enforceable by reason of default, provided that:

(i) it shall not be a Default or Event of Default under this Section 11.04 unless the principal amount of the relevant Indebtedness as described in preceding clauses (a) through (d), inclusive, exceeds $15,000,000;

(ii) no Event of Default will arise under clauses (a), (c) and/or (d) until the earlier of (x) 30 days following the occurrence of the related event of default, Lien becoming enforceable or Indebtedness becoming capable of being declared due prematurely, as the case may be, and (y) the acceleration of the relevant Indebtedness or the enforcement of the relevant Lien; and

(iii) if at any time hereafter the Parent or any other member of the NCLC Group agrees to the incorporation of a cross default provision into any financial contract or financial document relating to any Indebtedness that is more onerous than this Section 11.04, then the Parent shall immediately notify the Facility Agent and that cross default provision shall be deemed to apply to this Agreement as if set out in full herein with effect from the date of such financial contract or financial document and during the term of that financial contract or financial document; or

11.05 Bankruptcy, etc. (a) Other than as expressly permitted in Section 10, any order is made or an effective resolution passed or other action taken for the suspension of payments or dissolution, termination of existence, liquidation, winding-up or bankruptcy of any member of the NCLC Group; or

(b) Any member of the NCLC Group shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against any member of the NCLC Group, and the petition is not dismissed within 45 days after the filing thereof, provided, however, that during the pendency of such period, each Lender shall be relieved of its obligation to extend credit hereunder; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any member of the NCLC Group, to operate all or any substantial portion of the business of any member of the NCLC Group, or any member of the NCLC Group commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any member of the NCLC Group, or there is commenced against any member of the NCLC Group any such proceeding which remains undismissed for a period of 45 days after the filing thereof, or any member of the NCLC Group is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any member of the NCLC Group makes a general assignment for the benefit of creditors; or any Company action is taken by any member of the NCLC Group for the purpose of effecting any of the foregoing; or

(c) A liquidator (subject to Section 11.05(e)), trustee, administrator, receiver, manager or similar officer is appointed in respect of any member of the NCLC Group or in respect of all or any substantial part of the assets of any member of the NCLC Group and in any such case such appointment is not withdrawn within 30 days (in this Section 11.05, the “Grace Period”) unless the Facility Agent considers in its sole discretion that the interest of the Lenders and/or the Agents might reasonably be expected to be adversely affected in which event the Grace Period shall not apply; or

(d) Any member of the NCLC Group becomes or is declared insolvent or is unable, or admits in writing its inability, to pay its debts as they fall due or becomes insolvent within the terms of any applicable law; or

(e) Anything analogous to or having a substantially similar effect to any of the events specified in this Section 11.05 shall have occurred under the laws of any applicable jurisdiction (subject to the analogous grace periods set forth herein); or

11.06 Total Loss. An Event of Loss shall occur resulting in the actual or constructive total loss of the Vessel or the agreed or compromised total loss of the Vessel and the proceeds of the insurance in respect thereof shall not have been received within 150 days of the event giving rise to such Event of Loss; or

11.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the material Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except in connection with Permitted Liens), and subject to no other Liens (except Permitted Liens), or any “event of default” (as defined in the Vessel Mortgage) shall occur in respect of the Vessel Mortgage; or

11.08 Guaranties. (a) The Parent Guaranty, or any provision thereof, shall cease to be in full force or effect as to the Parent, or the Parent (or any Person acting by or on behalf of the Parent) shall deny or disaffirm the Parent’s obligations under the Parent Guaranty; or

(b) The Hermes Cover, or any material provision thereof, shall cease to be in full force or effect, or Hermes (or any Person acting by or on behalf of the Parent or the Hermes Agent) shall deny or disaffirm Hermes’ obligations under the Hermes Cover; or

11.09 Judgments. Any distress, execution, attachment or other process affects the whole or any substantial part of the assets of any member of the NCLC Group and remains undischarged for a period of 21 days or any uninsured judgment in excess of $15,000,000 following final appeal remains unsatisfied for a period of 30 days in the case of a judgment made in the United States and otherwise for a period of 60 days; or

11.10 Cessation of Business. Subject to Section 10.02, any member of the NCLC Group shall cease to carry on all or a substantial part of its business; or

11.11 Revocation of Consents. Any authorization, approval, consent, license, exemption, filing, registration or notarization or other requirement necessary to enable any Credit Party to comply with any of its obligations under any of the Credit Documents to which it is a party shall have been materially adversely modified, revoked or withheld or shall not remain in full force and effect and within 90 days of the date of its occurrence such event is not remedied to the satisfaction of the Required Lenders and the Required Lenders consider in their sole discretion that such failure is or might be expected to become materially prejudicial to the interests, rights or position of the Agents and the Lenders or any of them; provided that the Borrower shall not be entitled to the aforesaid 90 day period if the modification, revocation or withholding of the authorization, approval or consent is due to an act or omission of any Credit Party and the Required Lenders are satisfied in their sole discretion that the interests of the Agents or the Lenders might reasonably be expected to be materially adversely affected; or

11.12 Unlawfulness. At any time it is unlawful or impossible for:

(i) any Credit Party to perform any of its obligations under any Credit Document to which it is a party; or

(ii) the Agents or the Lenders, as applicable, to exercise any of their rights under any of the Credit Documents;

provided that no Event of Default shall be deemed to have occurred (x) (except where the unlawfulness or impossibility adversely affects any Credit Party’s payment obligations under this Agreement and/or the other Credit Documents (the determination of which shall be in the Facility Agent’s sole discretion) in which case the following provisions of this Section 11.12 shall not apply) where the unlawfulness or impossibility prevents any Credit Party from performing its obligations (other than its payment obligations under this Agreement and the other Credit Documents) and is cured within a period of 21 days of the occurrence of the event giving rise to the unlawfulness or impossibility and the relevant Credit Party, within the aforesaid period, performs its obligation(s), and (y) where the Facility Agent and/or the Lenders, as applicable, could, in its or their sole discretion, mitigate the consequences of unlawfulness or impossibility in the manner described in Section 2.11(a) (it being understood that the costs of mitigation shall be determined in accordance with Section 2.11(a)); or

11.13 Insurances. Borrower shall have failed to insure the Vessel in the manner specified in this Agreement or failed to renew the Required Insurance at least 10 Business Days prior to the date of expiry thereof and, if requested by the Facility Agent, produce prompt confirmation of such renewal to the Facility Agent; or

11.14 Disposals. The Borrower or any other member of the NCLC Group shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor with the intention of preferring such creditor over any other creditor; or

11.15 Government Intervention. The authority of any member of the NCLC Group in the conduct of its business shall be wholly or substantially curtailed by any seizure or intervention by or on behalf of any authority and within 90 days of the date of its occurrence any such seizure or intervention is not relinquished or withdrawn and the Facility Agent reasonably considers that the relevant occurrence is or might be expected to become materially prejudicial to the interests, rights or position of the Agents and/or the Lenders; provided that the

Borrower shall not be entitled to the aforesaid 90 day period if the seizure or intervention executed by any authority is due to an act or omission of any member of the NCLC Group and the Facility Agent is satisfied, in its sole discretion, that the interests of the Agents and/or the Lenders might reasonably be expected to be materially adversely affected; or

11.16 Change of Control. A Change of Control shall occur; or

11.17 Material Adverse Change. Any event shall occur which results in a Material Adverse Effect; or

11.18 Repudiation of Material Documents. Any party to any Credit Document or any other material documents related to the Credit Document Obligations hereunder shall repudiate such Credit Document or such material document in any way;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Facility Agent, upon the written request of the Required Lenders and after having informed the Hermes Agent of such written request, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.05 shall occur, the result which would occur upon the giving of written notice by the Facility Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Credit Document Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

SECTION 12. Agency and Security Trustee Provisions

12.01 Appointment and Declaration of Trust. (a) The Lenders hereby designate HSBC Bank plc, as Facility Agent (for purposes of this Section 12, the term “Facility Agent” shall include HSBC Bank plc (and/or any of its Affiliates) in its capacity as Collateral Agent under the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates and, may transfer from time to time any or all of its rights, duties and obligations hereunder and under the relevant Credit Documents (in accordance with the terms thereof) to any of its banking affiliates.

(b) HSBC Bank plc in its capacity as Collateral Agent pursuant to the Security Documents declares that it shall hold the Collateral in trust for the Secured Creditors in accordance with the terms of the Jade Intercreditor Agreement, as applicable. The Collateral Agent shall have the right to delegate a co-agent or sub-agent from time to time to perform and benefit from any or all rights, duties and obligations hereunder and under the relevant Security Documents (in accordance with the terms thereof and of the Security Trust Deed) and, in the event that any such duties or obligations are so delegated, the Collateral Agent is hereby authorized to enter into additional Security Documents or amendments to the then existing Security Documents to the extent it deems necessary or advisable to implement such delegation and, in connection therewith, the Parent will, or will cause the relevant Subsidiary to, use its commercially reasonable efforts to promptly deliver any opinion of counsel that the Facility Agent may reasonably require to the reasonable satisfaction of the Facility Agent.

(c) The Lenders hereby designate KfW IPEX-Bank GmbH, as Hermes Agent, which Agent shall be responsible for any and all communication, information and negotiation required with Hermes in relation to the Hermes Cover. All notices and other communications provided to the Hermes Agent shall be mailed, telexed, telecopied, delivered or electronic mailed to the Notice Office of the Hermes Agent.

12.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. None of the Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder, under any other Credit Document, under the Hermes Cover or in connection herewith or therewith, unless caused by such Person’s gross negligence or willful misconduct (any such liability limited to the applicable Agent to whom such Person relates). The duties of each of the Agents shall be mechanical and administrative in nature; none of the Agents shall have by reason of this Agreement or any other Credit Document any fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agents any obligations in respect of this Agreement, any other Credit Document or the Hermes Cover except as expressly set forth herein or therein.

12.03 Lack of Reliance on the Agents. Independently and without reliance upon the Agents, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith, (ii) its own appraisal of the creditworthiness of the Credit Parties and (iii) its own appraisal of the Hermes Cover and, except as expressly provided in this Agreement, none of the Agents shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. None of the Agents shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement, any other Credit Document, the Hermes Cover or the financial condition of the Credit Parties or any of them or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, any other Credit Document, the Hermes Cover, or the financial condition of the Credit Parties or any of them or the existence or possible existence of any Default or Event of Default.

12.04 Certain Rights of the Agents. If any of the Agents shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement, any other Credit Document or the Hermes Cover, the Agents shall be entitled to refrain from such act or taking such action unless and until the Agents shall have received instructions from the Required Lenders; and the Agents shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agents as a result of any of the Agents acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.05 Reliance. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the applicable Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement, any other Credit Document, the Hermes Cover and its duties hereunder and thereunder, upon advice of counsel selected by the Facility Agent.

12.06 Indemnification. To the extent any of the Agents is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the applicable Agents, in proportion to their respective “percentages” as used in determining the Required Lenders (without regard to the existence of any Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agents in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct.

12.07 The Agents in their Individual Capacities. With respect to its obligation to make Loans under this Agreement, each of the Agents shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “Secured Creditors”, “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in their respective individual capacity. Each of the Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08 Resignation by an Agent. (a) Any Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon notice of resignation by an Agent pursuant to clause (a) above, the Required Lenders shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower; provided that the Borrower’s consent shall not be required pursuant to this clause (b) if an Event of Default exists at the time of appointment of a successor Agent.

(c) If a successor Agent shall not have been so appointed within the 15 Business Day period referenced in clause (a) above, the applicable Agent, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Agent who shall serve as the applicable Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Agent as provided above; provided that the Borrower’s consent shall not be required pursuant to this clause (c) if an Event of Default exists at the time of appointment of a successor Agent.

(d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the applicable Agent, the applicable Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

12.09 The Lead Arrangers. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of KfW IPEX-Bank GmbH and HSBC Bank plc are hereby appointed as a Lead Arranger by the Lenders to act as specified herein and in the other Credit Documents. Each of the Lead Arrangers in their respective capacities as such shall have only the limited powers, duties, responsibilities and liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby as are set forth herein or therein; it being understood and agreed that the Lead Arrangers shall be entitled to all indemnification and reimbursement rights in favor of any of the Agents as provided for under Sections 12.06 and 14.01. Without limitation of the foregoing, none of the Lead Arrangers shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.10 Impaired Agent. (a) If, at any time, any Agent becomes an Impaired Agent, a Credit Party or a Lender which is required to make a payment under the Credit Documents to such Agent in accordance with Section 4.03 may instead either pay that amount directly to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Credit Party or the Lender making the payment and designated as a trust account for the benefit of the party or parties hereto beneficially entitled to that payment under the Credit Documents. In each case such payments must be made on the due date for payment under the Credit Documents.

(b) All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c) A party to this Agreement which has made a payment in accordance with this Section 12.10 shall be discharged of the relevant payment obligation under the Credit Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d) Promptly upon the appointment of a successor Agent in accordance with Section 12.11, each party to this Agreement which has made a payment to a trust account in accordance with this Section 12.10 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with the relevant provisions of the Credit Documents.

12.11 Replacement of an Agent. (a) After consultation with the Parent, the Required Lenders may, by giving 30 days’ notice to an Agent (or, at any time such Agent is an Impaired Agent, by giving any shorter notice determined by the Required Lenders) replace such Agent by appointing a successor Agent (subject to Section 12.08(b) and (c)).

(b) The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Borrower) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Credit Documents.

(c) The appointment of the successor Agent shall take effect on the date specified in the notice from the Required Lenders to the retiring Agent. As from such date, the retiring Agent shall be discharged from any further obligation in respect of the Credit Documents but shall remain entitled to the benefit of this Section 12.11 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d) Any successor Agent and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party to this Agreement.

12.12 Resignation by the Hermes Agent. (a) The Hermes Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Hermes Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Hermes Agent, the Required Lenders shall appoint a successor Hermes Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower; provided that the Borrower’s consent shall not be required pursuant to this clause (b) if an Event of Default exists at the time of appointment of a successor Hermes Agent.

(c) If a successor Hermes Agent shall not have been so appointed within such 15 Business Day period, the Hermes Agent, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Hermes Agent who shall serve as Hermes Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Hermes Agent as provided above; provided that the Borrower’s consent shall not be required pursuant to this clause (d) if an Event of Default exists at the time of appointment of a successor Hermes Agent.

(d) If no successor Hermes Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the Hermes Agent, the Hermes Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Hermes Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Hermes Agent as provided above.

SECTION 13. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, subject to the provisions of this Section 13.

13.01 Assignments and Transfers by the Lenders. (a) Subject to Section 13.06 and 13.07, any Lender (or any Lender together with one or more other Lenders, each an “Existing Lender”) may:

(i) with the consent of the Hermes Agent and the written consent of the Federal Republic of Germany, where required according to the applicable Hermes General Terms and Conditions (Allgemeine Bedingungen) and the supplementary provisions relating to the assignment of Guaranteed Amounts (Ergänzende Bestimmungen für Forderungsabtretungen-AB (FAB)), assign any of its rights or transfer by novation any of its rights and obligations under this Agreement or any Credit Document to which it is a party (including, without limitation, all of the Commitments and outstanding Loans, or if less than all, a portion equal to at least $10,000,000 in the aggregate for such Lender’s rights and obligations), to (x) its parent company and/or any Affiliate of such assigning or transferring Lender which is at least 50% owned (directly or indirectly) by such Lender or its parent company or (y) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor, or

(ii) with the consent of the Hermes Agent, the written consent of the Federal Republic of Germany, where required according to the applicable Hermes General Terms and Conditions (Allgemeine Bedingungen) and the supplementary provisions relating to the assignment of Guaranteed Amounts (Ergänzende Bestimmungen für Forderungsabtretungen-AB (FAB)) and consent of the Borrower

(which consent, in the case of the Borrower (x) shall not be unreasonably withheld or delayed, (y) shall not be required if a Default or Event of Default shall have occurred and be continuing at such time and (z) shall be deemed to have been given ten Business Days after the Existing Lender has requested it in writing unless consent is expressly refused by the Borrower within that time) assign any of its rights in or transfer by novation any of its rights in and obligations under all of its Commitments and outstanding Loans, or if less than all, a portion equal to at least $10,000,000 in the aggregate for such Existing Lender’s rights and obligations, hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees or transferees shall become a party to this Agreement as a Lender by execution of (I) an Assignment Agreement (in the case of assignments) and (II) a Transfer Certificate (in the case of transfers under Section 13.06); provided that (x) at such time, Schedule 1.01(a) shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such New Lender and of the Existing Lenders and (y) the consent of the Facility Agent shall be required in connection with any assignment or transfer pursuant to the preceding clause (ii) (which consent, in each case, shall not be unreasonably withheld or delayed); and provided, further, that at no time shall a Lender assign or transfer its rights or obligations under this Agreement to a hedge fund, private equity fund, insurance company or other similar or related financing institution that is not in the primary business of accepting cash deposits from, and making loans to, the public.

(b) If (x) a Lender assigns or transfers any of its rights or obligations under the Credit Documents or changes its Facility Office and (y) as a result of circumstances existing at the date the assignment, transfer or change occurs, a Credit Party would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Sections 2.09, 2.10 or 4.04, then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that section to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(c) Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(d) [Intentionally omitted]

13.02 Assignment or Transfer Fee. Unless the Facility Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender or (ii) as set forth in Section 13.03, each New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $3,500.

13.03 Assignments and Transfers to Hermes. Nothing in this Agreement shall prevent or prohibit any Lender from assigning its rights or transferring its rights and obligations hereunder to Hermes without the consent of the Borrower and without being required to pay the non-refundable assignment fee of $3,500 referred to in Section 13.02 above.

13.04 Limitation of Responsibility to Existing Lenders. (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i) the legality, validity, effectiveness, adequacy or enforceability of the Credit Documents, the Security Documents or any other documents;

(ii) the financial condition of any Credit Party;

(iii) the performance and observance by any Credit Party of its obligations under the Credit Documents or any other documents; or

(iv) the accuracy of any statements (whether written or oral) made in or in connection with any Credit Document or any other document,

and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender, the other Lender Creditors and the Secured Creditors that it (1) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Credit Party and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Lender Creditor in connection with any Credit Document or any Lien (or any other security interest) created pursuant to the Security Documents and (2) will continue to make its own independent appraisal of the creditworthiness of each Credit Party and its related entities whilst any amount is or may be outstanding under the Credit Documents or any Commitment is in force.

(c) Nothing in any Credit Document obliges an Existing Lender to:

(i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Section 13; or

(ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Credit Party of its obligations under the Credit Documents or otherwise.

13.05 [Intentionally Omitted]

13.06 Procedure and Conditions for Transfer. (a) Subject to Section 13.01, a transfer is effected in accordance with Section 13.06(c) when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to Section 13.06(b), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b) The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c) On the date of the transfer:

(i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Credit Documents to which it is a party and in respect of the Security Documents each of the Credit Parties and the Existing Lender shall be released from further obligations towards one another under the Credit Documents and in respect of the Security Documents and their respective rights against one another under the Credit Documents and in respect of the Security Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii) each of the Credit Parties and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Credit Party or other member of the NCLC Group and the New Lender have assumed and/or acquired the same in place of that Credit Party and the Existing Lender;

(iii) the Facility Agent, the Collateral Agent, the Hermes Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Security Documents as they would have acquired and assumed had the New Lender been an original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Collateral Agent, the Hermes Agent and the Existing Lender shall each be released from further obligations to each other under the Credit Documents, it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 2.09, 2.10, 4.04, 14.01 and 14.05) shall survive as to such Existing Lender; and

(iv) the New Lender shall become a party to this Agreement as a “Lender”

13.07 Procedure and Conditions for Assignment. (a) Subject to Section 13.01, an assignment may be effected in accordance with Section 13.07(c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to Section 13.07(b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b) The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c) On the date of the assignment:

(i) the Existing Lender will assign absolutely to the New Lender its rights under the Credit Documents and in respect of any Lien (or any other security interest) created pursuant to the Security Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii) the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of any Lien (or any other security interest) created pursuant to the Security Documents), it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 2.09, 2.10, 4.04, 14.01 and 14.05) shall survive as to such Existing Lender; and

(iii) the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

13.08 Copy of Transfer Certificate or Assignment Agreement to Parent. The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Parent a copy of that Transfer Certificate or Assignment Agreement.

13.09 Security over Lenders’ Rights. In addition to the other rights provided to Lenders under this Section 13, each Lender may without consulting with or obtaining consent from any Credit Party, at any time charge, assign or otherwise create a Lien (or any other security interest) or declare a trust in or over (whether by way of collateral or otherwise) all or any of its rights under any Credit Document to secure obligations of that Lender including, without limitation:

(i) any charge, assignment or other Lien (or any other security interest) or trust to secure obligations to a federal reserve or central bank; and

(ii) in the case of any Lender which is a fund, any charge, assignment or other Lien (or any other security interest) granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Lien (or any other security interest) or trust shall:

(i) release a Lender from any of its obligations under the Credit Documents or substitute the beneficiary of the relevant charge, assignment or other Lien (or any other security interest) or trust for the Lender as a party to any of the Credit Documents; or

(ii) require any payments to be made by a Credit Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Credit Documents.

13.10 Assignment by a Credit Party. No Credit Party may assign any of its rights or transfer by novation any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Hermes Agent and the Lenders.

13.11 Lender Participations. (a) Although any Lender may grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer by novation its rights and obligations or assign its rights under all or any portion of its Commitments hereunder except as provided in Sections 2.12 and 13.01) and the participant shall not constitute a “Lender” hereunder; and

(b) no Lender shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Loan in which such participant is participating, or reduce the rate or extend the time of payment of interest thereon (except (m) in connection with a waiver of applicability of any post-default increase in interest rates and (n) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (x)) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (y) consent to the assignment by the Borrower of any of its rights, or transfer by the Borrower of any of its rights and obligations, under this Agreement or (z) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) securing the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

13.12 Increased Costs. To the extent that a transfer of all or any portion of a Lender’s Commitments and related outstanding Credit Document Obligations pursuant to Section 2.12 or Section 13.01 would, at the time of such assignment, result in increased costs under Section 2.09, 2.10 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

SECTION 14. Miscellaneous

14.01 Payment of Expenses, etc. The Borrower agrees that it shall: whether or not the transactions herein contemplated are consummated, (i) pay all reasonable documented out-of-pocket costs and expenses of each of the Agents (including, without limitation, the reasonable documented fees and disbursements of Norton Rose Fulbright LLP,

United States (including Delaware) counsel, Bermudian counsel, other counsel to the Facility Agent and the Lead Arrangers and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto; (ii) pay all documented out-of-pocket costs and expenses of each of the Agents and each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the fees and disbursements of counsel (excluding in-house counsel) for each of the Agents and for each of the Lenders); (iii) pay and hold the Facility Agent and each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the foregoing matters, the performance of any obligation under this Agreement or any Credit Document or any payment thereunder, and save the Facility Agent and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Facility Agent or such Lender) to pay such taxes; and (iv) other than in respect of a wrongful failure by any Lender to fund its Commitments as required by this Agreement, indemnify the Agents and each Lender, and each of their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any of the Agents or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein, or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials on the Vessel or in the air, surface water or groundwater or on the surface or subsurface of any property at any time owned or operated by the Borrower, the generation, storage, transportation, handling, disposal or Environmental Release of Hazardous Materials at any location, whether or not owned or operated by the Borrower, the non-compliance of the Vessel or property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to the Vessel or property, or any Environmental Claim asserted against the Borrower or the Vessel or property at any time owned or operated by the Borrower, including, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages, penalties, actions, judgments, suits, costs, disbursements or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or by reason of a failure by the Person to be indemnified to fund its Commitments as required by this Agreement). To the extent that the undertaking to indemnify, pay or hold harmless each of the Agents or any Lender set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

14.02 Right of Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Parent or any Subsidiary of the Parent or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Parent or any Subsidiary of the Parent but in any event excluding assets held in trust for any such Person against and on account of the Credit Document Obligations and liabilities of the Parent or such Subsidiary of the Parent, as applicable, to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Credit Document Obligations purchased by such Lender pursuant to Section 14.05(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Credit Document Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender upon the exercise of its rights to set-off pursuant to this Section 14.02 shall give notice thereof to the Facility Agent.

14.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telecopier or electronic (unless and until notified to the contrary) communication) and mailed, telexed, telecopied, delivered or electronic mailed: if to any Credit Party, at the address specified on Schedule 14.03A; if to any Lender, at its address specified opposite its name on Schedule 14.03B; and if to the Facility Agent or the Hermes Agent, at its Notice Office; or, as to any other Credit Party, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Parent, the Borrower and the Facility Agent; provided that, with respect to all notices and other communication made by electronic mail or other electronic means, the Facility Agent, the Hermes Agent, the Lenders, the Parent, the Borrower and the Pledgor agree that they (x) shall notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means and (y) shall notify each other of any change to their address or any other such information supplied by them. All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Facility Agent or the Hermes Agent shall not be effective until received by the Facility Agent or the Hermes Agent (as the case may be), or (iv) when electronic mailed, be effective only when actually received in readable form and in the case of any electronic communication made by a Lender, the Parent, the Borrower or the Pledgor to the Facility Agent or the Hermes Agent, only if it is addressed in such a manner as the Facility Agent shall specify for this purpose. A copy of any notice to the Facility Agent shall be delivered to the Hermes Agent at its Notice Office. If an Agent is an Impaired Agent the parties to this Agreement may, instead of communicating with each other through such Agent, communicate with each other directly and (while such Agent is an Impaired Agent) all the provisions of the Credit Documents which require communications to be made or notices to be given to or by such Agent shall be varied so that communications may be made and notices given to or by the relevant parties to this Agreement directly. This provision shall not operate after a replacement Agent has been appointed.

14.04 No Waiver; Remedies Cumulative. No failure or delay on the part of an Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and an Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which an Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of an Agent or any Lender to any other or further action in any circumstances without notice or demand.

14.05 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Facility Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Credit Document Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Credit Document Obligations with respect to which such payment was received.

(b) Other than in connection with assignments and participations (which are governed by Section 13), each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Credit Document Obligation then owed and due to such Lender bears to the total of such Credit Document Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Credit Document Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 14.05(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

14.06 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Parent to the Lenders). In addition, all computations determining compliance with the financial covenants set forth in Sections 10.06 through 10.09, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lenders for the fiscal year of the Parent ended December 31, 2012 (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called “GAAP”). Unless otherwise noted, all references in this Agreement to “generally accepted accounting principles” shall mean generally accepted accounting principles as in effect in the United States.

(b) All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest are payable.

14.07 Governing Law; Exclusive Jurisdiction of English Courts; Service of Process (a) This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

(b) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”). The parties hereto agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party hereto will argue to the contrary. This Section 14.07 is for the benefit of the Lenders, Agents and Secured Creditors. As a result, no such party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lenders, Agents and Secured Creditors may take concurrent proceedings in any number of jurisdictions.

(c) Without prejudice to any other mode of service allowed under any relevant law, each Credit Party (other than a Credit Party incorporated in England and Wales): (i)irrevocably appoints EC3 Services Limited, having its registered office at The St Botolph Building, 138 Houndsditch, London, EC3A 7AR, as its agent for service of process in relation to any proceedings before the English courts in connection with any Credit Document and (ii) agrees that failure by an agent for service of process to notify the relevant Credit Party of the process will not invalidate the proceedings concerned. If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Credit Parties) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

Each party to this Agreement expressly agrees and consents to the provisions of this Section 14.07.

14.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Facility Agent.

14.09 Effectiveness. This Agreement shall take effect as a deed in this form on the Effective Date.

14.10 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

14.11 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto, the Hermes Agent and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender), (i) extend the final scheduled maturity of any Loan, extend the timing for or reduce the principal amount of any Scheduled Repayment, increase or extend any Commitment (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Commitments shall not constitute an increase of the Commitment of any Lender), or reduce the rate (including, without limitation, the Applicable Margin) or extend the time of payment of interest on any Loan or fees (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) any amendment or modification to the definitions used in the financial covenants set forth in Sections 10.06 through 10.09, inclusive, in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i)), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release any of the Collateral (except as expressly provided in the Credit Documents) under any of the Security Documents, (iii) amend, modify or waive any provision of Section 13 or this Section 14.11, (iv) change the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date) or a provision which expressly requires the consent of all the Lenders, (v) consent to the assignment and/or transfer by the Parent and/or Borrower of any of its rights and obligations under this Agreement, or (vi) replace the Parent Guaranty or release the Parent Guaranty from the relevant guarantee to which such Guarantor is a party (other than as provided in such guarantee); provided, further, that no such change, waiver, discharge or termination shall (u) without the consent of Hermes, amend, modify or waive any provision that relates to the rights or obligations of Hermes and (v) without the consent of each Agent, amend, modify or waive any provision relating to the rights or obligations of such Agent.

(b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 14.11(a), the consent of the Required Lenders is obtained but the consent of each Lender (other than any Defaulting Lender) is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.12 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitment (if such Lender’s consent is required as a result of its Commitment), and/or repay outstanding Loans and terminate any outstanding Commitments of such Lender which gave rise to the need to obtain such Lender’s consent, in accordance with Section 4.01(d), provided that, unless the Commitments are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) and the Hermes Agent shall specifically consent thereto, provided, further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 14.11(a).

14.12 Survival. All indemnities set forth herein including, without limitation, in Sections 2.09, 2.10, 2.11, 4.04, 14.01 and 14.05 shall, subject to Section 14.13 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the making and repayment of the Loans.

14.13 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 14.13 would, at the time of such transfer, result in increased costs under Section 2.09, 2.10, or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

14.14 Confidentiality. Each Lender agrees that it will use its best efforts not to disclose without the prior consent of the Parent or the Borrower (other than to their respective Affiliates or their respective Affiliates’ employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender’s holding or parent company, Affiliates or board of trustees in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 14.14 to the same extent as such Lender) any information with respect to the Parent or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that the Hermes Agent may disclose any information to Hermes, provided, further, that any Lender may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 14.14 by the respective Lender, (b) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or similar organizations (whether in the United States, the United Kingdom or elsewhere) or their successors, (c) as may be required in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to an Agent, (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Commitments or any interest therein by such Lender, provided that such prospective transferee expressly agrees to be bound by the confidentiality provisions contained in this Section 14.14 and (g) to Hermes and/or the Federal Republic of Germany and/or the European Union and/or any agency thereof or any person acting or purporting to act on any of their behalves. In the case of Section 14.14(g), each of the Parent and the Borrower acknowledges and agrees that any such information may be used by Hermes and/or the Federal Republic of Germany and/or the European Union and/or any agency thereof or any person acting or purporting to act on any of their behalves for statistical purposes and/or for reports of a general nature.

14.15 Register. The Facility Agent shall maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment and prepayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the assignment or transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such assignment or transfer is recorded on the Register maintained by the Facility Agent with respect to ownership of such Commitments and Loans. Prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments and Loans (as the case may be) shall be recorded by the Facility Agent on the Register only upon the acceptance by the Facility Agent of a properly executed and delivered Transfer Certificate or Assignment Agreement pursuant to Section 13.06(a) or 13.07(a), respectively.

14.16 Third Party Rights. Other than the Other Creditors with respect to Section 4.05 and Hermes with respect to Section 9.06, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement unless expressly provided to the contrary in a Credit Document. Notwithstanding any term of any Credit Document, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time.

14.17 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Facility Agent could purchase the specified currency with such other currency at the Facility Agent’s London office on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or an Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or an Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or an Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender or an Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or an Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender or an Agent, as the case may be, in the specified currency, such Lender or an Agent, as the case may be, agrees to remit such excess to the Borrower.

14.18 Language. All correspondence, including, without limitation, all notices, reports and/or certificates, delivered by any Credit Party to an Agent or any Lender shall, unless otherwise agreed by the respective recipients thereof, be submitted in the English language or, to the extent the original of such document is not in the English language, such document shall be delivered with a certified English translation thereof. In the event of any conflict between the English translation and the original text of any document, the English translation shall prevail unless the original text is a statutory instrument, legal process or any other document of a similar type or a notice, demand or other communication from Hermes or in relation to the Hermes Cover.

14.19 Waiver of Immunity. The Borrower, in respect of itself, each other Credit Party, its and their process agents, and its and their properties and revenues, hereby irrevocably agrees that, to the extent that the Borrower, any other Credit Party or any of its or their properties has or may hereafter acquire any right of immunity from any legal proceedings, whether in the United Kingdom, the United States (including Delaware), Bermuda or elsewhere, to enforce or collect upon the Credit Document Obligations of the Borrower or any other Credit Party related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Borrower, for itself and on behalf of the other Credit Parties, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United Kingdom, the United States (including Delaware), Bermuda or elsewhere.

14.20 “Know Your Customer” Notice. Each Lender hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act and/or other applicable laws and regulations, it is required to obtain, verify, and record information that identifies each Credit Party, which information includes the name of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act and/or such other applicable laws and regulations, and each Credit Party agrees to provide such information from time to time to any Lender.

14.21 Release of Liens and the Parent Guaranty; Flag Jurisdiction Transfer. (a) In the event that any Person conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of the Collateral to a Person that is not (and is not required to become) a

Credit Party in a transaction permitted by this Agreement or the Credit Documents (including pursuant to a valid waiver or consent), each Lender hereby consents to the release and hereby directs the Collateral Agent to release any Liens created by any Credit Document in respect of such Collateral, and, in the case of a disposition of all of the Equity Interests of any Credit Party (other than the Borrower) in a transaction permitted by this Agreement and as a result of which such Credit Party would not be required to guaranty the Credit Document Obligations pursuant to Sections 9.10(c) and 15, each Lender hereby consents to the release of such Credit Party’s obligations under the relevant guarantee to which it is a party. Each Lender hereby directs the Collateral Agent, and the Collateral Agent agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or, at the Borrower’s expense, file such documents and perform other actions reasonably necessary to release the relevant guarantee, as applicable, and the Liens when and as directed pursuant to this Section 14.21. In addition, the Collateral Agent agrees to take such actions as are reasonably requested by the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Credit Documents when all the Credit Document Obligations (other than contingent indemnification Credit Document Obligations and expense reimbursement claims to the extent no claim therefore has been made) are paid in full and Commitments are terminated. Any representation, warranty or covenant contained in any Credit Document relating to any such Equity Interests or asset of the Borrower shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of.

(b) In the event that the Borrower desires to implement a Flag Jurisdiction Transfer with respect to the Vessel, upon receipt of reasonable advance notice thereof from the Borrower, the Collateral Agent shall use commercially reasonably efforts to provide, or (as necessary) procure the provision of, all such reasonable assistance as any Credit Party may request from time to time in relation to (i) the Flag Jurisdiction Transfer, (ii) the related deregistration of the Vessel from its previous flag jurisdiction, and (iii) the release and discharge of the related Security Documents provided that the relevant Credit Party shall pay all documented out of pocket costs and expenses reasonably incurred by the Collateral Agent or a Secured Creditor in connection with provision of such assistance. Each Lender hereby consents, in connection with any Flag Jurisdiction Transfer and subject to the satisfaction of the requirements thereof to be satisfied by the relevant Credit Party, to (i) deregister the Vessel from its previous flag jurisdiction and (ii) release and hereby direct the Collateral Agent to release the Vessel Mortgage. Each Lender hereby directs the Collateral Agent, and the Collateral Agent agrees to execute and deliver or, at the Borrower’s expense, file such documents and perform other actions reasonably necessary to release the Vessel Mortgage when and as directed pursuant to this Section 14.21(b).

14.22 Partial Invalidity. If, at any time, any provision of the Credit Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. Any such illegal, invalid or unenforceable provision shall to the extent possible be substituted by a legal, valid and enforceable provision which reflects the intention of the parties to this Agreement.

SECTION 15. Parent Guaranty

15.01 Guaranty and Indemnity. The Parent irrevocably and unconditionally:

(i) guarantees to each Lender Creditor punctual performance by each other Credit Party of all that Credit Party’s Credit Document Obligations under the Credit Documents; or

(ii) undertakes with each Lender Creditor that whenever another Credit Party does not pay any amount when due under or in connection with any Credit Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii) agrees with each Lender Creditor that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Lender Creditor immediately on demand against any cost, loss or liability it incurs as a result of a Credit Party not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Credit Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Section 15 if the amount claimed had been recoverable on the basis of a guarantee.

15.02 Continuing Guaranty. This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Credit Party under the Credit Documents, regardless of any intermediate payment or discharge in whole or in part.

15.03 Reinstatement. If any discharge, release or arrangement (whether in respect of the obligations of any Credit Party or any security for those obligations or otherwise) is made by a Lender Creditor in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Section 15 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

15.04 Waiver of Defenses. The obligations of the Guarantor under this Section 15 will not be affected by an act, omission, matter or thing which, but for this Section 15, would reduce, release or prejudice any of its obligations under this Section 15 (without limitation and whether or not known to it or any Lender Creditor) including:

(i) any time, waiver or consent granted to, or composition with, any Credit Party or other person;

(ii) the release of any other Credit Party or any other person under the terms of any composition or arrangement with any creditor of any member of the NCLC Group;

(iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Credit Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Credit Party or any other person;

(v) any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Credit Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Credit Document or other document or security;

(vi) any unenforceability, illegality or invalidity of any obligation of any person under any Credit Document or any other document or security; or

(vii) any insolvency or similar proceedings.

15.05 Guarantor Intent. Without prejudice to the generality of Section 15.04, the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Credit Documents and/or any facility or amount made available under any of the Credit Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

15.06 Immediate Recourse. The Guarantor waives any right it may have of first requiring any Credit Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Section 15. This waiver applies irrespective of any law or any provision of a Credit Document to the contrary.

15.07 Appropriations. Until all amounts which may be or become payable by the Credit Parties under or in connection with the Credit Documents have been irrevocably paid in full, each Lender Creditor (or any trustee or agent on its behalf) may:

(i) refrain from applying or enforcing any other moneys, security or rights held or received by that Lender Creditor (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(ii) hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Section 15.

15.08 Deferral of Guarantor’s Rights. Until all amounts which may be or become payable by the Credit Parties under or in connection with the Credit Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Credit Documents or by reason of any amount being payable, or liability arising, under this Section 15:

(i) to be indemnified by a Credit Party;

(ii) to claim any contribution from any other guarantor of any Credit Party’s obligations under the Credit Documents;

(iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender Creditors under the Credit Documents or of any other guarantee or security taken pursuant to, or in connection with, the Credit Documents by any Lender Creditor;

(iv) to bring legal or other proceedings for an order requiring any Credit Party to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Section 15.01;

(v) to exercise any right of set-off against any Credit Party; and/or

(vi) to claim or prove as a creditor of any Credit Party in competition with any Lender Creditor.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Lender Creditors by the Credit Parties under or in connection with the Credit Documents to be repaid in full on trust for the Lender Creditors and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Section 4.

15.09 Additional Security. This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Credit Party.

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as a deed on the date first above written.

[Note: execution blocks intentionally omitted]

SCHEDULE 1.01(a)

COMMITMENTS

Lender	Commitments	Outstanding Loans		Percentage
HSBC Bank plc	€nil	$	[*]	[*]	%

KfW	€nil	$	[*]	[*]	%

Nordea Bank Finland Plc, New York Branch	€nil	$	[*]	[*]	%

Total	€nil		$101,641,198.82	100%

SCHEDULE 1.01(b)

MANDATORY COSTS

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Conduct Authority and/or the Prudential Regulation Authority (or, in any case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent. This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

in relation to a sterling Loan:

[*] per cent. per annum

in relation to a Loan in any currency other than sterling:

[*] per cent. per annum.

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (b) of Section 2.06 payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

SCHEDULE 1.01(b)

5.	For the purposes of this Schedule:

“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

“Fees Rules” means the rules on periodic fees contained in the Financial Conduct Authority and/or the Prudential Regulation Authority Fees Manuals or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules; and

“Unpaid Sum” means any sum due and payable but unpaid by any Credit Party under the Credit Documents.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Conduct Authority and/or the Prudential Regulation Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Conduct Authority and/or the Prudential Regulation Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Conduct Authority and/or the Prudential Regulation Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

SCHEDULE 1.01(b)

8.	Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

a)	the jurisdiction of its Facility Office; and

b)	any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.	The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to the Credit Agreement.

13.	The Facility Agent may from time to time, after consultation with the Parent and the Lenders, determine and notify to all parties to the Credit Agreement any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Conduct Authority and/or the Prudential Regulation Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to the Credit Agreement.

SCHEDULE 4.02

REPAYMENT SCHEDULE

Pride of America - Hermes (FC997)

Repayment Date	Loan in USD	Scheduled Repayment
06-Jun-13	101,641,198.82	12,705,150.00	*
06-Dec-13	88,936,048.82	12,705,150.00
06-Jun-14	76,230,898.82	12,705,150.00
08-Dec-14	63,525,748.82	12,705,150.00
08-Jun-15	50,820,598.82	12,705,150.00
07-Dec-15	38,115,448.82	12,705,150.00
06-Jun-16	25,410,298.82	12,705,150.00
06-Dec-16	12,705,148.82	12,705,150.00
06-Jun-17	—	12,705,148.82

*	Note: This repayment already made

SCHEDULE 8.03

EXISTING AGREEMENTS

None.

SCHEDULE 8.12

CAPITALIZATION

Credit Party	Owner	Type of Shares	Number of Shares Owned	Percent of Outstanding Shares Owned
Pride of America Ship Holding, LLC	NCL America Holdings, LLC	Membership Interest	N/A	100%
NCL America Holdings, LLC	Arrasas Limited	Membership Interest	N/A	100%
Arrasas Limited	NCL Corporation Ltd.	Ordinary	997,218,181	100%

SCHEDULE 8.13

SUBSIDIARIES

Name of Subsidiary	Direct Owner(s)	Percent(%) Ownership	Jurisdiction of Organization
Arrasas Limited	NCL Corporation Ltd.	100	Isle of Man
Breakaway One, Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway Two, Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway Three, Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway Four, Ltd.	NCL International, Ltd.	100	Bermuda
Cruise Quality Travel Spain SL	NCL (Bahamas) Ltd.	100	Spain
NCL America Holdings, LLC	Arrasas Limited	100	Delaware
NCL America LLC	NCL America Holdings, LLC	100	Delaware
NCL (Bahamas) Ltd.	NCL International, Ltd.	100	Bermuda
NCL International, Ltd.	Arrasas Limited	100	Bermuda
Norwegian Dawn Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Epic, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Gem, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Jewel Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Pearl, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Sky, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Spirit, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Star Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Sun Limited	NCL International, Ltd.	100	Bermuda
Polynesian Adventure Tours, LLC	NCL America Holdings, LLC	100	Hawaii
PAT Tours, LLC	NCL America Holdings, LLC	100	Delaware
Pride of America Ship Holding, LLC	NCL America Holdings, LLC	100	Delaware
Pride of Hawaii, LLC	NCL America Holdings, LLC	100	Delaware
Sixthman Ltd.	NCL International, Ltd.	100	Bermuda

SCHEDULE 8.19

VESSEL

Vessel Name	Vessel Owner	Vessel IMO Number	Registry
Pride of America	Pride of America Ship Holding, LLC	9209221	United States

SCHEDULE 8.21

APPROVED CLASSIFICATION SOCIETIES

American Bureau of Shipping

Nippon Kaiji Kyokai

Germanischer Lloyd

Lloyd’s Register of Shipping

Bureau Veritas

Det Norske Veritas

SCHEDULE 9.03A

VESSEL OPERATIONAL COVENANTS

1. For the purposes of this Schedule 9.03A, the following terms shall have the meanings ascribed to them as follows:

“Compulsory Acquisition” means requisition for title or other compulsory acquisition of the Vessel including its capture, seizure, confiscation or expropriation but excluding any requisition for hire.

“Compulsory Acquisition Compensation” means all moneys or other compensation whatsoever payable by reason of the Compulsory Acquisition of the Vessel other than by requisition for hire.

“Document of Compliance” means a document issued to a vessel operator as evidence of its compliance with the requirements of the ISM Code.

“Earnings” means (i) the earnings of the Vessel, including, but not limited to, all freight, hire and passage moneys, proceeds of off-hire insurance, any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Borrower, of whatsoever nature, arising out of or as a result of the ownership, use, operation or management by the Borrower or its agents of the Vessel, (ii) all moneys and claims for moneys due and to become due to the Borrower under and all claims for damages arising out of the breach (or payments for variation or termination) of any charter, or contract relating to or under which is employed the Vessel, any and all other present and future charter parties, contracts of affreightment, and operations of every kind whatsoever of the Vessel, and in and to any and all claims and causes of action for money, loss or damages that may now and hereafter accrue or belong to the Borrower, its successors, transferees or assignees, arising out of or in any way connected with the present or future ownership, use, operation or management of the Vessel or arising out of or in any way connected with the Vessel, (iii) if the Vessel is employed on terms whereby any money falling within clauses (i) or (ii) above are pooled or shared with any other Person, that proportion of the net receipts of the pooling or sharing arrangements which is attributable to the Vessel, (iv) all moneys and claims for moneys due and to become due to the Borrower, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel, (v) all moneys and claims for moneys due in respect of demurrage or detention, and (vi) any proceeds of any of the foregoing.

“Insurances” means all policies and contracts of insurance and entries of the Vessel in a protection and indemnity or war risks association which are effected in respect of the Vessel, its freights, disbursements, profits or otherwise and all benefits, including all claims and returns of premiums thereunder and shall also include all Compulsory Acquisition Compensation.

“ISM Code” means in relation to its application to the Borrower and the Vessel and its operation:

(a) The International Management Code for the Safe Operation of Ships and for Pollution Prevention, currently known or referred to as the ‘ISM Code’, adopted by

SCHEDULE 9.03A

the Assembly of the International Maritime Organization by Resolution A.741(18) on 4 November 1993 and incorporated on 19 May 1994 into Chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

(b) all further applicable resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organization or any other entity with responsibility for implementing the ISM Code, including without limitation, the ‘Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations’ produced by the International Maritime Organization pursuant to Resolution A.788(19) adopted on 25 November 1995, as the same may be amended, supplemented or replaced from time to time.

“ISM Responsible Person” means the person from time to time so designated by the Borrower for the purposes of the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation (“IMO”) adopted by a Diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) to take effect on July 1, 2004.

“ISSC” means an international ship security certificate issued for a vessel under the ISPS Code.

“Safety Management Certificate” means a document issued to a vessel as evidence that the vessel operator and its shipboard management operate in accordance with an approved Safety Management System.

“Safety Management System” means a structured and documented system enabling the personnel of a vessel operator to implement effectively the safety and environmental protection policy of such vessel operator.

“Security Period” shall mean that period from the Delivery Date until the date on which all Loans shall have been fully paid, satisfied and extinguished.

“Total Loss” means any actual or constructive or arranged or agreed or compromised total loss or Compulsory Acquisition of the Vessel (excluding any requisition for hire).

2. The Borrower covenants and agrees as follows:

(a) it is and will remain a company duly constituted, validly existing and in good standing under the laws of Delaware;

(b) it lawfully owns and is lawfully possessed of all the shares in the Vessel free from any lien or encumbrance whatsoever except for the Vessel Mortgage and any Permitted Lien and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Collateral Agent against the claims and demands of all other persons whomsoever;

SCHEDULE 9.03A

(c) it will perform, observe and comply with the covenants, terms and obligations and conditions on its part to be performed, observed and complied with contained or implied in the Credit Documents;

(d) it will place, and at all times and places will retain a properly certified copy of the Vessel Mortgage on board the Vessel with her papers and will cause such certified copy and the Vessel’s marine document to be exhibited to any and all person having business therewith which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Collateral Agent;

(e) it will place and keep prominently displayed in the chart room and in the Master’s cabin on the Vessel a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE

THIS VESSEL IS OWNED BY PRIDE OF AMERICA SHIP HOLDING, LLC, AND IS SUBJECT TO A FIRST PRIORITY MORTGAGE IN FAVOR OF HSBC BANK PLC, AS COLLATERAL AGENT/MORTGAGEE UNDER AUTHORITY OF CHAPTER 313 OF TITLE 46 UNITED STATES CODE SECTION 30101 ET SEQ, AS AMENDED. UNDER THE TERMS OF SAID MORTGAGE, NEITHER THE OWNER, ANY CHARTERER, THE MASTER OF THE VESSEL, NOR ANY OTHER PERSON HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THE VESSEL, ANY ENCUMBRANCES WHATSOEVER OR ANY OTHER LIEN WHATSOEVER OTHER THAN FOR CREW’S WAGES AND SALVAGE OR FOR WAGES OF A STEVEDORE EMPLOYED DIRECTLY BY A PERSON LISTED IN SECTION 31341 OF TITLE 46 OF THE UNITED STATES CODE, AS AMENDED.”;

(f) it will do and permit to be done each and every act or thing whatsoever which the Collateral Agent may require to be done for the purpose of enforcing the Collateral Agent’s rights under the Vessel Mortgage and allow the Collateral Agent to use the Borrower’s name as may be required for that purpose;

(g) it will not create or permit to subsist any Lien on the whole or any part of the Vessel except for Liens created with the prior consent of the Collateral Agent or Permitted Liens; and

(h) if a libel, arrest, complaint or similar process be filed against the Vessel or the Vessel be otherwise attached, levied upon or taken into custody or detained by virtue of any proceeding in any court or tribunal or by any government, or other authority, the Borrower will promptly notify the Collateral Agent thereof by telex, or telefax or e-mail confirmed by letter, at the address, as specified in this Agreement, and within twenty-one (21) days will cause the Vessel to be released and all liens thereon other than the Vessel Mortgage to be discharged, will cause a certificate of discharge to be recorded in the case

SCHEDULE 9.03A

of any recording of a notice of claim of lien, and will promptly notify the Collateral Agent thereof in the manner aforesaid. The Borrower will notify the Collateral Agent within forty-eight (48) hours of any average or salvage incurred by the Vessel.

3. The Borrower covenants and undertakes throughout the Security Period at the Borrower’s own expense that it will in respect of the Vessel:

(a) keep it in a good and efficient state of repair so as to maintain it to the highest classification available for a vessel of its age and type free of all recommendations and qualifications with Det Norske Veritas or another classification society listed on Schedule 7.21 of this Agreement (or another internationally recognized classification society reasonably acceptable to the Facility Agent). On the date hereof and annually thereafter, it will furnish to the Collateral Agent a statement by such classification society that such classification is maintained. It will comply with all recommendations, regulations and requirements (statutory or otherwise) from time to time applicable to the Vessel and shall have on board as and when required thereby valid certificates showing compliance therewith and shall procure that all repairs to or replacements of any damaged, worn or lost parts or equipment are carried out (both as regards workmanship and quality of materials) so as not to diminish the value or class of the Vessel. It will not make any materially adverse modifications or alterations to the Vessel or any part thereof without the prior consent of the Collateral Agent;

(b) submit it to continuous survey in respect of its machinery and hull and such other surveys as may be required for classification purposes and, if so required by the Collateral Agent, supply to the Collateral Agent copies in English of the survey reports;

(c) permit surveyors or agents appointed by the Collateral Agent to board the Vessel at all reasonable times to inspect its condition or satisfy themselves as to repairs proposed or already carried out and afford all proper facilities for such inspections;

(d) comply, or procure that the relevant Manager will comply, with the ISM Code or any replacement of the ISM Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISM Code and at all times thereafter:

(i) hold, or procure that the relevant Manager holds, a valid Document of Compliance duly issued to the Borrower or the relevant Manager (as the case may be) pursuant to the ISM Code and a valid Safety Management Certificate duly issued to the Vessel pursuant to the ISM Code;

(ii) provide the Collateral Agent with copies of any such Document of Compliance and Safety Management Certificate as soon as the same are issued; and

(iii) keep, or procure that there is kept, on board the Vessel a copy of any such Document of Compliance and the original of any such Safety Management Certificate;

(e) not employ the Vessel or permit its employment in any trade or business which is forbidden by any applicable law or is otherwise illicit or in carrying illicit or

SCHEDULE 9.03A

prohibited goods or in any manner whatsoever which may render it liable to condemnation in a prize court or to destruction, seizure or confiscation or that may expose the Vessel to penalties. In the event of hostilities in any part of the world (whether war be declared or not) it will not employ the Vessel or permit its employment in carrying any contraband goods;

(f) not (i) cause or permit the Vessel to be operated in any manner contrary to law, (ii) abandon the Vessel in a foreign port, (iii) engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture, and (iv) do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Vessel under the laws and regulations of the United States and will at all times keep the Vessel duly documented thereunder;

(g) promptly provide the Collateral Agent with:

(i) all information which the Collateral Agent may reasonably require regarding the Vessel, its employment, earnings, position and engagements;

(ii) particulars of all towages and salvages; and

(iii) copies of all charters and other contracts for its employment and otherwise concerning it;

(h) notify the Collateral Agent forthwith upon:

(i) any claim for material breach of the ISM Code or the ISPS Code being made against the Borrower, an ISM Responsible Person or the manager of the Vessel in connection with the Vessel; or

(ii) any other matter, event or incident, actual or which will or could lead to the material non-compliance with the ISM Code or the ISPS Code;

and keep the Collateral Agent advised in writing on a regular basis and in such detail as the Collateral Agent shall require, of the Borrower’s and Vessel manager’s response to the items referred to in subclauses (i) and (ii) above;

(i) give notice to the Collateral Agent promptly and in reasonable detail upon any Credit Party becoming aware of:

(i) accidents to the Vessel involving repairs the cost of which will or is likely to exceed [*] Dollars (USD[*]);

(ii) the Vessel becoming or being likely to become a Total Loss or a Compulsory Acquisition;

(iii) any recommendation or requirement made by any insurer or classification society or by any competent authority which is not complied with within any time limit relating thereto;

SCHEDULE 9.03A

(iv) any writ served against or any arrest of the Vessel or the exercise of any lien or purported lien on the Vessel, its Earnings or Insurances;

(v) the occurrence of any Event of Default;

(vi) the Vessel ceasing to be registered as a United States vessel or anything which is done or not done whereby such registration may be imperiled;

(vii) it becoming impossible or unlawful for it to fulfill any of its obligations under the Credit Documents; and

(viii) anything done or permitted or not done in respect of the Vessel by any person which is likely to imperil the security created by the Credit Documents;

(j) promptly pay and discharge all debts, damages and liabilities, taxes, assessments, charges, fines, penalties, tolls, dues and other outgoings in respect of the Vessel and keep proper books of account in respect thereof provided always that the Borrower shall not be obliged to compromise any debts, damages and liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested debt, damage or liability which, either individually or in aggregate exceeds [*] Dollars (USD[*]) shall forthwith be provided to the Collateral Agent. As and when the Collateral Agent may so require it will make such books available for inspection on behalf of the Collateral Agent and provide evidence satisfactory to the Collateral Agent that the wages and allotments and the insurance and pension contributions of the master and crew are being regularly paid, that all deductions of crew’s wages in respect of any tax liability are being properly accounted for and that the master has no claim for disbursements other than those incurred in the ordinary course of trading on the voyage then in progress or completed prior to such inspection;

(k) maintain the type of the Vessel as at the date hereof and not put the Vessel into the possession of any person without the prior consent of the Collateral Agent for the purpose of work being done on it in an amount exceeding or likely to exceed [*] Dollars (USD[*]) unless such person shall first have given to the Collateral Agent a written undertaking addressed to the Collateral Agent in terms reasonably satisfactory to the Collateral Agent agreeing not to exercise a lien on the Vessel or its Earnings for the cost of such work or for any other reason;

(l) promptly pay and discharge all liabilities which have given rise, or may give rise, to liens or claims enforceable against the Vessel under the laws of all countries to whose jurisdiction the Vessel may from time to time be subject provided always that the Borrower shall not be obliged to compromise any liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested liabilities which, either individually or in aggregate, exceed [*] Dollars (USD[*]) shall be forthwith provided to the Collateral Agent. If the Vessel is arrested or detained for any reason it will procure the Vessel’s immediate release by providing bail or taking such other steps as the circumstances may require;

SCHEDULE 9.03A

(m) give to the Collateral Agent at such times as it may from time to time require a certificate, duly signed on the Borrower’s behalf as to the amount of any debts, damages and liabilities relating to the Vessel and, if so required by any Credit Document, forthwith discharge such debts, damages and liabilities to the Collateral Agent’s satisfaction;

(n) not transfer or change the flag of documentation or home port of the Vessel except to the extent permitted by Section 9.13 of this Agreement;

(o) where the Vessel trades in the territorial waters of the United States of America, take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America (as the same may be amended and/or re-enacted from time to time hereafter) or any similar legislation applicable to the Vessel in any other jurisdiction in which the Vessel shall trade (a “Relevant Jurisdiction”) and, for this purpose shall (inter alia) enter into a “Carrier Initiative Agreement” with the United States’ Bureau of Customs and Border Protection (if such is possible) or into voluntary arrangements made under the Customs-Trade Partnership Against Terrorism of the United States of America (if such is possible and appropriate to cruise vessels) and procure that the same (or a similar agreement or arrangement in a Relevant Jurisdiction) is maintained in full force and effect and its obligations thereunder performed by it in respect of the Vessel throughout any period of United States of America (including coastal waters over which it claims jurisdiction) or Relevant Jurisdiction related trading;

(p) not enter into:

(i) any pooling agreement or other arrangement for the sharing of any of the Earnings or the expenses of the Vessel; or

(ii) any (x) demise or bareboat charter other than a demise or bareboat charter of the Vessel made with another member of the NCLC Group or (y) charter or other form of deployment of the Vessel to a charterer that is not a member of the NCLC group (A) which, with the exercise of any options for extension, could be for a period longer than 13 months or (B) which is other than at or about market rate at the time when the charter or deployment is fixed, unless, in each case, the Borrower procures (or in the case of clause (y) uses commercially reasonable efforts to procure) that (i) each of the Borrower and the charterer assigns the benefit of any such charter to the Collateral Agent, (ii) each of the Borrower and the charterer assigns its interest in the insurances in respect of the Vessel to the Collateral Agent, and (iii) the charterer agrees to subordinate its interests in the Vessel to the interests of the Collateral Agent, all on terms and conditions reasonably acceptable to the Collateral Agent.

The Borrower hereby agrees that at any time and from time to time (and to the extent that the same has, where applicable, been approved by the Collateral Agent in accordance with the above provisions) upon entering into any (a) charter or similar contract that has as of the execution date of such charter or similar contract a remaining term of 13 months or greater (including any renewal option) and (b) demise or bareboat charter of the Vessel with another member of the NCLC Group, it will promptly and duly execute and deliver to and in favor of the Collateral Agent at the cost and expense of the

SCHEDULE 9.03A

Borrower an Assignment of Charters and it will promptly execute and deliver any and all such further instruments and documents as the Collateral Agent, and its successors, transferees or assignees, may reasonably require in order to obtain the full benefits of this Assignment, the Assignment of Charters and of the rights and powers herein and therein granted. The Borrower covenants to use commercially reasonable efforts to obtain the consent of the charterer under said charter to the Assignment of Charters pursuant to the terms of the Assignment of Charters or in other form and substance reasonably satisfactory to the Collateral Agent;

(q) except with the prior consent of the Collateral Agent (not to be unreasonably withheld), not:

(i) permit any person other than the relevant Manager to be the manager of, including providing crewing services to, the Vessel;

(ii) permit any amendment to be made to the terms of the management agreement in respect of the Vessel that is materially adverse to the Collateral Agent, provided that the amendment does not imperil the security to be provided pursuant to the Credit Documents or adversely affect the ability of any Credit Party to perform its obligations under the Credit Documents; or

(iii) permit the Vessel to be employed other than within the NCL Group or NCL America brand (as applicable);

(r) to comply in relation to the Vessel with the ISPS Code or any replacement of the ISPS Code and in particular, without limitation:

(i) to procure that the Vessel and the company responsible for the Vessel’s compliance with the ISPS Code comply with the ISPS Code;

(ii) to maintain for the Vessel throughout the Security Period a valid and current ISSC;

(s) to provide the Collateral Agent with a copy of any such ISSC as soon as the same is issued; and

(t) comply, or procure that the Manager will comply, with Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997) (as the same may be amended from time to time) (Annex VI) or any replacement of Annex VI and in particular, without limitation, to:

(i) procure that the Vessel’s master and crew are familiar with, and that the Vessel complies with, Annex VI;

(ii) maintain for the Vessel a valid and current international air pollution prevention certificate issued under Annex VI (IAPPC) and provide a copy to the Collateral Agent; and

(iii) notify the Collateral Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the IAPPC.

SCHEDULE 9.03A

Provided however, that the foregoing provisions of subsection (t) shall not apply to the Borrower during any period of time in which (i) Borrower shall have secured from the Vessel’s flag state a valid exemption permit from the requirements of Annex VI, and (ii) such exemption permit is in full force and effect.

SCHEDULE 9.03B

REQUIRED INSURANCE

1. For the purpose of this Schedule 9.03B, the following terms shall have the meanings ascribed to them as follows:

“Compulsory Acquisition Compensation” shall mean all moneys or other compensation whatsoever payable by reason of the compulsory acquisition of the Vessel other than by requisition for hire;

“Insurances” shall mean all policies and contracts of the insurance and entries of the Vessel in a protection and indemnity or war risks association which are effected in respect of the Vessel, its freight, disbursements, profits or otherwise and all benefits, including all claims and returns of premiums thereunder and shall also include all Compulsory Acquisition Compensation;

“Security Period” shall mean that period from the Delivery Date until the date on which all Loans shall have been fully paid, satisfied and extinguished.

“Total Loss” shall mean any actual or constructive or arranged or agreed or compromised total loss or compulsory acquisition of the Vessel (excluding any requisition for hire).

2. The Borrower shall insure the Vessel, or procure that the Vessel is insured, in its name and keep the Vessel and procure that the Vessel is kept insured on an agreed value basis for an amount in Dollars approved by the Collateral Agent, provided that:

(a) the insured value of the Vessel shall at all times be equal to or greater than its fair market value,

(b) the insured value of the Vessel shall be equal to or greater than [*] per cent ([*]%) of the then outstanding Loans, and

(c) the hull and machinery insured value for the Vessel shall at all times be equal to no less than [*]% of the total insured value of the Vessel and no more than [*]% of the total insured value of the Vessel shall consist of hull interest and freight interest insurance through internationally recognized independent first class insurance companies, underwriters, war risks and protection and indemnity associations reasonably acceptable to the Collateral Agent in each instance on terms and conditions approved by the Collateral Agent (with such approval not to be unreasonably withheld) including as to deductibles but at least in respect of:

(1) marine risks including all risks customarily and usually covered by first-class and prudent shipowners in the London insurance markets under English marine policies, or the Norwegian Plan or Collateral Agent-approved policies containing the ordinary conditions applicable to similar vessels;

SCHEDULE 9.03B

(2) war risks including the Missing Vessel Clause, terrorism, piracy and confiscation, and, should Institute War and Strike Clauses, Hulls Conditions prevail, the London Blocking and Trapping Addendum and war risks (protection and indemnity) with a separate limit and in excess of the amount for war risks (hull);

(3) excess risks that is to say the proportion of claims for general average and salvage charges and under the running down clause not recoverable in consequence of the value at which the Vessel is assessed for the purpose of such claims exceeding the insured value;

(4) protection and indemnity risks with full standard coverage and up to the highest limit of liability available (for oil pollution risk the highest limit currently available is [*] Dollars (USD[*]) for pollution risk and this to be increased if requested by the Collateral Agent and the increase is possible in accordance with the standard protection and indemnity cover for vessels of its type and is compatible with prudent insurance practice for first class cruise shipowners or operators in waters where the Vessel trades from time to time during the Security Period;

(5) when and while the Vessel is laid-up, in lieu of hull insurance, normal port risks;

(6) such other risks as the Collateral Agent may from time to time reasonably require;

and in any event in respect of those risks and at those levels covered by first class and prudent owners and/or financiers in the international market in respect of similar tonnage, provided that if any of such insurances are also effected in the name of any other person (other than the Borrower or the Collateral Agent) such person shall if so required by the Collateral Agent execute a first priority assignment and/or transfer of its interest in such insurances in favor of the Collateral Agent in similar terms mutatis mutandis to the Assignment of Insurances.

3. The Collateral Agent at the cost of the Borrower or the Parent shall take out, in each case, for an amount in Dollars approved by the Collateral Agent but not being, collectively, less than [*] per cent ([*]%) of the outstanding Loans, mortgagee interest insurance and mortgagee additional perils insurance on such conditions as the Collateral Agent may reasonably require, the Parent and the Borrower having no interest or entitlement in respect of such policies; the Collateral Agent undertakes to use its reasonable endeavors to match the premium level that the Borrower or the Parent would have paid if they had arranged such cover on such conditions (as demonstrated to the reasonable satisfaction of the Collateral Agent).

4. If the Vessel shall trade in the United States of America and/or the Exclusive Economic Zone of the United States of America (the “EEZ”) as such term is defined in the US Oil Pollution Act 1990 (“OPA”), the Borrower shall comply strictly with the requirements of OPA and any similar legislation which may from time to time be enacted in any jurisdiction in which the Vessel presently trades or may or will trade at any time during the existence of the Vessel Mortgage and in particular before such trade is commenced and during the entire period during which such trade is carried on the Borrower shall:

(i) pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to it for the Vessel in the market;

SCHEDULE 9.03B

(ii) make all such quarterly or other voyage declarations as may from time to time be required by the Vessel’s protection and indemnity association and to comply with all obligations in order to maintain such cover, and promptly to deliver to the Collateral Agent copies of such declarations;

(iii) submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel’s protection and indemnity insurers to maintain cover for such trade and promptly to deliver to the Collateral Agent copies of reports made in respect of such surveys;

(iv) implement any recommendations contained in the reports issued following the surveys referred to in sub-clause (iii) above within the time limit specified therein and provide evidence satisfactory to the Collateral Agent that the protection and indemnity insurers are satisfied that this has been done;

(v) in particular strictly comply with the requirements of any applicable law, convention, regulation, proclamation or order with regard to financial responsibility for liabilities imposed on the Borrower or the Vessel with respect to pollution by any state or nation or political subdivision thereof, including but not limited to OPA, and provide the Collateral Agent on demand with such information or evidence as it may reasonably require of such compliance;

(vi) procure that the protection and indemnity insurances do not contain a clause excluding the Vessel from trading in waters of the United States of America and the EEZ or any other provision analogous thereto and provide the Collateral Agent with evidence that this is so; and

(vii) strictly comply with any operational or structural regulations issued from time to time by any relevant authorities under OPA so that at all times the Vessel falls within the provisions which limit strict liability under OPA for oil pollution.

5. The Borrower shall give notice forthwith of any assignment and/or transfer of its interest in the Insurances to the relevant brokers, insurance companies, underwriters and/or associations in the form reasonably approved by the Collateral Agent.

6. The Borrower shall execute and deliver all such documents and do all such things as may be necessary to confer upon the Collateral Agent legal title to the Insurances in respect of the Vessel and to procure that the interest of the Collateral Agent is at all times filed with all slips, cover notes, policies and certificates of entry and to procure (a) that a loss payable clause in the form reasonably approved by the Collateral Agent and exceeding [*] Dollars (USD[*]) shall be filed with all the hull, machinery and equipment and war risks policies in respect of the Vessel and (b) that a loss payable clause in the form reasonably approved by the Collateral Agent and exceeding [*] Dollars (USD[*]) shall be endorsed upon the protection and indemnity certificates of entry in respect of the Vessel.

SCHEDULE 9.03B

7. At the Borrower’s expense the Borrower will cause such insurance broker and the P & I club or association providing P & I insurance to agree to advise the Collateral Agent by telex or telecopier or electronic mail confirmed by letter of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Borrower of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Collateral Agent on a vessel by vessel and not on a fleet basis. In addition, the Borrower or the Parent shall promptly provide the Collateral Agent with any information which the Collateral Agent reasonably requests for the purpose of obtaining or preparing any report from an independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with the provisions contained herein as of the date hereof or in connection with any renewal thereof, and the Borrower or the Parent shall upon demand indemnify the Collateral Agent in respect of all reasonable fees and other expenses incurred by or for the account of the Collateral Agent in connection with any such report; provided the Collateral Agent shall be entitled to such indemnity only for one such report during any period of twelve months.

8. The Borrower shall procure that each of the relevant brokers and associations furnish the Collateral Agent with a letter of undertaking in such usual form as may be reasonably required by the Collateral Agent and waives any lien for premiums or calls except in relation to premiums or calls attributable to the Vessel.

9. The Borrower shall punctually pay all premiums, calls, contributions or other sums payable in respect of the Insurances on the Vessel and to produce all relevant receipts when so required by the Collateral Agent;

10. The Borrower shall renew each of the Insurances on the Vessel at least [*] Business Days before the expiry thereof and give immediate notice to the Collateral Agent of such renewal and procure that the relevant brokers or associations shall promptly confirm in writing to the Collateral Agent that such renewal is effected, it being understood by the Borrower that any failure to renew the Insurances on the Vessel at least [*] Business Days before the expiry thereof or to give or procure the relevant notices of such renewal shall constitute an Event of Default.

11. The Borrower shall arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity and/or war risks association.

12. The Borrower shall furnish to the Collateral Agent from time to time on request with full information about all Insurances maintained on the Vessel and the names of the offices, companies, underwriters, associations or clubs with which such Insurances are placed.

13. The Borrower shall not agree to any variation in the terms of any of the Insurances on the Vessel without the prior approval of the Collateral Agent (which approval shall not be unreasonably withheld) (save in circumstances where the variation is imposed by the insurers or reinsurers without requiring the Borrower’s consent, in which case the Borrower shall notify the Collateral Agent of such variation in a timely manner) nor do any act or voluntarily suffer or permit any act to be done whereby any Insurances shall or may be rendered invalid,

SCHEDULE 9.03B

void, voidable, suspended, defeated or unenforceable and not to suffer or permit the Vessel to engage in any voyage nor to carry any cargo not permitted under any of the Insurances without first obtaining the consent of the insurers or reinsurers concerned and complying with such requirements as to payment of extra premiums or otherwise as the insurers or reinsurers may impose. If a variation in the terms of the Insurances is imposed as aforesaid and in the absolute opinion of the Collateral Agent its interest in the Insurances is thereby materially adversely affected and/or the proceeds of the Insurances payable to the Collateral Agent would be adversely affected, the Borrower undertakes promptly to make such changes to the Insurances, or such alternative Insurance arrangements, provided that such alternative Insurance arrangements are available in the insurance market to the Borrower at that time, as the Collateral Agent shall reasonably require.

14. The Borrower shall not, without the prior written consent of the Collateral Agent, settle, compromise or abandon any claim in respect of any of the Insurances on the Vessel other than a claim of less than [*] Dollars (USD[*]) or the equivalent in any other currency and not being a claim arising out of a Total Loss.

15. The Borrower shall promptly furnish the Collateral Agent with full information regarding any casualties or other accidents or damage to the Vessel involving an amount in excess of [*] Dollars (USD[*]).

16. The Borrower shall apply or ensure the appliance of all such sums receivable in respect of the Insurances on the Vessel for the purpose of making good the loss and fully repairing all damage in respect whereof the insurance moneys shall have been received.

17. In the event of the Borrower defaulting in insuring and keeping insured its Vessel as hereinbefore provided then the Collateral Agent may (but shall not be bound to) insure the Vessel or enter the Vessel in such manner and to such extent as the Collateral Agent in its discretion thinks fit and in such case all the cost of effecting and maintaining such Insurance together with interest thereon shall be paid on demand by the Borrower to the Collateral Agent.

SCHEDULE 10.01

EXISTING LIENS

None.

SCHEDULE 14.03A

CREDIT PARTY ADDRESSES

If to any Credit Party:

7665 Corporate Center Drive

Miami, Florida 33126

United States of America

Attn: Chief Financial Officer and General Counsel

With copies to:

Apollo Management, L.P.

9 West 57th Street

New York, NY 10019

Attn: Steve Martinez

Tel. No.: (212) 515-3200

Fax No.: (212) 515-3288

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York

NY 10019-6064

Tel No: (212) 373-3074

Fax No: (212) 492-0074

Attn: Brad Finkelstein

SCHEDULE 14.03B

LENDER ADDRESSES

INSTITUTIONS	ADDRESSES

HSBC BANK PLC	Project and Export Finance 8 Canada Square London E14 5HQ Telephone: +44 207 991 6263 Fax: +44 207 992 4428
	Attn:	Mr Colin J Cuffie/Ms Isabel Olembo
	email:	colin.j.cuffie@hsbcib.com/ isabel.olembo@hsbc.com

KFW	Palmengartenstrasse 5-9 60325 Frankfurt am Main Germany Telephone: +49 69 7431 2625 / 4970 Fax: +49 69 7431 3768 / 2944
	Attn:	Ms Claudia Wenzel / Ms Martina Heckroth
	email:	claudia.wenzel@kfw.de / martina.heckroth@kfw.de

NORDEA BANK FINLAND PLC, New York Branch	437 Madison Ave. 21st floor New York, NY 10022 Attn: Martin Lunder Tel No. +1 212 381 9630 / 9344 Fax No. +1 212 421 4420
	Attn:	Martin Lunder / Lynn Sauro
	Email:	martin.lunder@nordea.com / lynn.sauro@nordea.com

EXHIBIT E

FORM OF TRANSFER CERTIFICATE

To:	[ ] as Facility Agent and [ ] as Hermes Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Pride of America Ship Holding, LLC US$ equivalent of €258,000,000 Credit Agreement dated April 4, 2003 (as amended and restated) (the “Credit Agreement”)

1.	We refer to the Credit Agreement. This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purpose of the Credit Agreement. Terms defined in the Credit Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Section 13.06 (Procedure and Conditions for Transfer) of the Credit Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule attached hereto in accordance with Section 13.06 (Procedure and Conditions for Transfer).

(b)	The proposed date of transfer is [ ].

(c)	The Notice Office and address, fax number and attention details for notices of the New Lender for the purposes of Section 14.03 (Notices) are set out in the Schedule attached hereto.

3.	On the date of the transfer the New Lender becomes:

(a)	Party to the relevant Credit Documents (other than the Security Trust Deed) as a Lender; and

(b)	Party to the Security Trust Deed as a Secured Creditor.

4.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Section 13.04 (Limitation of responsibility of Existing Lenders).

5.	We refer to clause 15 (Assignments and Transfers by Lenders) of the Security Trust Deed. In consideration of the New Lender being accepted as a Beneficiary for the purposes of the Security Trust Deed (and as defined therein), the New Lender confirms that, as from the date of the transfer, it intends to be party to the Security Trust Deed as a Lender, and undertakes to perform all the obligations expressed in the Security Trust Deed to be assumed by a Lender and agrees that it shall be bound by all the provisions of the Security Trust Deed, as if it had been an original party to the Security Trust Deed.

6.

We refer to Section 13.01(c) (Assignments and Transfers by the Lenders) of the Credit Agreement. Each New Lender, by executing this Assignment, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver

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EXHIBIT E        2

that has been approved by or on behalf of the Required Lenders in accordance with the Credit Agreement on or prior to the date on which the transfer becomes effective in accordance the Credit Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

7.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

8.	This Agreement takes effect as a deed.

9.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

10.	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with English law.

Note:	The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Collateral in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Collateral in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

EXHIBIT E

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Notice Office address, fax number and attention details for notices and account details for payments]

EXHIBIT E

SIGNATORIES

[Existing Lender] Executed as a deed by [name of Existing Lender], acting by [name of director]:

[Signature of Director] Director

[Signature of Director] Director

[New Lender] Executed as a deed by [name of New Lender], acting by [name of director]:

[Signature of Director] Director

[Signature of Director] Director

This Agreement is accepted as a Transfer Certificate for the purposes of the Credit Agreement by the Facility Agent and by the Hermes Agent, and the date of the transfer is confirmed as [    ].

EXHIBIT E        5

Signature of this Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the transfer referred to in this Agreement, which notice the Facility Agent receives on behalf of each Lender Creditor.

[Facility Agent] Executed as a deed by [Facility Agent], acting by [name of director]:

[Signature of Director] Director

[Signature of Director] Director

[Hermes Agent] Executed as a deed by [Hermes Agent], acting by [name of director]:

[Signature of Director] Director

[Signature of Director] Director

[NCL Corporation Ltd.][1]

[Signed as a deed by [NCL Corporation Ltd.], a company incorporated in Bermuda, by [full name(s) of person(s) signing], being [a] person[s] who, in accordance with the laws of that territory, [is][are] acting under the authority of the company.

[1]	To be signed by the Company only if the transfer is pursuant to section 13.01(a)(ii)

EXHIBIT E        6

Signature(s)

Authorised [signatory] [signatories]]

EXHIBIT H

Private & Confidential

Form of Assignment of Charters

Dated

PRIDE OF AMERICA SHIP HOLDING, LLC	(1)

HSBC BANK PLC	(2)

ASSIGNMENT OF CHARTERS relating to

m.v. “PRIDE OF AMERICA”

Contents

Clause		Page

1	Definitions	1

2	Warranty	4

3	Assignment and application of money	4

4	Undertakings	5

5	Continuing security	6

6	Powers of Collateral Agent	6

7	Attorney	7

8	Further assurance	7

9	Costs	7

10	Notices	7

11	Law, jurisdiction and other provisions	7

Schedule 1 Form of Notice of Assignment of Charter		9

THIS ASSIGNMENT is dated [•] and made BETWEEN:

(1)	PRIDE OF AMERICA SHIP HOLDING, LLC a corporation organised under the laws of the State of Delaware with its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America as borrower (Owner); and

(2)	HSBC BANK PLC a company incorporated in England whose registered office is at 8 Canada Square, London E14 5HQ (Collateral Agent).

WHEREAS:

(A)	by a charter dated [•] (the Charter) and made between (i) the Owner and (ii) [] a company incorporated in [] (the Charterer) the Owner agreed to let and the Charterer agreed to take on time charter for the period and upon the terms and conditions therein mentioned the Vessel (as hereinafter defined);

(B)	by a credit agreement dated 4 April 2003 (as amended and/or restated the Credit Agreement), and made between, inter alia, the Owner (therein referred to as the Borrower), the Lenders (as defined therein) and the Collateral Agent the Lenders agreed (inter alia) to advance by way of loan to the Owner, upon the terms and conditions therein contained the sum of up to the US$ equivalent of €258,000,000 (the Loan);

(C)	pursuant to the Credit Agreement there has been executed by the Owner in favour of the Collateral Agent a first preferred ship mortgage (the Mortgage) on the vessel “PRIDE OF AMERICA” documented in the name of the Owner under the laws and flag of the United States of America under Official Number 1146542 (the Vessel) and the Mortgage dated 1 June 2005 and effective 7 June 2005 (as amended from time to time) has been registered in the United States Coast Guard National Vessel Documentation Office as security for the payment by the Owner of the Outstanding Indebtedness;

(D)	pursuant to the Credit Agreement the Owner has executed in favour of the Collateral Agent a first earnings assignment dated 22 April 2003 (the First Earnings Assignment) and a first insurance assignment dated 7 June 2005 (the First Insurance Assignment) (together the Assignments of Earnings and Insurances) whereby the Owner has assigned and agreed to assign to the Collateral Agent the Earnings and Insurances of, and any Compulsory Acquisition Compensation for, the Vessel as security for the payment by the Owner of the Outstanding Indebtedness; and

(E)	this Assignment is supplemental to the Credit Agreement, the Mortgage and the Assignments of Earnings and Insurances and to the security thereby created and is the Assignment of Charters in relation to the Vessel referred to in the Credit Agreement but shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage.

NOW THIS ASSIGNMENT WITNESSES AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Credit Agreement (including Schedule 9.03A and Schedule 9.03B thereto) shall, unless otherwise defined in this Assignment, or the context otherwise requires, have the same meanings when used in this Assignment.

1.2	Definitions

In this Assignment, unless the context otherwise requires:

Assigned Property means all of the Owner’s right, title and interest in and to:

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(a)	the Charter Earnings; and

(b)	all other Charter Rights;

Charter means the charter referred to in Recital (A) hereto;

Charterer includes the successors in title and assignees of the Charterer;

Charter Earnings means all money whatsoever payable by the Charterer to the Owner under or pursuant to the Charter and any guarantee, security or other assurance given to the Owner at any time in respect of the Charterer’s obligations under or pursuant to the Charter including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by the Charterer of the Charter;

Charter Rights means all of the rights of the Owner under or pursuant to the Charter and any guarantee, security or other assurance given to the Owner at any time in respect of the Charterer’s obligations under or pursuant to the Charter including (without limitation) the right to receive the Charter Earnings;

Collateral Instrument means any note, bill of exchange, certificate of deposit and other negotiable and non-negotiable instrument, guarantee, indemnity and other assurance against financial loss and any other document or instrument which contains or evidences an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Owner or any other person liable and includes any document or instrument creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

Credit Agreement means the agreement mentioned in Recital (B) hereto;

Credit Document Obligations means, except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Owner or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of each Credit Party to the Lender Creditors (provided, in respect of the Lender Creditors which are Lenders, such aforementioned obligations, liabilities and indebtedness shall arise only for such Lenders (in such capacity) in respect of Loans and/or Commitments), whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Credit Party is a party (including, in the case of each Credit Party that is a Guarantor, all such obligations, liabilities and indebtedness of such Credit Party under the Parent Guarantee) and the due performance and compliance by such Credit Party with all of the terms, conditions and agreements contained in the Credit Documents.

Expenses means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Collateral Agent) of:

(a)	all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including without limitation Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Collateral Agent in connection with the exercise of the powers referred to in or granted by the Credit Agreement, the Mortgage, this Deed or any other of the Security Documents or otherwise payable by the Owner in accordance with clause 9; and

(b)

interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Collateral Agent until the date of receipt or recovery thereof (whether before or after judgment) at a rate

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per annum calculated in accordance with Section 2.06(b) of the Credit Agreement (as conclusively certified by the Collateral Agent);

Government Entity means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant.

Hedging Agreements means (i) any Interest Rate Protection Agreement and (ii) any Other Hedging Agreements.

Interest Rate Protection Agreement means any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement entered into between a Lender or its Affiliate, or a Lead Arranger or its Affiliate, and the Parent and/or the Owner in relation to the Credit Document Obligations of the Owner under the Credit Agreement.

Lender Creditors means the Lenders holding from time to time outstanding Loans and/or Commitments and the Agents, each in their respective capacities.

Loan means the principal amount advanced by the Collateral Agent to the Owner pursuant to the Credit Agreement or, as the context may require, the amount thereof at any time outstanding;

Other Creditors means each Lender or any Affiliate thereof and their successors, transferees and assigns if any (even if such Lender subsequently ceases to be a Lender under the Credit Agreement for any reason) together with such Lender’s successors, transferees and assigns with which the Parent and/or the Borrower enters into, or guaranty the obligations of one or more of its Subsidiaries under one or more Interest Rate Protection Agreements or Other Hedging Agreements from time to time.

Other Hedging Agreements means any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements entered into between a Lender or its Affiliate, or a Lead Arranger or its Affiliates, and the Parent and/or the Owner in relation to the Credit Document Obligations of the Owner under the Credit Agreement and designed to protect against the fluctuations in currency or commodity values.

Outstanding Indebtedness means the aggregate of the Loan and interest accrued and accruing thereon and all other sums of money from time to time owing by the Owner to the Collateral Agent, whether actually or contingently, under the Security Documents or any of them;

Owner includes the successors in title of the Owner;

Secured Creditors means the Lender Creditors and the Other Creditors.

Security Party means the Owner and any other party who may at any time be a party to any of the Security Documents (other than the Collateral Agent); and

Security Period means the period commencing on the date of this Assignment and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Assignment.

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1.4	Construction of certain terms

In this Assignment, unless the context otherwise requires:

1.4.1	references to clauses and the schedule are to be construed as references to clauses of this Assignment and its schedule;

1.4.2	references to (or to any specified provision of) this Assignment or any other document shall be construed as references to this Assignment, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or as the case may be, with the agreement of the relevant parties;

1.4.3	words importing the plural shall include the singular and vice versa;

1.4.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.5	references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any indebtedness and “guaranteed” shall be construed accordingly; and

1.4.6	references to statutory provisions shall be construed as reference to those provisions as replaced or amended or re-enacted from time to time.

1.5	[Intentionally omitted.]

1.6	Contracts (Rights of Third Parties) Act 1999

No term of this Assignment is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Assignment.

2	Warranty

2.1	The Owner hereby represents and warrants to the Collateral Agent that on the date hereof:

2.1.1	the Owner is the sole, legal and beneficial owner of the whole of the Assigned Property free from all Liens and other interests and rights of every kind other than Permitted Liens;

2.1.2	the copy of the Charter delivered by the Owner to the Collateral Agent is a true and complete copy of such document, the Charter constitutes the valid and binding obligations of the parties thereto enforceable in accordance with its terms, is in full force and effect and there have been no amendments or variations thereof (other than as delivered to the Collateral Agent) or defaults thereunder;

2.1.3	the Vessel has been or will be delivered to and accepted by the Charterer for service under the Charter; and

2.1.4	there are no commissions, rebates, premiums or other payments in connection with the Charter other than as disclosed to the Collateral Agent in writing prior to the date hereof.

3	Assignment and application of money

3.1	Assignment

By way of security for the Outstanding Indebtedness the Owner with full title guarantee hereby assigns and agrees to assign to the Collateral Agent absolutely all its rights title and interest to the Assigned Property and all its benefits and interests present and future therein Provided however that the Charter Earnings shall be at the disposal of the Owner until such time as an

4

Event of Default shall occur and be continuing and the Collateral Agent shall direct to the contrary whereupon the Owner shall forthwith, and the Collateral Agent may at any time thereafter, instruct the persons from whom the Charter Earnings are then payable to pay the same to the Collateral Agent.

3.2	Notice

The Owner hereby covenants and undertakes with the Collateral Agent that it will give written notice of the assignment herein contained to the Charterer in substantially the form set out in the schedule and will use commercially reasonable efforts to procure the delivery to the Collateral Agent a copy thereof with the acknowledgement thereof set out in the schedule duly executed by the Charterer.

3.3	Application

All moneys received by the Collateral Agent in respect of the Assigned Property shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied in the manner specified in section 4.05 of the Credit Agreement.

3.4	Shortfalls

In the event that the balance referred to in clause 3.3 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Collateral Agent shall be entitled to collect the shortfall from the Owner or any other person liable for the time being therefor.

3.5	Use of Owner’s name

Where the Collateral Agent becomes entitled to enforce its rights under this Assignment in accordance with clause 6, the Owner covenants and undertakes with the Collateral Agent to do or permit to be done each and every act or thing which the Collateral Agent may from time to time reasonably require to be done in respect of such enforcement and to allow its name to be used as and when reasonably required by the Collateral Agent for that purpose.

3.6	Reassignment

Upon payment and discharge in full of the Outstanding Indebtedness the Collateral Agent shall, at the request and cost of the Owner, re-assign the Assigned Property to the Owner or as it may direct.

4	Undertakings

The Owner hereby covenants and undertakes with the Collateral Agent throughout the Security Period it will not, without the previous written consent of the Collateral Agent:

4.1	Variations

agree to any variation of any material term of the Charter in a manner adverse to the Collateral Agent; or

4.2	Releases and waivers

release the Charterer from any material term of any of the Charterer’s obligations under the Charter or waive any breach of any material term of the Charterer’s obligations thereunder or consent to any such act or omission of the Charterer as would otherwise constitute such breach if adverse to the Collateral Agent; or

4.3	Termination

terminate the Charter for any reason whatsoever if adverse to the Collateral Agent.

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5	Continuing security

The security created by this Assignment shall:

5.1.1	be held by the Collateral Agent as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Security Documents, express or implied, and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Collateral Agent in respect of the Outstanding Indebtedness or any part thereof and the Collateral Agent);

5.1.2	be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Collateral Agent without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Collateral Agent or any right or remedy of the Collateral Agent thereunder; and

5.1.3	not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Collateral Agent dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

6	Powers of Collateral Agent

6.1	Protective action

The Collateral Agent shall, without prejudice to its other rights, powers and remedies hereunder, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Assignment and all Expenses attributable thereto shall be payable by the Owner on demand.

6.2	Powers on Event of Default

Upon the happening of an Event of Default which is continuing the Collateral Agent shall become forthwith entitled, as and when it may see fit, to exercise in relation to the Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as assignee and/or chargee of the Assigned Property (whether at law, by virtue of this Assignment or otherwise) and in particular (without limiting the generality of the foregoing):

6.2.1	to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising in respect of the Charter and/or the property hereby assigned or any part thereof, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Collateral Agent in its absolute discretion thinks fit;

6.2.2	to discharge, compound, release or compromise claims in respect of the Charter and/or the Assigned Property or any part thereof which have given or may give rise to any charge or lien or other claim on the Vessel, her Earnings, Insurances or Compulsory Acquisition Compensation or any part thereof or which are or may be enforceable by proceedings against the Vessel, her Earnings, Insurances or Compulsory Acquisition Compensation or any part thereof; and

6.2.3	to recover from the Owner on demand all Expenses incurred or paid by the Collateral Agent in connection with the exercise of the powers (or any of them) referred to in this clause 6.2.

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6.3	Liability of Collateral Agent

The Collateral Agent shall not be liable as mortgagee in possession in respect of any of the Assigned Property to account or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

7	Attorney

7.1	Appointment

By way of security for the performance of its obligations under this Assignment, the Owner hereby irrevocably appoints each of the Collateral Agent and its delegates and sub delegates to be its attorney acting severally (or jointly with any other such attorney or attorneys) and on its behalf and in its name or otherwise to do any and every thing which the Owner is obliged to do under the terms of this Assignment or which such attorney considers necessary or desirable in order to enable the Collateral Agent or such attorney to exercise the rights conferred on it by this Assignment or by law. Provided always that such power shall not be exercisable by or on behalf of the Collateral Agent until the occurrence of an Event of Default which is continuing.

7.2	Ratification

The Owner hereby ratifies and confirms and agrees to ratify and confirm whatever any attorney appointed under this Assignment shall do in its capacity as such.

8	Further assurance

The Owner shall from time to time and at its own expense give all such assurances and do all such things as the Collateral Agent may reasonably require or consider desirable to enable the Collateral Agent to perfect, preserve or protect the security created or intended to be created by this Assignment or to exercise any of the rights conferred on it by this Assignment or by law and to that intent the Owner shall execute all such instruments, deeds and agreements and give all such notices and directions as the Collateral Agent may consider necessary.

9	Costs

The Owner shall pay to the Collateral Agent on demand on a full indemnity basis all expenses or liabilities of whatever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof, incurred by the Collateral Agent in connection with the exercise or enforcement of, or preservation of any rights under, this Assignment.

10	Notices

The provisions of Section 14.03 of the Credit Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Assignment.

11	Law, jurisdiction and other provisions

11.1	Law

This Assignment and any non-contractual obligations arising in connection with it shall be governed by, and shall be construed in accordance with, English law.

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11.2	Submission to jurisdiction

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Assignment (including a dispute relating to the existence, validity or termination of this Assignment or any non-contractual obligation arising out of or in connection with this Assignment ) (a “Dispute”). The parties hereto agree that the courts of England are the most appropriate and convenient courts to settle disputes and accordingly no party hereto will argue to the contrary. This Clause 10 is for the benefit of the Collateral Agent on behalf of the Secured Creditors. As a result, it shall not be prevented from taking proceedings relating to a dispute in any other courts with jurisdiction. To the extent allowed by law, the Collateral Agent may take concurrent proceedings in any number of jurisdictions.

11.3	Process agency

Without prejudice to any other mode of service allowed under any relevant law, the Owner: (i) irrevocably appoints EC3 Services Limited at The St Botolph Building, 138 Houndsditch, London, EC3A 7AR as its agent for service of process in relation to any proceedings before the English courts in connection with any credit document and (ii) agrees that failure by an agent for service of process to notify the relevant credit party of the process will not invalidate the proceedings concerned. If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Owner must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Collateral Agent. Failing this, the Collateral Agent may appoint another agent for this purpose.

11.4	Counterparts

This Assignment may be entered into in the form of two or more counterparts, each executed by one or more of the parties, and provided all the parties shall so execute this Assignment, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

11.5	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with this Assignment or the Charter shall be in the English language or shall be accompanied by a certified English translation upon which the recipient shall be entitled to rely.

11.6	Severability of provisions

Each of the provisions of this Assignment are severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Assignment shall not in any way be affected or impaired thereby.

11.7	Amendments

This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

IN WITNESS whereof this Assignment has been duly executed the day and year first above written

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Schedule 1

Form of Notice of Assignment of Charter

To: [name and address of the Charterer]

m.v. “PRIDE OF AMERICA”

IMO Number 9209221

The undersigned, PRIDE OF AMERICA SHIP HOLDING, LLC, as owner (the Owner) of the Bahamian Vessel m.v. “PRIDE OF AMERICA”, hereby gives you notice (this Notice) that by an Assignment of Charters dated [•] entered into by us in favour of HSBC Bank plc, as collateral agent (hereinafter called the Assignee), a First Earnings Assignment dated 22 April 2003 and a First Insurance Assignment dated 7 June 2005 (as the same may be amended, supplemented, novated or otherwise modified from time to time), the Owner has assigned all its right, title, interest claim and demand in and to, the time charter-party dated [•] between the Owner and you (the Charter), including, but not limited to, all earnings and freight thereunder, and all amounts due to the Owner thereunder, and further, the Owner has granted a security interest in and to the Charter and all claims for damages arising out of the breach of and rights to terminate the Charter, and any proceeds of any of the foregoing.

The Owner remains liable to perform all its duties and obligations under the Charter and the Assignee is under no obligation of any kind under the Charter nor under any liability whatsoever in the event of any failure by the Owner to perform its obligations.

Dated:

PRIDE OF AMERICA SHIP HOLDING, LLC

as Owner

By:

Name:

Title:

9

To:        Pride of America Ship Holding, LLC and HSBC Bank plc

m.v. “PRIDE OF AMERICA”

IMO Number 9209221

The undersigned, charterer of the Bahamas flag vessel m.v. “PRIDE OF AMERICA” pursuant to a time charter-party dated [•] between PRIDE OF AMERICA SHIP HOLDING, LLC, as owner (the Assignor) and the undersigned (the Charter), does hereby acknowledge receipt of a notice of the assignment by the Assignor of all the Assignor’s right, title and interest in and to the Charter to HSBC Bank plc, as Collateral Agent (the Assignee), pursuant to an Assignment of Charters dated [•], a First Earnings Assignment dated 22 April 2003 and a First Insurance Assignment dated 7 June 2005 (as the same may be amended, supplemented, novated or otherwise modified from time to time, the Assignments), consents to such assignment, and agrees that, after being notified by the Assignee that an Event of Default (as defined in the Credit Agreement) exists and is continuing, it will pay all moneys due and to become due under the Charter, without setoff or deduction for any claim not arising under the Charter, and notwithstanding the existence of a default or event of default by the Assignor under the Charter, direct to the Assignee or such account specified by the Assignee at such address as the Assignee shall request the undersigned in writing until the Event of Default no longer exists.

The undersigned agrees that it shall look solely to the Assignor for performance of the Charter and that the Assignee shall have no obligation or liability under or pursuant to the Charter arising out of the Assignment, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to the Charter. Notwithstanding the foregoing, if an Event of Default under the Credit Agreement (as defined in or by reference in the Assignments) shall have occurred and be continuing, the undersigned agrees that the Assignee shall have the right, but not the obligation, to perform all of the Assignor’s obligations under the Charter as though named therein as owner.

The undersigned agrees that it shall not seek the recovery of any payment actually made by it to the Assignee pursuant to this Charterer’s Consent and Agreement once such payment has been made. This provision shall not be construed to relieve the Assignor of any liability to the Charterer.

The undersigned hereby waives the right to assert against the Assignee, as assignee of the Assignor, any claim, defense, counterclaim or setoff that it could assert against the Assignor under the Charter.

The undersigned agrees to execute and deliver, or cause to be executed and delivered, upon the written request of the Assignee any and all such further instruments and documents as the Assignee may deem desirable for the purpose of obtaining the full benefits of the Assignment and of the rights and power herein granted.

The undersigned hereby agrees that so long as the Assignment is in effect it will not amend, modify, supplement, or alter any material term of the Charter in a manner adverse to the Assignee, in each case without first obtaining the written consent of the Assignee therefor.

The undersigned hereby confirms that the Charter is a legal, valid and binding obligation, enforceable against it in accordance with its terms, and that neither it nor, to the best of its knowledge, the Assignor is in default under its terms.

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We also confirm that we have received no notice of any previous assignment of, or other third party right affecting, all or any part of the Earnings and we undertake that, if required to do so in writing by the Assignee after the occurrence and continuation of an Event of Default, we will immediately deliver up possession of the Vessel to or to the order of the Assignee (or, if the Vessel is not then in port and free of cargo, as soon as she has completed the voyage on which she is then engaged and discharged any cargo then on board) free of the Charter but without prejudice to any rights which we may have against the Assignor under or pursuant to the Charter.

Dated:

[CHARTERER],

as Charterer

By:

Name:

Title:

11

EXECUTED and DELIVERED as a DEED by PRIDE OF AMERICA SHIP HOLDING, LLC acting by its duly authorised officers:	) ) ) )
	)	Authorised Officer
) ) )
	)	Authorised Officer

In the presence of:

Witness

Name:

Address:

Occupation:

EXECUTED and DELIVERED as a DEED by HSBC BANK PLC acting by its duly authorised officers:	) ) ) )
	)	Authorised Officer
) ) )
	)	Authorised Officer

In the presence of:

Witness

Name:

Address:

Occupation:

12

EXHIBIT L

FORM OF ASSIGNMENT AGREEMENT

To:	[ ] as Facility Agent and [ ], [ ] as Hermes Agent, [ ] as Parent, for and on behalf of the Borrower

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Pride of America Ship Holding, LLC US$ equivalent of €258,000,000 Credit Agreement dated April 4, 2003 (as amended and restated) (the “Credit Agreement”)

1.	We refer to the Credit Agreement. This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purpose of the Credit Agreement. Terms defined in the Credit Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to section 13.07 (Procedure and Conditions for Assignment) of the Credit Agreement:

(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Credit Agreement, the other Credit Documents and in respect of the Collateral which correspond to that portion of the Existing Lender’s Commitments and participations in Borrowings under the Credit Agreement as specified in the Schedule attached hereto.

(b)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Borrowings under the Credit Agreement specified in the Schedule attached hereto.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed date of the assignment is [ ].

4.	On the date of the assignment the New Lender becomes:

(a)	Party to the relevant Credit Documents (other than the Security Trust Deed) as a Lender; and

(b)	Party to the Security Trust Deed as a Secured Creditor.

5.	The Notice Office and address, fax number and attention details for notices of the New Lender for the purposes of Section 14.03 (Notices) are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Section 13.04 (Limitation of Responsibility of Existing Lenders).

EXHIBIT L        2

7.	We refer to clause 15 (Assignments and Transfer by Lenders) of the Security Trust Deed. In consideration of the New Lender being accepted as a Beneficiary for the purposes of the Security Trust Deed (and as defined therein), the New Lender confirms that, as from the date of the assignment, it intends to be party to the Security Trust Deed as a Lender, and undertakes to perform all the obligations expressed in the Security Trust Deed to be assumed by a Lender and agrees that it shall be bound by all the provisions of the Security Trust Deed, as if it had been an original party to the Security Trust Deed.

8.	This Agreement acts as notice to the Facility Agent (on behalf of each Lender Creditor) and, upon delivery in accordance with section 13.08 (Copy of Transfer Certificate or Assignment Agreement to Parent), to the Parent (on behalf of the Borrower) of the assignment referred to in this Agreement.

9.	We refer to Section 13.01(c) (Assignments and Transfers by the Lenders) of the Credit Agreement. Each New Lender, by executing this Assignment, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the Required Lenders in accordance with the Credit Agreement on or prior to the date on which the assignment becomes effective in accordance the Credit Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

10.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

11.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

12.	This Agreement takes effect as a deed.

13.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:	The execution of this Assignment Agreement may not assign a proportionate share of the Existing Lender’s interest in the Collateral in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect an assignment of such a share in the Existing Lender’s Collateral in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

EXHIBIT L        3

THE SCHEDULE

Commitment/rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Notice Office address, fax number and attention details for notices and account details for payments]

EXHIBIT L

SIGNATORIES

[Existing Lender] Executed as a deed by [name of Existing Lender], acting by [name of director]:

[Signature of Director] Director

[Signature of Director] Director

[New Lender] Executed as a deed by [name of New Lender], acting by [name of director]:

[Signature of Director] Director

[Signature of Director] Director

This Agreement is accepted as an Assignment Agreement for the purposes of the Credit Agreement by the Facility Agent and by the Hermes Agent, and the date of the assignment is confirmed as [    ].

EXHIBIT L        5

Signature of this Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Facility Agent receives on behalf of each Lender Creditor.

[Facility Agent] Executed as a deed by [Facility Agent], acting by [name of director]:

[Signature of Director] Director

[Signature of Director] Director

[Hermes Agent] Executed as a deed by [Hermes Agent], acting by [name of director]:

[Signature of Director] Director

[Signature of Director] Director

[NCL Corporation Ltd.][1]

[Signed as a deed by [NCL Corporation Ltd.], a

company incorporated in Bermuda, by [full name(s)

of person(s) signing], being [a] person[s] who, in

accordance with the laws of that territory, [is][are]

[1]	To be signed by the Company only if the assignment is pursuant to section 13.01(a)(ii)

EXHIBIT L        6

acting under the authority of the company.

Signature(s) Authorised [signatory] [signatories]]

EXHIBIT M

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate (this “Certificate”) is delivered to you on behalf of the Company (as hereinafter defined) pursuant to Section 9.01(f) of the Credit Agreement, dated April 4, 2003 (as amended and restated from time to time, the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (the “Company”), Pride of America Ship Holding, LLC, a corporation organised under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, HSBC Bank plc, as Facility Agent, as Collateral Agent under the Security Documents and Lead Arranger, KfW IPEX-BANK GmbH, as Hermes Agent and Lead Arranger, and the other parties thereto. Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1. I am a duly elected, qualified and acting senior financial officer of the Company.

2. I have reviewed and am familiar with the contents of this Certificate. I am providing this Certificate solely in my capacity as an officer of the Company. The matters set forth herein are true to the best of my knowledge after diligent inquiry.

3. I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Company during the accounting period covered by the financial statements true and correct copies of which are attached hereto as ANNEX 1 (the “Financial Statements”). The Financial Statements have been prepared in accordance with the requirements of the Credit Agreement.

4. Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with the covenants specified therein. All such computations are true and correct.

[5. On the date hereof, no Default or Event of Default has occurred and is continuing.]1

[1]	If any Default or Event of Default exists, include a description thereof, specifying the nature and extent thereof (in reasonable detail).

Exhibit M

IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Company this             day of             .

NCL CORPORATION LTD.

By:
Name:
Title:

ANNEX 1 to

Compliance Certificate

CONSOLIDATED FINANCIAL STATEMENTS

ANNEX 2 to

Compliance Certificate

COMPLIANCE WORKSHEET

The calculations described herein is as of                         ,             (the “Computation Date”) and pertains to the period from                         ,             to                         ,             (the “Test Period”).

Part A. Free Liquidity

1.	Aggregate Cash Balance on the Computation Date.	$_______________

2.	Commitments under the Credit Agreement or other amounts available on the Computation Date for drawing under the revolving or other credit facilities of the NCLC Group, which remain undrawn, could be drawn for general working capital purposes or other general corporate purposes and would not, if drawn, be repayable within six months.	$_______________

3.	Item 1 plus Item 2	$_______________

4.	Is Item 3 equal to or greater than $50,000,000 pursuant to Section 10.06 of the Credit Agreement?	YES/NO

Part B. Total Net Funded Debt to Total Capitalization		$_______________

1.	Indebtedness for Borrowed Money of the NCLC Group on the Computation Date.	$_______________

2.	The amount of any Indebtedness for Borrowed Money of any person which is not a member of the NCLC Group but which is guaranteed by a member of the NCLC Group on the Computation Date.	$_______________

3.	Cash Balance on the Computation Date.	$_______________

4.	Item 1 plus Item 2 minus Item 3[2]	$_______________

5.	Total Capitalization on the Computation Date	$_______________

6.	Total Net Funded Debt to Total Capitalization Ratio (Item 4:Item 5) on the Computation Date.	__________:1.00

[2]	Any Commitments under the Credit Agreement and other amounts available for drawing under other revolving or other credit facilities of the NCLC Group which remain undrawn shall not be counted as cash or indebtedness for the purposes of this calculation.

Exhibit M

7.	The maximum Total Net Funded Debt to Total Capitalization Ratio pursuant to Section 10.07 of the Credit Agreement:	0.70:1.00

Part C. Collateral Maintenance		$_______________

1.	Outstanding principal amount of Loans on the Computation Date.	$_______________

2.	Vessel Value.	$_______________

3.	Minimum Vessel Value for the Vessel permitted pursuant to Section 10.08 of the Credit Agreement.	Item 1 multiplied by 1.25

4.	Is Item 2 equal to or greater than Item 3 pursuant to Section 10.08 of the Credit Agreement?	YES/NO

Part D. Consolidated EBITDA to Consolidated Debt Service		$_______________

1.	Consolidated Net Income from the Parent’s operations for the Test Period.	$_______________

2.	Aggregate amounts deducted in determining Consolidated Net Income for the Test Period in respect of gains and losses from the sale of assets or reserves relating thereto, Consolidated Interest Expense, depreciation and amortization, impairment charges and any other non-cash charges and deferred income tax expense for the Test Period.	$_______________

3.	Item 1 plus Item 2	$_______________

4.	Consolidated Debt Service for the Test Period.	$_______________

5.	Consolidated EBITDA to Consolidated Debt Service Ratio (Item 3:Item 4) on the Computation Date.	__________:1.00

6.	The minimum Consolidated EBITDA to Consolidated Debt Service Ratio pursuant to Section 10.09 of the Credit Agreement:	1.25:1.00

7.	Aggregate Cash Balance on the Computation Date.	$_______________

8.	Commitments under the Credit Agreement or other amounts available on the Computation Date for drawing under the revolving or other credit facilities of the NCLC Group, which remain undrawn, could be drawn for general working capital purposes or other general corporate purposes and would not, if drawn, be repayable within six months.	$_______________

Exhibit M

9.	Item 7 plus Item 8	$_______________

10.	Is (x) Item 9 for the NCLC Group equal to or greater than $100,000,000 at all times during the period of four consecutive fiscal quarters ending at the end of the Test Period or (y) Item 5 greater than or equal to Item 6 pursuant to Section 10.09 of the Credit Agreement?	YES/NO

Schedule 4

Form of Mortgage Amendment

19

AMENDMENT NO. 12

TO

FIRST PREFERRED SHIP MORTGAGE

AMENDMENT NO. 12 TO FIRST PREFERRED SHIP MORTGAGE dated as of the             day of June, 2013 (“Amendment No. 12”) by PRIDE OF AMERICA SHIP HOLDING LLC, a Delaware corporation with its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (the “Owner”); and HSBC BANK PLC, a company incorporated under the laws of England and Wales whose office is at 8 Canada Square, London El4 5HQ, England, acting not in its own individual capacity but solely as trustee (the “Hermes Loan Trustee”) for the lenders named in the secured loan facility of up to €258,000,000 in US Dollars and/or euro dated April 4, 2003 (as amended and/or restated from time to time) (the “Hermes Loan Agreement”); and HSBC BANK PLC, a company incorporated under the laws of England and Wales whose office is at 8 Canada Square, London El4 5HQ, England, acting not in its own individual capacity but solely as trustee (the “Commercial Loan Trustee” and together with the Hermes Loan Trustee the “Trustees”) for the lenders named in the secured loan facility of the equivalent in US Dollars of up to €40,000,000 dated April 4, 2003 (as amended and/or restated from time to time) (the “Commercial Loan Agreement” and together with the Hermes Loan Agreement, the “Loan Agreements”).

WITNESSETH:

WHEREAS, the Owner is the owner of 100% of the U.S. flag vessel the PRIDE OF AMERICA, Official No. 1146542 (the “Vessel”), which Vessel has been duly registered in the name of the Owner in accordance with the laws of the United States of America; and

WHEREAS, the Owner executed and delivered to the Trustees the First Preferred Ship Mortgage dated June 1, 2005, to be effective June 7, 2005, covering 100% of the Vessel (the “Original Mortgage”); and

WHEREAS, the Owner granted the Original Mortgage to secure payment of all amounts due and owing under the Loan Agreements; and

WHEREAS, the Original Mortgage was received for record on June 7, 2005 at the United States Coast Guard National Vessel Documentation Office in Falling Waters, West Virginia and was recorded at Batch Number 375290, Document Number 3816316; and

WHEREAS, the Owner and the Trustees executed and delivered Amendment No. 1 to the Original Mortgage dated June 1, 2005 to be effective June 7, 2005 (“Amendment No. 1”) which amended and restated the Original Mortgage; and

WHEREAS, Amendment No. 1 was received for record on June 7, 2005 at the United States Coast Guard National Vessel Documentation Office in Falling Waters, West Virginia and was recorded at Batch Number 375290, Document Number 3824379; and

WHEREAS, the Owner and the Trustees executed and delivered Amendment No. 2 to the Original Mortgage dated August 3, 2005 (“Amendment No. 2”) which amended the Original Mortgage as amended and restated by Amendment No.1; and

WHEREAS, Amendment No. 2 was received for record on September 20, 2005 at the United States Coast Guard National Vessel Documentation Office in Falling Waters, West Virginia and was recorded at Batch Number 411637, Document Number 4283273; and

WHEREAS, the Owner and the Trustees executed and delivered Amendment No. 3 to the Original Mortgage dated November 1, 2005 (“Amendment No. 3”) which amended the Original Mortgage as amended and restated by Amendment No. 1 and Amendment No. 2; and

WHEREAS, Amendment No. 3 was received for record on November 30, 2005 at the United States Coast Guard National Vessel Documentation Office in Falling Waters, West Virginia and was recorded at Batch Number 432693, Document Number 4594722; and

WHEREAS, the Owner and the Trustees executed and delivered Amendment No. 4 to the Original Mortgage dated December 22, 2005 (“Amendment No. 4”) which amended the Original Mortgage as amended and/or restated by Amendment No. 1, Amendment No. 2 and Amendment No. 3; and

WHEREAS, Amendment No. 4 was received for record on December 29, 2005 at the United States Coast Guard National Vessel Documentation Office in Falling Waters, West Virginia and was recorded at Batch Number 441915, Document Number 4715709; and

WHEREAS, the Owner and the Trustees executed and delivered Amendment No. 5 to the Original Mortgage dated March 10, 2006 (“Amendment No. 5”) which amended the Original Mortgage as amended and/or restated by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4; and

WHEREAS, Amendment No. 5.was received for record on March 21, 2006 at the United States Coast Guard National Vessel Documentation Office in Falling Waters, West Virginia and was recorded at Batch Number 472468, Document Number 5130651; and

WHEREAS, the Owner and the Trustees executed and delivered Amendment No. 6 to the Origin-al Mortgage dated November 13, 2006 (“Amendment No. 6”) which amended the Original Mortgage as amended and/or restated by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5; and

WHEREAS, Amendment No. 6 was received for record on November 13, 2006 at the United States Coast Guard National Vessel Documentation Office in Falling Waters, West Virginia and was recorded at Batch Number 555352, Document Number 6353295; and

WHEREAS, the Owner and the Trustees executed and delivered Amendment No. 7 to the Original Mortgage dated December 14, 2007 (“Amendment No. 7”) which amended the Original Mortgage as amended and/or restated by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and Amendment No. 6; and

2

WHEREAS, Amendment No. 7 was received for record on January 8, 2008, at the United States Coast Guard National Vessel Documentation Office in Falling Waters, West Virginia and was recorded at Batch Number 619434, Document Number 8238504; and

WHEREAS, the Owner and the Trustees executed and delivered Amendment No. 8 to the Original Mortgage dated 2 April 2009 (“Amendment No. 8”) which amended the Original Mortgage as amended and/or restated by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6 and Amendment No. 7; and

WHEREAS, Amendment No. 8 was received for record on 29 April 2009, at the United States Coast Guard National Vessel Documentation Office in Falling Waters, West Virginia and as recorded at Batch Number 688721, Document Number 10393621; and

WHEREAS, the Owner and the Trustees executed and delivered Amendment No. 9 to the Original Mortgage dated July 23, 2010 (“Amendment No. 9”) which amended the Original Mortgage as amended and/or restated by Amendment No. I, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7 and Amendment No. 8; and

WHEREAS, Amendment No. 9 was-received for record on 27 July 2010, at the United States Coast Guard National Vessel Documentation Office in Falling Waters, West Virginia and as recorded at Batch Number 758299, Document Number 12374110; and

WHEREAS, the Owner and the Trustees executed and delivered Amendment No. 10 to the Original Mortgage dated 19 November 2010 (“Amendment No. 10”) which amended the Original Mortgage as amended and/or restated by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, Amendment No. 8, and Amendment No. 9; and

WHEREAS, Amendment No. 10 was received for record on 23 November 2010, at the United States Coast Guard National Vessel Documentation Office in Falling Waters, West Virginia and was recorded at Batch Number 775206, Document Number 12835320; and

WHEREAS the Owner and the Trustees executed and delivered Amendment No. 11 to the Original Mortgage dated June 1, 2012 (“Amendment No. 11”) which amended the Original Mortgage, as amended and/or restated by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, Amendment No. 8, Amendment No. 9, Amendment No. 10 and Amendment No. 11 (the Original Mortgage as so amended is referred to herein as the “Mortgage” and terms used herein, unless otherwise defined, are used with the meanings given to them in the Mortgage); and

WHEREAS, Amendment No. 11 was received for record on July 5, 2012, at the United States Coast Guard National Vessel Documentation Center in Falling Waters, West Virginia and was recorded at Batch Number 876696, Document Number 15398545; and

WHEREAS, the Owner and the Hermes Loan Trustee (amongst others) executed and delivered a thirteenth supplement to the Hermes Loan Agreement (the “Thirteenth Supplement” respectively) in the form of Exhibit 1 attached to this Amendment No. 12; and

3

WHEREAS, all amounts under the secured loan facility provided for by the Commercial Loan Agreement have been repaid and the Commercial Loan Agreement has been terminated; and

WHEREAS, the Owner and the Trustees wish to amend the Mortgage by replacing the Loan Agreements attached to the Mortgage with the Thirteenth Supplement in the form of Exhibit 1 attached to this Amendment No. 12.

NOW, THEREFORE, THIS AMENDMENT NO. 12 WITNESSETH:

ARTICLE FIRST

The Mortgage is hereby amended by replacing Exhibit A attached thereto with the Thirteenth Supplement in the form of Exhibit 1 attached to this Amendment No. 12.

ARTICLE SECOND

The Mortgage is hereby amended by deleting Exhibit B attached thereto.

ARTICLE THIRD

All definitions in the Mortgage which are cross referenced to the Hermes Loan Agreement shall be as defined in Clause 3.3(g) of the Thirteenth Supplement.

ARTICLE FOURTH

SECTION 1. All of the covenants and agreements on the part of the Owner which are set forth in, and all of the rights, privileges, powers and immunities of the Trustees which are provided for in the Mortgage are incorporated herein and shall apply to the Vessel hereby and heretofore subject to the lien of the Mortgage and otherwise with the same force and effect as though set forth at length in this Amendment No. 12.

SECTION 2. This instrument is executed as and shall constitute an instrument supplemental to the Mortgage, and shall be construed in connection with and as part of the Mortgage.

SECTION 3. Except as modified and expressly amended and restated by this Amendment No. 12 and any other supplement, the Mortgage is in all respects ratified and confirmed and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 4. THIS AMENDMENT NO. 12 TO THE FIRST PREFERRED SHIP MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES OF AMERICA AND, TO THE EXTENT THEY DO NOT APPLY, TO THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 5. Section 16 of the Mortgage is amended to read as follows:

4

With effect from the date of the Amendment No. 12 to this Mortgage, the maximum principal amount that may be outstanding under the Mortgage is United States Dollar One Hundred and One Million Six Hundred Forty-One Thousand One Hundred Ninety-Eight Dollars and Eighty-Two Cents ($101,641,198.82) and for the purpose of recording the Mortgage as is required by Chapter 313 of Title 46 of the United States Code, the total amount of this First Preferred Ship Mortgage is United States Dollar One Hundred and One Million Six Hundred Forty-One Thousand One Hundred Ninety-Eight Dollars and Eighty-Two Cents ($101,641,198.82) and interest and performance of mortgage covenants.

IN WITNESS WHEREOF, this Amendment No. 12 has been executed and delivered the day and year first above written.

PRIDE OF AMERICA SHIP HOLDING LLC

By:
Name:
Title:

5

HSBC BANK PLC, as Mortgagee

By:
Name:
Title:

[Add Applicable Notarial Acknowledgments]

6

Schedule 5

Form of revised Loss Payable Clause

It is noted that by a first assignment in writing dated 7 June 2005 (the First Assignment) the shipowner PRIDE OF AMERICA SHIP HOLDING, LLC (the Assignor) has assigned to HSBC BANK PLC of 8 Canada Square, London E14 5HQ (the Mortgagee) all the Assignor’s right, title, benefits and interests in this policy in respect of “PRIDE OF AMERICA” (IMO 9209221) (the Vessel) and all benefits hereof including all claims of whatsoever nature hereunder (the Insurances).

All recoveries under this policy shall be applied as follows:

(a)	all claims hereunder in respect of a total or constructive total or an arranged or agreed or compromised total loss or requisition of the Vessel shall be paid to the Loss Payee (as defined below) or to its order;

(b)	all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds US$[*]) shall be paid to the Assignor or its order, subject to the prior written consent of the Loss Payee (as defined below); and

(c)	all other claims hereunder shall be released directly for the repair, salvage or other charges involved or, if the Assignor has paid such charges, in reimbursement thereof to the Assignor unless and until the Loss Payee (as defined below) shall have notified the insurers hereunder of a default under its mortgage and directed to the contrary, whereupon all such claims shall be paid to the Loss Payee (as defined below) or to its order.

Loss Payee means (i) until such time as the Mortgagee notifies insurers hereunder that it has reassigned its interest in the said Vessel’s insurances to the Assignor, the Mortgagee and (ii) thereafter the Assignor.

20

EXECUTION PAGE – THIRTEENTH SUPPLEMENTAL DEED PRIDE OF AMERICA

The Borrower

EXECUTED as a DEED	)
by AMELIA REFFORD	)
for and on behalf of	)
PRIDE OF AMERICA SHIP HOLDING, LLC	)
in the presence of:	)
JOSHUA CLINCH
(see below)

The Guarantor

SIGNED, SEALED and DELIVERED as a DEED	)
by AMELIA REFFORD	)
for and on behalf of	)
NCL CORPORATION LTD.	)
in the presence of:	)
JOSHUA CLINCH
(see below)

The Shareholder

EXECUTED as a DEED	)
by AMELIA REFFORD	)
for and on behalf of	)
NCL AMERICA HOLDINGS, LLC	)
in the presence of:	)
JOSHUA CLINCH
(see below)

The Manager

EXECUTED as a DEED	)
by AMELIA REFFORD	)
for and on behalf of	)
NCL AMERICA LLC	)
in the presence of:	)
JOSHUA CLINCH
(see below)

The Sub-Agent

SIGNED, SEALED and DELIVERED as a DEED	)
by AMELIA REDFORD	)
for and on behalf of:	)
NCL (BAHAMAS) LTD.	)
in the presence of:	)
JOSHUA CLINCH
(see below)

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The Agent
EXECUTED as a DEED	)
by CATHERINE JOHNSON	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)
JOSHUA CLINCH
(see below)

The Hermes Agent

EXECUTED as a DEED	)
by SIMON HARTLEY	)
for and on behalf of	)
KFW IPEX-BANK GMBH	)
in the presence of:	)
JOSHUA CLINCH
(see below)
The Trustee
EXECUTED as a DEED	)
by CATHERINE JOHNSON	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)
JOSHUA CLINCH
(see below)

The Lenders
EXECUTED as a DEED	)
by CATHERINE JOHNSON	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)
JOSHUA CLINCH
(see below)
EXECUTED as a DEED	)
by CATHERINE JOHNSON	)
for and on behalf of	)
KFW	)
in the presence of:	)
JOSHUA CLINCH
EXECUTED as a DEED	)
by CATHERINE JOHNSON	)
for and on behalf of	)
NORDEA BANK FINLAND PLC, New York Branch	)
in the presence of:	)

JOSHUA CLINCH	Norton Rose Fulbright LLP 3 More London Riverside London SE1 2AQ United Kingdom nortonrosefulbright.com

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